Filed pursuant to Rule 424(b)(5)

File No. 333-288033

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 23, 2025)

Up to U.S.$4,304,945

Ordinary Shares

CytoMed Therapeutics Limited

We have entered into an ATM Sales Agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc. (“Lafferty” or the “Sales Agent”), dated August 18, 2025, relating to the sale of our ordinary shares offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares from time to time up to an aggregate offering price of up to U.S.$4,304,945 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our ordinary shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (“Nasdaq”) to sell such our ordinary shares. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our ordinary shares equal to 2.5% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain commissions and expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”)

Our ordinary shares trade on the Nasdaq under the symbol “GDTC.” The last reported sale price of our ordinary shares on the Nasdaq on August 12, 2025 was U.S.$1.77 per share. For a more detailed description of our ordinary shares, see the section entitled “Description of the Securities we are Offering” beginning on page S-41 of this prospectus supplement.

As of August 12, 2025, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately U.S.$12.91 million based on 11,733,712 ordinary shares outstanding, of which 6,214,551 shares were held by affiliates as of such date, and a price of U.S.$2.34 per share, which was the highest reported closing sale price of our ordinary shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. During the 12-month period prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below U.S.$75 million. As a result, we may sell up to U.S.$4,304,945 of our ordinary shares hereunder as of August 12, 2025.

We are an emerging growth company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-38 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus should carefully consider before deciding to purchase these securities.

Neither the SEC nor any state securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Singapore or to any resident of Singapore and may not be offered or sold, directly or indirectly, in Singapore, or to or for the account of any resident of Singapore. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Singapore.

R.F. Lafferty & Co., Inc.

The date of this prospectus supplement is August 18, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated June 23, 2025, are part of a registration statement on Form F-3 (File No.333-288033) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Throughout this prospectus supplement, unless the context indicates otherwise, references to “CytoMed”, the “Company,” “our company” refer to CytoMed Therapeutics Limited, a holding company incorporated in Singapore. References to “Subsidiaries,” or “Operating Subsidiaries” refer to the CytoMed’s subsidiaries established under the laws of Singapore and Malaysia. References to “Group,” “we,” “us,” and “our” are to CytoMed and its consolidated subsidiaries collectively.

References to our “management” or our “management team” refers to our officers and directors. All references to “$” or “U.S.$” in this annual report refer to U.S. dollars and all references to “S$” are to the currency of Singapore. Unless otherwise noted, all industry and market data in this annual report on Form 20-F (this “annual report”) is presented in U.S. dollars. Unless otherwise noted, all financial and other data related to the Company in this annual report is presented in U.S. dollars.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus supplement from the annual report on Form 20-F we filed with the SEC on April 28, 2025 (the “2024 Annual Report”).

Prospectus Conventions

●	“γδ TCR” are to gamma delta T-cell receptor;

●	“A*STAR” are to the Agency for Science, Technology and Research of Singapore;

●	“ANGELICA Trial” are to the Phase I trial to evaluate allogeneic NKG2DL-targeting chimeric antigen receptor-grafted gamma delta T cells (CTM-N2D) in subjects with advanced solid tumours or haematological malignancies;

●	“ATPL” are to Accelerate Technologies Pte. Ltd. (formerly known as ETPL);

●	“BCMA” are to B-cell maturation antigen;

●	“BNM” are to the Central Bank of Malaysia or Bank Negara Malaysia;

●	“Board” are to the board of directors of the Company;

●	“BRCA” are to the Business and Research Collaboration Agreement entered into between the Company and SunAct Cancer Institute Private Limited on December 30, 2024.

●	“CAR” are to chimeric antigen receptor;

●	“CAR-T” are to chimeric antigen receptor-modified T cells;

●	“CDCR” are to the Control of Drugs and Cosmetics Regulations 1984 of Malaysia, as amended;

●	“cGMP” are to current good manufacturing practice, a system for ensuring that products are consistently produced and controlled according to quality standards;

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●	“cGMP Facility” are to the Company’s current good manufacturing practice processing facility located at 12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Johor, Malaysia;

●	“CGTP” are to Cell and Gene Therapy Products;

●	“Clinical Study Agreement” are to the Investigator-Initiated Clinical Study Agreement entered into between the Company and National University Hospital Singapore on March 10, 2023.

●	“Contract Manufacturing Organization” or “CMO” are to companies that provide drug development and drug manufacturing services to the companies in the pharmaceutical industry on a contract basis;

●	“COVID-19” are to the worldwide novel coronavirus disease pandemic;

●	“CRS” are to cytokine release syndrome;

●	“CTA” are to Clinical Trial Authorization, which is required prior to the initiation of a clinical trial of a therapeutic product;

●	“CTGT” are to cell, tissue and gene therapy;

●	“CTGTP” are to cell, tissue and gene therapy products;

●	“CTM-N2D” are to CAR-gamma delta T cell proprietary product developed by our Group;

S-5

●	“CTM-GDT” are to allogeneic gamma delta T cell proprietary product developed by our Group;

●	“CTM-MSC” are to allogeneic umbilical cord derived mesenchymal stem cells proprietary product developed by our Group;

●	“CTX” are to Clinical Trial Exemption in Malaysia;

●	“CytoMed Malaysia” are to CytoMed Therapeutics (Malaysia) Sdn. Bhd., a company incorporated on December 18, 2013 in Malaysia (Company No. 201301044786 (1074609-M)) with its business address at No.12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Masai, Johor, Malaysia, the manufacturing arm of the Group where a PIC/S GMP laboratory is located and which manufacturing capacity includes stem cells and cancer living medicine;

●	“CytoMed Therapeutics”, “CytoMed” or “Company” are to CytoMed Therapeutics Limited, a company incorporated on March 9, 2018 in Singapore (Company Registration Number: 201808327H) with its registered address at 1 Commonwealth Lane, #08-22, Singapore 149544;

●	“Director” are to the directors of the Company;

●	“DNA” are to deoxyribonucleic acid, a large complex macromolecule containing the genetic code and which is typically found in the nucleus of a human cell;

●	“DTC” are to Depository Trust Company;

●	“ETPL” are to Exploit Technologies Pte Ltd (now known as ATPL);

●	“EQA” are to the Environmental Quality Act 1974 of Malaysia, as amended;

●	“Exchange Act” are to the Securities Exchange Act of 1934 in the United States of America, as amended;

●	“FDA” are to the United States Food and Drug Administration;

●	“Federal Reserve System” are to the central bank of the United States of America;

●	“Foreign Exchange Notices” or “FX Notices” are to the notices issued by the BNM under the FSA and IFSA, which local and foreign investors are subject to;

S-6

●	“FRS” or “SFRS(I) 9” are to the Singapore Financial Reporting Standard or the Singapore Financial Reporting Standard (International) 9, respectively;

●	“FSA” are to the Financial Services Act 2013 of Malaysia;

●	“gamma delta T-iPSCs” are to gamma delta T cells converted into iPSCs;

●	“GMP” are to good manufacturing practice;

●	“Group”, “we”, “us” and “our” are to the Company and its consolidated subsidiaries;

●	“GvHD” are to graft versus host disease;

●	“Health Products Act” or “HPA” are to the Health Products Act 2007 of Singapore that regulates the manufacture, import, supply, presentation and advertisement of health products and of active ingredients used in the manufacture of health products within Singapore;

●	“Health Sciences Authority” or “HSA” are to the statutory board under the Ministry of Health Singapore;

●	“IASB” are to International Accounting Standards Board;

●	“IFRS” are to the international financial reporting standards as adopted by the International Accounting Standards Board;

●	“IFSA” are to the Islamic Financial Services Act 2013 of Malaysia, as amended;

●	“IL-2” are to interleukin-2;

S-7

●	“Incentive Plan” are to the 2023 Equity Incentive Plan of the Company, adopted on January 18, 2023 and effective as of April 18, 2023;

●	“Income Tax Act” are to the Income Tax Act 1947 of Singapore;

●	“iPSC” are to induced pluripotent stem cells;

●	“iPSC-gdNKT” are to iPSC-derived gamma delta natural killer T cell product developed by our Group;

●	“IPSC Depository” are to IPSC Depository Sdn. Bhd., a company incorporated on June 28, 2019 in Malaysia (Registration No. 201901022718 (1332047-T)) with its business address at No.12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Masai, Johor, Malaysia, the holder of the private blood bank license for provision of umbilical cord blood stem cell banking business issued by MOH Malaysia;

●	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012 of the United States, as amended;

●	“LMC” are to the Landmark Medical Centre Sdn Bhd, a licensed private hospital located in Johor Bahru, Malaysia;

●	“Malaysian Ringgit” or “RM” or “Ringgit” or “MYR” are to the currency of Malaysia;

●	“Management” or our “Management Team” are to our executive officers and Directors;

●	“mGFP-γδ T” are to the gamma delta T cells subjected to electroporation using mRNA encoding mGFP;

S-8

●	“Ministry of Health Malaysia” or “MOH Malaysia” are to the Ministry of Health of the Malaysian Government;

●	“Ministry of Health Singapore” or “MOH Singapore” are to the Ministry of Health of the Singapore Government;

●	“mRNA” are to messenger RNA, a type of RNA that acts as a messenger that is read by ribosomes to build proteins;

●	“MSCs” are to mesenchymal stem cells;

●	“Nasdaq” are to The Nasdaq Stock Market LLC;

●	“Nasdaq Listing Rules” are to the listing requirements of Nasdaq, as amended, modified or supplemented from time to time;

●	“NK cells” are to natural killer cells, a type of immune cell found in the human body;

●	“NKG2D” are to natural killer group 2D receptor, a type of receptor typically found on the NK cell;

●	“NKG2DL” are to natural killer group 2D ligands, a type of ligand typically expressed by tumor cells, enabling NK cells to activate and kill tumor cells;

●	“NKG2Dz-γδT” are to gamma delta T cells grafted with NKG2DL-targeting CAR;

●	“NKT” are to natural killer T cells;

●	“NPRA” are to the National Pharmaceutical Regulatory Authority, Ministry of Health Malaysia;

●	“Offering” are to the initial public offering of our ordinary shares consummated on April 18, 2023;

●	“off-the-shelf” are to the manufacturing of the stated cell therapies in quantities, which utilizes either donor blood cells or iPSCs as starting materials, but not the limited patient’s own blood cells and no matching is required between such donor and recipient of the product;

S-9

●	“PAg” are to phosphoantigen, a type of small molecule that stimulates gamma delta T cells expressing Vγ9 and Vδ2 molecules;

●	“PIC/S” are to the pharmaceutical inspection co-operation scheme;

●	“Puricell” are to Puricell Lab Pte Ltd, a 95% owned subsidiary of the Company;

●	“R&D” are to research and development;

●	“REJA” are to the Reciprocal Enforcement of Judgments Act 1958 of Malaysia;

●	“RNA” are to ribonucleic acid, a biological macromolecule that functions to convert the genetic information of DNA into proteins;

●	“scFv” are to single-chain variable fragment, a technique used to produce a functional antigen-binding fragment on a cellular level;

●	“Singapore National Healthcare Group Domain Specific Review Boards” are to the independent committee constituted of medical, scientific and nonscientific members who are empowered by the National Healthcare Group Chief Executive Officer, to review research involving patients, staff, premises, or facilities of National Healthcare Group institutions and all other institutions under its oversight.

●	“SEC” are to the Securities and Exchange Commission of the United States of America;

S-10

●	“Securities Act” are to the Securities Act of 1933 of the United States of America, as amended;

●	“SFRS(I)” are to the Singapore Financial Reporting Standard (International);

●	“SIC” are to the Securities Industry Council of Singapore;

●	“Singapore Companies Act” are to the Companies Act 1967 of Singapore;

●	“Singapore Medical Council” or “SMC” are to the statutory board under the Ministry of Health Singapore which regulates the practice of medicine in Singapore;

●	“Singapore Take-over Code” are to the Singapore Code on Take-overs and Mergers;

●	“TCR” or “TCRs” are to T cell receptors;

●	“UK” are to the United Kingdom;

●	“United States” or “U.S.” are to the United States of America;

●	“VStock” are to V Stock Transfer, LLC, the transfer agent and registrar of the Company;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States of America; and

This prospectus supplement contains translations of the foreign currency amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All reference to “U.S. dollars”, “USD”, “U.S.$” or “$” are to United States dollars. The relevant exchange rates for our major businesses are listed below:

	December 31, 2024	December 31, 2023	December 31, 2022
Period Ended USD: Singapore Dollar (“SGD”) exchange rate	1.3662	1.3193	1.3404
Period Ended USD: Malaysian Ringgit (“MYR”) exchange rate	4.4695	4.5903	4.4002

S-11

Prospectus Supplement Summary

This summary highlights selected information that is presented in greater detail elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which is described in the sections titled “Where You Can Find More Information” and “Incorporation of Documents By Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 20-F along with our consolidated financial statements and notes to those consolidated financial statements, as well as those contained in the other documents incorporated by reference and any related free writing prospectus.

Business Overview

We are a clinical stage biopharmaceutical company focused on harnessing our proprietary technologies into creating novel cell-based immunotherapies for treatment of human cancers and degenerative diseases. The development of our novel technologies has been inspired by the clinical success of existing CAR-T cells in treating hematological malignancies as well as the current clinical limitations and commercial challenges in extrapolating the CAR-T principle into treatment of solid tumors.

We believe that the current development of CD19-targeting CAR-T cells in treating B-cell malignancies signifies that cellular immunotherapy is becoming one of the pillars in cancer care. However, we believe that it remains challenging to apply the current CAR-T principle into treatments of other type of cancers, in particular solid tumors, due to a variety of reasons, including (i) the reliance on the limited cell quality and quantity of patients, (ii) the lack of suitable surface cancer antigens and their recognition system and (iii) the risk of cancer escape because of a single antigen-targeting strategy. To this end, we have established two novel patient blood cell-independent platform technologies to manufacture “off-the-shelf” cell-based cancer immunotherapies: one of which depends on healthy donor blood cells and the other of which depends on iPSC. Such platform technologies and the resulting product candidates exploit the multiple antigen recognition systems of NK cells and gamma delta T cells in the human body and so as to recognize and treat a broad range of cancers. Built on the proprietary platform technologies that we licensed, we are developing three cellular immunotherapy product candidates: CTM-N2D, iPSC-gdNKT and CTM-GDT. CTM-N2D is our lead product candidate and it consists of expanded gamma delta T cells grafted with NKG2DL-targeting CAR to enhance anti-cancer cytotoxicity.

On March 10, 2023, we entered into the Clinical Study Agreement pursuant to which the ANGELICA Trial will be conducted by the National University Hospital Singapore to evaluate the safety of CTM-N2D in human subjects, following the HSA’s acknowledgement on January 6, 2023 that we had submitted the relevant documents to meet the approval conditions of the CTA initially granted in July 2022 relating to the use of our CTM-N2D for the aforementioned trial by HSA, and no further action was required.

Pursuant to the Clinical Study Agreement, the National University Hospital Singapore will conduct the ANGELICA Trial using our lead product candidate CTM-N2D, with Dr. Anand D Jeyasekharan, Consultant, Department of Hematology-Oncology of National University Hospital Singapore, being the principal investigator of the trial. Unless terminated earlier, the Clinical Study Agreement shall continue until completion of the trial. National University Hospital Singapore has obtained approval from the Singapore National Healthcare Group Domain Specific Review Boards in February 2023.

Pursuant to the Clinical Study Agreement, Company has agreed to (i) provide funding and supply at no cost to National University Hospital Singapore such quantities of the CTM-N2D as may be required for the ANGELICA Trial, (ii) to provide all relevant clinical information, (iii) where applicable, to provide an instruction manual/guide, product labels, storage, handling and safety instructions and advice which are required for the safe and proper use of CTM-N2D and the proper planning and conduct of the trial. In March 2023, we obtained and provided to National University Hospital Singapore a clinical trial insurance certificate required to conduct the trial in Singapore. In July 2023, we have started the clinical trial, with the donor recruitment to obtain healthy donor PBMCs which would serve as starting material for manufacturing of CTM-GDT for patients in the trial. In October 2024, we received co-funding support from the MOH Singapore through the National Medical Research Council (“NMRC”) Office, and MOH Holdings Pte Ltd under the NMRC Clinical Trial Grant Industry Collaborative Trials scheme (MOH-001646). Since the commencement of recruitment in November 2024, four patients have been successfully dosed with four weekly administrations of CTM-N2D at dose level 1 in the ANGELICA Trial. Dose level 1 was successfully completed in June 2025, with dose level 2 expected to commence in the third quarter of 2025.

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In all publications generated from the ANGELICA Trial, both Company and National University Hospital Singapore would be granted co-authorship. All the study results shall be jointly owned by both parties. Discoveries or inventions that relate to any enhancements or modifications to the CTM-N2D arising from the conduct of the ANGELICA Trial, whether conceived or reduced to practice either solely by or jointly with National University Hospital Singapore, will be the joint property of National University Hospital Singapore and Company.

Either party may terminate the Clinical Study Agreement at any time upon providing at least thirty (30) days’ prior written notice to the other party. National University Hospital Singapore may terminate the Clinical Study Agreement immediately in the event National University Hospital Singapore and/or the principal investigator believes on reasonable grounds that continuing the said trial poses an unacceptable risk to the rights, interests, safety or well-being of human subjects, or if a serious adverse event occurs which necessitates the discontinuance of the ANGELICA Trial.

We expect to expand our pipeline further in Phase II trials of CTM-N2D therapy for specific cancer indications.

Our second product candidate iPSC-gdNKT utilizes iPSC as a starting material to generate gdNKT, which is a synthetic hybrid of a gamma delta T cell and a NK cell. The hybrid cells express receptors of both cells which potentially allow the gdNKT cells to recognize and treat a broad range of cancers. This product has been undergoing pre-clinical process development since the fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

Our third product candidate, CTM-GDT consists of expanded allogeneic gamma delta T cells and exploits the potential of these cells to recognize and treat a broad range of cancers. We are collaborating with The University of Texas M.D. Anderson Cancer Center on pre-clinical studies evaluating CTM-GDT for lymphoma and breast cancer. The pre-clinical study evaluating CTM-GDT for lymphoma has completed and is pending publication in a peer-reviewed journal. Through a US agent, we have submitted a drug master file to US FDA and intend to pursue an investigational new drug application in the near future.

In Malaysia, CTM-GDT is classified as a CGTP by NPRA. As we intend to manufacture the investigational product locally, a CTX application to NPRA is required before commencing clinical trials. On December 30, 2024, we entered into a BRCA with SunAct Cancer Institute Private Limited. A Phase II investigator-initiated clinical trial (the “IIT Trial”) was registered with the Clinical Trials Registry – India on March 20, 2025, to evaluate CTM-GDT in solid tumors and lymphomas. Dr. Prof. Vijay Patil, Professor Consultant at SunAct Cancer Institute Private Limited, serves as the principal investigator of the trial. The IIT Trial commenced in June 2025 and is currently ongoing.

Our fourth product candidate, CTM-MSC, has been developed with donor-sourced, allogeneic umbilical cord-derived mesenchymal stem cells (“UC-MSCs”) and exploits their potential as a potential treatment for tissue regeneration, inflammatory and regenerative diseases. On February 29, 2024, we entered into a research collaboration agreement with Sengkang General Hospital, a major public hospital in Singapore to advance injectable allogeneic umbilical cord derived MSC for cartilage injury. As of the date of this prospectus supplement, we are finalizing the dossier for a Phase I clinical trial using CTM-MSC to treat osteoarthritis and target for submission in second half of 2025.

In last quarter of 2024, the Company, through our subsidiary LongevityBank Pte Ltd, had completed acquisition of certain assets of Cellsafe International Sdn Bhd (In Liquidation), a Malaysian cord blood bank, including (i) a private blood bank license for provision of umbilical cord blood stem cell banking business issued by MOH Malaysia, held under IPSC Depository which is the direct subsidiary of LongevityBank Pte Ltd, (ii) cryopreservation equipment with more than 12,000 cord blood units (“CBUs”) and (iii) two freehold real estate properties measuring a total of 189 square metres in area in which the cord blood stem cell banking facility is situated.

The premises consist of an office, a cleanroom for blood processing, a quality control laboratory and have the capacity to harvest, process, cryopreserve and store cells, and to carry out research and development in cell-based therapy. Under the brand of The Longevity Bank, IPSC Depository offers cryostorage service for cord blood stem cell, peripheral blood mononuclear cells, mesenchymal stem cells and induced pluripotent stem cells. Client can freeze and store these valuable cell types for potential future medical use, including personalized regenerative and immunotherapeutic application. IPSC Depository’s technology and research focus on cord blood-derived therapeutics and immune cell-based therapies, including natural killer (NK) cells, with potential applications in anti-tumor and anti-aging treatments.

As of the date of this prospectus supplement, we are a holding company incorporated in Singapore which oversees our operations in Malaysia. We conduct our business activities primarily through our subsidiaries in Malaysia, CytoMed Malaysia and IPSC Depository. We expect to conduct more research and clinical trial activities in Singapore through CytoMed moving forward. Other than CytoMed Malaysia and IPSC Depository, our subsidiaries have minimal operations.

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We also have an operating cGMP Facility in Johor, Malaysia (which is near Singapore) which has been built in accordance with the international PIC/S GMP standards to manufacture cell therapy products to support clinical trials. In addition, we have a well-trained operations team who conduct all essential cGMP activities including manufacture, quality control, quality assurance and documentation. We manufacture our product candidates in our cGMP Facility instead of engaging and relying on an external CMO. As of the date of this prospectus supplement, our current product pipeline and progress is summarized in Figure 1.

Figure 1. Pipeline, milestone, and progress.

Strategy

Currently, there are vast unmet medical needs in cancer treatment, in particular for solid tumors. Our goal is to develop novel “off-the-shelf” cell therapies to improve the quality of life of cancer patients and to increase their overall survival. We believe that our uniquely designed platform technologies and product development strategies are expected to strengthen our capability to achieve such goal. We intend to focus on developing our two “off-the-shelf, allogeneic” platform technologies based on healthy donor blood cells and iPSCs respectively. Key elements of our strategies are as follows:

Uniquely Designed Platform Technologies to Develop Novel Cell Therapies for Cancers

Currently, many companies employ αβ T cells as main effector cells. Some companies attempt to graft NK receptors, or γδ TCRs to potentially expand antigen recognition. However, the use of αβ T cells limits such therapy to autologous use. Some companies have employed gene editing technologies to enable the use of αβ T cells allogeneically, but additional gene editing increases complexity in manufacturing and increases cost. Furthermore, genetically engineered cells may pose potential safety issue due to chances of insertional mutagenesis, leading to secondary cancers. Innate immune cells, such as γδ T cells, can be used in an allogeneic setting without requiring additional gene editing, therefore making it an ideal cell type for allogeneic therapy.

Another potential cell source is iPSC. iPSC can replicate limitlessly and can be differentiated into cell of choice. iPSC can be differentiated into innate immune cells such as NK and γδ T cells so these cells can be used for allogeneic cancer immunotherapy. As such, we employ γδ T cell derived from blood of healthy donors to generate CTM-N2D and CTM-GDT. We also use iPSC to generate iPSC-gdNKT, a hybrid between NK and γδ T cells to increase the number of surface receptors on the immune cell surface for increased antigen recognition.

We believe we have uniquely designed our platform technologies based on the following: (a) the targeted cancer antigens are ubiquitous stress-induced antigens, such as NKG2DLs and PAg; (b) the cancer antigen-recognition receptors are the built-in recognition system of innate immune cells such as γδ TCR and the grafted NKG2DL-targeting CAR; and (c) the cytotoxic effector cells are lymphocytes of innate immune system, for example, NK cells and gamma delta T cells. Such platforms allow us to use healthy donor blood cells and unlimited iPSCs as starting materials to manufacture CTM-N2D and iPSC-gdNKT product candidates, respectively. Our product candidates generated using such platform technologies possess the following desirable features: (1) “off-the-shelf”; (2) broad-spectrum; and (3) for many types of cancer patients. More importantly, both our healthy donor blood cell and iPSC-based technologies are amenable to genetic modification and thus open the possibility to further functional enhancement and indication specification.

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In-house Development of the Technologies into Cell Therapies for Cancers

The cell therapy products currently in our pipeline are based on the patented, core proprietary technologies licensed from A*STAR, Singapore’s lead R&D agency in the public sector. The key inventors of these proprietary technologies licensed to us from A*STAR, Dr. ZENG Jieming and Dr. WANG Shu, have been actively involved as technology inventors in the product development of these proprietary technologies since 2018. Dr. ZENG Jieming joined us in 2019 as a full-time employee, serving as our Chief Scientific and Medical Officer to oversee product development and manufacturing.

The direct involvement of the inventors and key scientists during process and product development has provided valuable in-depth understanding of the technologies and experience, which are crucially important for timely and cost-efficient translation of these proprietary technologies into therapeutic products. Such benefit has been manifested by the speedy completion of our cGMP Facility and staff training. These well-trained staff members are critical to the success of quality product manufacturing and new product development.

In-house Manufacture of the Cell Therapy Products for Cancer Treatments

We believe that our in-house cGMP manufacturing capability will enable us to maintain not only the quality and availability of cell therapy products, which is crucial for our clinical success, but also allow us to manufacture cell therapy products more cost-effectively, which will be crucial for commercial viability. As such, we have constructed and fully equipped our own all-in-one cGMP Facility in Johor, Malaysia. Built in 2019, our cGMP Facility was internally validated by completion of manufacturing runs in 2020 and externally audited in 2021, 2024 and June 2025 by the NPRA, which is also a member of PIC/S. Our cGMP Facility also includes a quality control laboratory to support release of cell products and an R&D lab to conduct staff training and process development. We believe our current cGMP Facility is sufficient to support our planned Phase I and Phase II clinical trials.

Continuous Exploration of Enabling Technologies to Advance Cell Therapy Products

Both our healthy donor blood cell and iPSC-based technologies are open platforms, and we will continue to explore enabling technologies that may further enhance these platforms to generate more novel cell therapy for cancers. Such efforts may further expand and fine-tune our product pipeline for various cancer indications. Currently, Puricell is designated to explore iPSC-based enabling technologies for enhancing cell-based therapies. We are also exploring opportunities with potential partners from A*STAR to further develop proprietary manufacturing capabilities that may further increase manufacturing flexibility and scalability.

Background of Cellular Immunotherapy for Cancer and CAR-T Cell Therapy

Cellular Immunotherapy for Cancer and CAR-T Cell Therapy

Harnessing the components of the immune system to treat cancer is promising in providing targeted therapy that may reduce morbidity and mortality caused by conventional non-targeted treatments, such as chemotherapy and radiation. Immunotherapy of cancer may involve and utilize components like cytokines, antibodies, cancer vaccines and immune cells. In terms of strategy, cancer immunotherapy may be categorized into two major types: One relies largely on the patient’s own immune responses to cancers, for example, non-specific immune stimulation using cytokines, vaccination with cancer antigens, and immune checkpoint blockage to treat immunogenic cancers. The mechanism of these treatments is to stimulate or unleash the patient’s own immune cells in the body to fight cancer. In contrast, the other strategy is less reliant on the patient’s own immune response, for example, adoptive cell therapy. Typically, in adoptive cell therapy, the immune cells are derived from the cancer patient’s blood and are then genetically modified to enhance their anti-cancer activity and expanded into a clinically relevant number before reinfusion back to the patient (Figure 2). The mechanism of such cellular immunotherapy is to directly send in an army of cultured killer cells into the patient’s body to eliminate cancer. Technological progresses in antigen recognition, genetic modification, and immune cell expansion have paved the way to recent success of adoptive therapy using CAR-T for some hematologic malignancies (Figure 2).

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CAR is a genetically engineered artificial receptor to recognize surface cancer antigen. It consists of three domains, namely the intracellular, transmembrane, and extracellular domain. The intracellular domain serves to activate cytotoxicity of effector cells to kill target cells. The transmembrane domain anchors the CAR molecule on the surface of effector cells. The extracellular domain is responsible for recognizing antigen of interest. Through expressing CAR, cytotoxic effector cells such as T cells may be redirected to specifically recognize a cancer-specific or cancer-associated antigen (Figure 2). With certain level of specificity, these CAR-T may recognize and destroy the cancer cells while sparing the healthy cells. The principle of CAR-T strategy has been applied to treat B-cell malignancies by targeting CD19, a B-cell lineage marker. The potency of such CD19-targeting CAR-T have been successfully demonstrated in multiple clinical trials (Kochenderfer et al. 2015; Lee et al. 2015; Locke et al. 2017; Maude et al. 2014; Neelapu et al. 2017; Schuster et al. 2017).

Leukapheresis
& wash cells
Leukocytes
Elutriate
Enriched
lymphocytes
aAPC
beads
Lentiviral
vectors
Activate,
transduce & expand
CAR-T
cell culture
Remove beads
& concentrate cells
CAR-T
cells
Infuse
CAR-T cells kill
cancer cells
Cancer
cells

Figure 2. Manufacturing and mechanism of action of current CAR-T cell therapy. In this figure, “aAPC” refers to an artificial Antigen Presenting Cell.

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Limitations of the Current CAR-T Cell Therapy for Cancer

Current CAR-T cell immunotherapy treatment for cancer is typically manufactured from patient’s alpha beta T cells. Using lentiviral vector, the gene of a CAR that binds to a certain surface protein on patient’s cancer cells is integrated into the genome of alpha beta T cells. Such generated CAR-T cells can then be used to treat certain cancers. The principle of CAR-T has been successfully demonstrated for treating B-cell malignancies in multiple clinical trials (Kochenderfer et al. 2015; Lee et al. 2015; Locke et al. 2017; Maude et al. 2014; Neelapu et al. 2017; Schuster et al. 2017). Such trials have led to the first two CD19-targeting CAR-T cell therapies approved by the FDA. One is tisagenlecleucel (marketed by Novartis International AG (NYSE:NVS) in the U.S. as Kymriah®) for treating acute lymphoblastic leukemia. The other is axicabtagene ciloleucel (marketed by Gilead Sciences, Inc. (Nasdaq:GILD) in the U.S. as Yescarta®)) for treating Non-Hodgkin’s lymphoma. These approved therapies target CD19, which is only expressed in normal B cells and their malignant counterparts. Such progress suggests that CD19-targeting CAR-T therapy is a breakthrough in cancer immunotherapy. However, to replicate the success of CD19-targeting CAR-T therapies in treating other types of cancers, particularly solid tumors, remains challenging. The limitations of current CAR-T strategy are manifold:

i.	Lack of Suitable Surface Antigen for Solid Tumors

Conceptually, the CAR-T principle is simple: grafting a CAR into T cells (typically alpha beta T cells) to redirect T cells for cancer recognition. Practically, however, the lack of suitable surface antigen limits the extrapolation of CAR-T principle into treatment of other cancers. Current CAR-T rely on the grafted CARs as the only mechanism to recognize cancer cells. The antigen targeted by CAR must be a surface antigen expressed on cancer cells but not on normal cells. The lack of surface antigens that can be safely targeted without causing clinically unmanageable side effects is a limitation in expanding CAR-T therapy beyond B-cell malignancies.

CD19, the target of the current CAR-T cell therapies is a B-cell lineage surface antigen that expresses in B-cell malignancy and normal B cells, but not other blood cell lineage. Although CD19-targeting CAR-T also kill normal B cells and cause B-cell depletion, such side effect is still clinically manageable. However, it is not easy to find a suitable surface antigen like CD19 in cancers other than for acute lymphoblastic leukemia. A limited number of other potential targets are being tested in clinical trials, such as targeting BCMA to treat multiple myeloma (Ali et al. 2016; Raje et al. 2019). In solid tumors, finding specific surface targets is even more challenging since most known tumor antigens are intracellular and thus not targetable by CAR, which targets surface antigens only.

Selecting and targeting a suitable surface antigen is of crucial importance to develop CAR-T therapy for other types of cancer. Targeting a cancer-specific antigen may provide “on-target on-cancer” therapeutic effect that outweighs its “on-target off-cancer” side effect and thus benefit the cancer patients. The delicate balance between potential therapeutic effects and unwanted side effects of the CAR-T technology is determined by the specificity of the selected cancer antigen (Figure 3).

Figure 3. Product feature of current CAR-T cell therapy

ii.	Targeting Single Antigen

Currently, available CAR-T therapy can only recognize a single antigen. This is mainly due to the following technical reasons: (a) the lack of specific surface antigens in cancers; (b) the difficulties to graft multiple types of CARs in T cells using lentiviral vectors; and (c) the use of scFv of antibody as an antigen-binding domain in grafting CAR. The specificity of antibody determines that scFv-based CAR can only bind and target a single antigen. Such limitation poses a risk of cancer escape due to antigen loss, in which CAR-T cells would no longer be able recognize the cancer cells. We believe such risk has been proven in clinical studies (Jacoby et al. 2016; Yu et al. 2017).

iii.	Complicated Manufacturing Process

Current CAR-T manufacturing technologies pose another challenge to extend CAR-T therapy to a wide range of cancers (Levine et al. 2017). To manufacture CAR-T for B-cell malignancies, a large amount of patient’s blood cells is collected through an invasive leukapheresis procedure. Typically, such cancer patients would usually have gone through multiple lines of chemotherapy. As a result, the number and quality of blood cells especially alpha beta T cells, onto which the CARs are to be expressed, may already have been compromised. Such poor starting material makes it difficult to manufacture good quality CAR-T products. Failure in manufacturing can exclude the patients from CAR-T therapy. Moreover, lentiviral vectors are used to express the CAR in T cells and the manufacture of GMP-grade lentiviral vectors itself is a complicated process. To ensure the production of high-quality lentiviral vectors with minimal variability, several rounds of filtration and testing is required during manufacturing of a series of multiple sub-batches (Levine et al. 2017).

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iv.	Undesirable Product Features

The above-mentioned technology and manufacturing limitations substantially restrict the widespread application of current CAR-T therapies and CAR-T products. There are several undesirable features of current CAR-T products:

Inaccessible: Patients may be excluded from CAR-T therapy due to the failure of blood tests and manufacturing feasibility tests. Certain patients (e.g., pediatric patients) are not eligible for CAR-T therapy due to the limited blood cells that can be collected from such patients.

Highly personalized “made-to-order” product and not “off-the-shelf”: Existing manufacturing processes of the current CAR-T products rely solely on patient’s own blood cells. Therefore, the CAR-T products are highly personalized and not “off-the-shelf”. They are not readily available if cancer patients require urgent treatment.

Safety concerns: The contamination of the starting material (patient’s blood cells) by existing cancer cells and the use of lentiviral vector to graft the CAR are not only challenging to manufacture but also pose the risk of secondary cancer, which has been described in a clinical study (Ruella et al. 2018). Due to the potential risk of insertional mutagenesis caused by lentiviral vectors, a minimum of 15-year post-treatment follow-up is required for current CAR-T products.

Expensive: It has previously been reported that Kymriah® has a one-time price of U.S.$475,000 for acute lymphoblastic leukemia (Cancer Discov, 7: OF1). The list price of Yescarta® is U.S.$373,000 (Cancer Discov, 8:5-6). These prices do not cover additional costs of hospital admission which is required in order to administer the agent and the potential treatment of side effects. Despite the clinical successes of CD19-targeting CAR-T therapies, current CAR-T therapies may be out of reach for most of the population.

Our Solutions and Product Candidates: CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC

Due to the obvious limitations of the current CAR-T technologies, we believe it is imperative to explore different cytotoxic cell sources, cancer-targeting strategies and production schemes for other types of cancers, in particular, solid tumors. To this end, we have designed and established three novel patient blood cell-independent platform technologies, in which we use healthy donor blood cells and induced pluripotent stem cells to develop and manufacture “off-the-shelf” cell-based cancer immunotherapies. Our current product candidates in the pipeline include CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC.

CTM-N2D

To produce CTM-N2D, blood cells from healthy donors are used as starting material. Through a proprietary expansion technology, high purity gamma delta T cells are obtained as effector cells. Through an mRNA electroporation technology, the expanded gamma delta T cells are further grafted with NKG2DL-targeting CAR to enhance anti-cancer cytotoxicity. Such manufacturing process is depicted in Figure 4 and this CTM-N2D technology has also been published in two peer-reviewed papers by its inventors (Cytotherapy, 2018, 20: 420; Molecular Therapy: Oncolytics, 2020, 17: 421.)

The cutting-edge features of the technology are as follows: (i) the use of healthy donor blood cells instead of patient blood cells as starting material for manufacturing to solve the product availability issue; (ii) the use of gamma delta T cells instead of alpha beta T cells as effector cells to expand the product applicability to a large population of patients; and (iii) the use of a NKG2DL-targeting CAR instead of the conventional single antigen-targeting CAR to expand the product indications to a wide range of cancer types.

Our CAR-gamma delta T cell therapy, CTM-N2D, has entered Phase I clinical trial under the ANGELICA Trial at National University Hospital Singapore. The trial is an open-label, single-centre, dose escalation study to evaluate the safety, activity, and optimal dosage of haploidentical or allogeneic NKG2DL-targeting CAR-gamma delta T cells in patients with relapsed or refractory solid tumors. CTM-N2D consists of culture-expanded cells and is classified as a Class 2 CTGTP, requiring a CTA application for clinical trial approval. The trial is conducted pursuant to the Clinical Study Agreement entered on March 10, 2023, following HSA’s confirmation on January 6, 2023, that we had satisfied the CTA approval conditions initially granted in July 2022. The proposed study plan involves administering CTM-N2D in four weekly doses. Since the commencement of recruitment in November 2024, four patients have been successfully dosed with four weekly administrations of CTM-N2D at dose level 1 in the ANGELICA Trial. Dose level 1 was successfully completed in June 2025, with dose level 2 expected to commence in the third quarter of 2025.

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Figure 4. Manufacturing process of CAR-gamma delta T cells (CTM-N2D therapy).

iPSC-gdNKT

To exploit the cancer recognition systems of both gamma delta T cells and NK cells, we developed a proprietary induced pluripotent stem cell-derived gamma delta NKT cell platform for cancer treatment. To produce gamma delta NKT cells, iPSC lines have been derived from gamma delta T cells. The derived gamma delta T-iPSCs are used as starting material to generate gamma delta NKT cells via “NK cell-promoting” differentiation. Such a synthetic strategy to derive gamma delta NKT cells is depicted in Figure 5 and two peer-reviewed publications by the technology inventors (Stem Cell Reports, 9: 1796, 2017; PLoS ONE, 14: e0216815, 2019)

Figure 5. Synthetic strategy of iPSC-derived gamma delta NKT cells (iPSC-gdNKT therapy).

The potential novel features of the technology are as follows: (i) the use of gamma delta T-iPSCs, our proprietary cell source as starting material for manufacturing to make the production patient/donor blood cell-independent, which may ultimately solve the starting material availability issue; (ii) using a differentiation process to derive gamma delta NKT cells so that genetic modification is unnecessary, which makes manufacturing simpler and the products potentially more suitable for the patients; (iii) gamma delta NKT cells are innate lymphocytes in nature and applicable to allogeneic setting since these cells are unlikely to cause GvHD; and (iv) gamma delta NKT cells possess cancer recognition systems of gamma delta T cells and NK cells and this unique array of built-in receptors enables gamma delta NKT cells to recognize a wide spectrum of cancer types, including solid tumor and leukemia.

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Extensive in vitro studies have demonstrated that gamma delta NKT cells are highly cytotoxic at recognizing and killing a “broad-spectrum” of cancers with great specificity (Zeng et al. 2019, a publication by the inventors of the technology). We are in the process of further evaluating gamma delta NKT cells in cancer treatment in pre-clinical studies. iPSC-gdNKT is considered a Class 2 CTGTP and hence a CTA application would be required prior to commencing clinical trial in Singapore. This product has been undergoing pre-clinical process development since fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

CTM-GDT

Adoptive transfer of gamma delta T cells as cancer treatment has been investigated in clinical studies. Typically, a patient’s own gamma delta T cells have been first expanded in vitro using zoledronic acid and IL-2. These expanded autologous gamma delta T cells were then administrated back to the same patients in multiple doses. The clinical efficacy has been variable, which may be due to the variable quality and quantity of administrated patient-derived gamma delta T cells.

Compared with autologous gamma delta T cells expanded from patient’s own blood cells, allogeneic gamma delta T cells expanded from blood cells of healthy donors may provide a more cytotoxic cell source. Moreover, unlike autologous gamma delta T cells, the number of allogeneic gamma delta T cells that can be obtained during manufacturing is not restricted by the starting materials from the patient himself. Hence, we believe that it is valuable to further explore the potential cytotoxicity of allogeneic gamma delta T cells in clinical trials. To this end, we are also developing allogeneic gamma delta T cells into CTM-GDT therapy for cancer treatment (Figure 6). We are collaborating with The University of Texas M.D. Anderson Cancer Center on pre-clinical studies evaluating CTM-GDT for lymphoma and breast cancer. The pre-clinical study evaluating CTM-GDT for lymphoma has completed and is pending publication in a peer-reviewed journal. Through a US agent, we have submitted a drug master file to US FDA and intend to pursue an investigational new drug application in the near future. In Malaysia, CTM-GDT is classified as a CGTP by NPRA. As we intend to manufacture the investigational product locally, a CTX application to NPRA is required before commencing clinical trials.

On December 30, 2024, the Company entered into a BRCA with SunAct Cancer Institute Private Limited to jointly establish and conduct clinical trials for the GMP grade CTM-GDT. The collaboration encompasses territories including South Asia (Bangladesh, Bhutan, India, the Maldives, Nepal, Pakistan, Sri Lanka, and Afghanistan) and the Emirate of Dubai.

Under the BRCA, the Company will be responsible for manufacturing and supplying the CTM-GDT, providing scientific expertise, laboratory staff support, and assistance with clinical data management and protocol development. SunAct Cancer Institute Private Limited will lead the clinical trial operations, including obtaining necessary regulatory approvals, recruiting patients, and providing clinical trial guidance. The collaboration includes establishing a joint venture company with an initial 50/50 shareholding structure.

The agreement requires submission of relevant applications for clinical trial approval within 12 months of signing, with both parties collaboratively engaging in the commercialization phase following successful clinical trials. The project combines the Company’s product expertise and manufacturing capabilities with SunAct Cancer Institute Private Limited’s clinical research infrastructure to advance the development and commercialization of the CTM-GDT in the specified territories.

On March 20, 2025, a Phase II investigator-initiated clinical trial (the “IIT Trial”) has been registered with the Clinical Trials Registry – India to evaluate CTM-GDT in solid tumors and lymphomas. Dr. Prof. Vijay Patil, Professor Consultant at SunAct Cancer Institute Private Limited, serves as the principal investigator for the trial. The IIT Trial commenced in June 2025 and is currently ongoing.

Figure 6. Manufacturing process of allogeneic γδ T cells (CTM-GDT therapy).

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CTM-MSC

Stem cells are unspecialized cells with the capacity to regenerate and replicate as well as to develop into different types of specialized cells in the body. They are important in the human body as they are able to differentiate into specific cell types, offer the possibility of a renewable source of replacement cells and tissues to treat many diseases. Depending on the types of stem cells, different types of stem cells possess different capacity of differentiation.

We are currently researching the use of MSCs, which are multipotential adult stem cells found in the supportive framework of organs and are the building blocks for tissue renewal and repair. MSCs have the ability to differentiate into multiple cell types of mesenchymal lineage, including bone, cartilage, fat, and muscle cells as well as those of non-mesenchymal lineage depending on the environment in which they are cultured. Several studies have reported that the mechanism of MSCs in repairing tissue damage is associated with their immune-modulatory properties. One of MSCs’ vital biological functions, the immune-modulation, allows MSCs to travel to specific injury or inflammation sites in the body, and to modulate immune response to reduce inflammation. A relatable use of MSC’s tissue repair capability and immunomodulation function is demonstrated in lung tissue repair and cytokine release syndrome control in patients with severe COVID-19 disease. COVID-19 patients who have undergone MSCs treatment recovered faster and had less severe cytokine release syndrome.

It is reported that MSC therapies have been approved in several countries including Japan, South Korea and Canada. Some other specific medical conditions under global research include age-related macular degeneration, aging frailty, Alzheimer’s disease, autoimmune disease, cerebral palsy, stroke, spinal cord injury, heart disease and failure.

CytoMed is considering partnering with our associate hospital, LMC, to focus our research on umbilical cord and adipose tissue-derived MSCs as regenerative medicine. We believe that our current facility and professional research team has the capability to culture high quality MSCs for regenerative purposes.

On February 29, 2024, we entered into a research collaboration agreement with Sengkang General Hospital, a major public hospital in Singapore to advance injectable allogeneic umbilical cord derived MSC for cartilage injury. As of the date of this prospectus supplement, we are finalizing the dossier for a Phase I clinical trial using CTM-MSC to treat osteoarthritis and target for submission in second half of 2025.

CTM-N2D Therapy

Background of CAR-gamma delta T Cell Technology

In our CAR-gamma delta T cell technology, we have used NKG2DL-targeting CAR to recognize a broad range of cancers and harnessed gamma delta T cells to carry out the anti-cancer effector functions. The rationale for using these two components is as follows:

i.	NKG2D and NKG2DLs as Targets

NKG2D is a naturally occurring receptor that is expressed on the cell surface of NK cells, CD8+ T cells and gamma delta T cells. NKG2D recognizes eight NKG2DLs, namely MICA/B and ULBP 1-6 (Marcus et al. 2014). These ligands are usually expressed at low levels or non-existent on the cell surface of healthy cells, but their expressions can be upregulated upon undergoing stress, infection, and malignant transformation. During tumorigenesis, DNA damage responses (such as genotoxic stress and stalled DNA replication) and poorly regulated cell proliferation may both induce NKG2DL expression on the cell surface of cancer cells. Since these biological changes are the hallmark of cancers, it is not surprising that increased expression of NKG2DLs in cancer cells has been found in patients with many different types of cancers (Table 1) (Demoulin et al. 2017). The ubiquitous expression of NKG2DLs makes them interesting targets in cancer treatment. As demonstrated by our inventors of this technology targeting NKG2DLs is achievable by exploiting the ligand-binding domain of NKG2D and integrating such domain into a NKG2DL-targeting CAR (Cytotherapy, 2018, 20: 420; Molecular Therapy: Oncolytics, 2020, 17: 421.). Using such NKG2DL-targeting CAR, it is possible to target multiple NKG2DLs and thus develop a CAR-T therapy that can be used in a wide range of cancers with lower risk of cancer escape.

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ii.	Gamma delta T Cells as Effector Cells

As of the date of this prospectus supplement, most of the existing CAR-T therapies for cancer use alpha beta T cells as effector cells. As a result, such alpha beta T cells require the patient-specific autologous paradigm of CAR-T cell production and application (Fesnak, June, and Levine 2016; Newick et al. 2017). To manufacture CAR-T cells, patient’s own alpha beta T cells are expanded and genetically modified using lentiviral vector to express CAR. Such alpha beta T cell-based products are made strictly for autologous use only. They are not usable in an allogeneic setting for other recipients because the alpha beta T cells may recognize host’s normal cells through their TCRs and result in GvHD. Furthermore, manufacturing CAR-T is not feasible for cancer patients who suffer from profound lymphopenia due to previous chemotherapy and/or radiotherapy (Allen et al. 2017).

Table 1. NKG2D ligands expression on various cancer.

Tumor type	Expressed NKG2D ligand
Acute lymphoblastic leukemia	28–67% MICA/B 9–20% ULBP1–3
Acute myeloid leukemia	0–75% MICA/B 16–50% ULBP1 4–64% ULBP2 16–100% ULBP3
Bladder carcinoma	70% MICA
Brain cancer	90% MICA, MICB and ULBP1–3
Breast cancer	35–100% MICA/B, ULBP 1–5
Cervical cancer	20% MICA, ULBP2
Chronic lymphocytic leukemia	0–85% MICA/B 10–20% ULBP1–3
Chronic myeloid leukemia	28–100% MICA/B 12–20% ULBP1–3
Colorectal cancer	80–100% MICA/B ULBP 1–5
Gastric carcinoma	40–100% MICA/B, ULBP2
Hepatocellular carcinoma	60–100% MICA
Lymphoma	28–44% MICA/B 12–20% ULBP1–3
Melanoma	50% MICA/B
Multiple myeloma	10–60% MICA 0–34% ULBP1–3
Neuroblastoma	86% MICA/B, ULBP1–3
Non-small-cell lung carcinoma	20–30% MICA/B, ULBP1–3
Ovarian carcinoma	50–97% MICA/B, ULBP1–5
Pancreatic cancer	68–89.3% MICA/B
Prostate cancer	75–95% MICA/B, sMICA/B
Renal cell carcinoma	> 95% MICA/B
Sarcoma	100% MICA/B, ULBP 1–3

Table 1. Expression of NKG2DLs in various types of cancers (adapted from Demoulin B et al. 2017).

To make such alpha beta T cell-based CAR-T products accessible to a broad range of cancer patients and usable in an allogeneic setting, manufacturing CAR-T cells using donor alpha beta T cells while disrupting alpha beta TCR expression in alpha beta T cells using sophisticated genetic modification has been proposed as a solution to manufacture “universal” CAR-T cells (Marcus and Eshhar 2014; Torikai and Cooper 2016). However, such strategy will require additional complexities in the already complicated manufacturing process. We believe that such a strategy will be a serious challenge to the robustness, efficiency, and safety of genetic engineering technologies as well as the capability of quality control of such heavily modified products. Hence, from the viewpoint of manufacturing, we think that using other effector cells, such as gamma delta T cells, is more desirable.

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Gamma delta T cells are a distinct subset of CD3+ T cells that express heterodimer of gamma delta TCR chains. In the bloodstream, approximately 1%-5% of the T cell population are gamma delta T cells which express the variable-gene segments Vγ9 and Vδ2, and thus are known as Vγ9Vδ2 T cells (Tyler et al. 2015). Biologically, gamma delta T cells differ strikingly from alpha beta T cells. Through gamma delta TCRs, gamma delta T cells recognize and interact in a non-MHC restricted fashion with various antigens, including PAgs that are produced during metabolic dysregulation in cancer cells (Tyler et al. 2015; Kabelitz 2016; Legut, Cole, and Sewell 2015). Like NK cells, gamma delta T cells also express NKG2D as a co-stimulatory receptor. Once activated, gamma delta T cells can exert cytotoxic effector functions to kill target cells by secreting cytotoxic molecules like granzyme and perforin and to activate anti-cancer immunity by secreting proinflammatory cytokines like IFN-γ and TNF (Figure 7).

Cancer cells
γδ TCR ligand
NKR ligand
Cancer antigen
Antibody
Mediate cytotoxicity
Granzyme
Perforin
γδ TCR
NKR
FcR
γδ T cells
TRAIL
FASL
Cytokines
Activate
Other immune cells
Mediate anti-cancer activities
Cancer cells
TRAIL-R
FAS
Induce apoptosis
Cancer cells

Figure 7. Anti-cancer activities of gamma delta T cells.

Gamma delta T cells are vital in immune surveillance against cancer development. Gamma delta T cells feature an inflammatory migration profile (Brandes et al. 2003), being capable of homing to epithelial and mucosal tissues and infiltrating a broad range of human malignancies (Fournie et al. 2013). A study of approximately 18,000 human tumors across a panel of 39 tumor types has identified the presence of intra-tumoral gamma delta T cells as the most significant indicator for favorable prognosis, which is positively correlated with patient survival (Figure 8) (Gentles et al. 2015). A recent study has reported the computational identification of abundance of Vγ9Vδ2 T cells in approximately 10,000 cancer biopsies from 50 types of hematological and solid malignancies (Tosolini et al. 2017). Infiltrating Vγ9Vδ2 T cells are prominent in blood cancers (including B cell-acute lymphoblastic leukemia, acute promyelocytic leukemia (M3-AML), and chronic myeloid leukemia) and in solid tumors (including cancers of prostate, esophagus, cervix, head and neck, lung, pancreas and breast). These findings strongly indicate the therapeutic value of gamma delta T cells in cancer treatment

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Pan-cancer
(25 malignancies)
Solid tumors
(non-brain)
Favorable
Adverse
Leukocytes ranked by survival
γδ T cells
Tfh cells
CD8 T cells
MCs–
CD4 memory T cells+
DCs–
Naïve B cells
PCs
CD4 naïve T cells
M1-MΦs
NK cells+
T_{reg} cells
Monos
CD4 memory T cells–
DCs+
NK cells–
Memory B cells
M0-MΦs
M2-MΦs
MCs+
Eos
PMNs
Q < 0.25
0
1
2
3
4
Unweighted |meta-z|
γδ T cells
CD4 memory T cells+
PCs
Naïve B cells
CD8 T cells
Tfh cells
NK cells+
DCs–
MCs–
CD4 naïve T cells
T_{reg} cells
M1-MΦs
DCs+
Monos
M2-MΦs
Memory B cells
NK cells–
M0-MΦs
Eos
CD4 memory T cells–
PMNs
MCs+
Q < 0.25
0
1
2
3
4
Unweighted |meta-z|

Figure 8. Intratumoral gamma delta T cell frequency is positively correlated with cancer patient survival(adapted from Gentles AJ et al, 2015).

Adoptive transfer of Vγ9Vδ2 T cells has been used to treat cancers in several early-phase clinical trials. Such therapy was well-tolerated and linked to positive clinical outcomes (Fournie et al. 2013; Kobayashi and Tanaka 2015). GvHD was not reported in these clinical studies, suggesting that Vγ9Vδ2 T cells are a safe effector cell source for developing CAR-T therapies. In pre-clinical studies, gamma delta T cells have been redirected with CARs to target cancers. It was reported that peripheral blood Vγ9Vδ2 T cells transduced with retroviral vectors encoding either GD2 or CD19-specific CARs display antigen-specific IFN-γ secretion and cytotoxicity against cancer cells (Rischer et al. 2004). This is a demonstration that CAR-expressing gamma delta T cells may serve as potent and specific anti-cancer effector cells. Moreover, by comparing the potency of three different T-cell populations (Epstein-Barr virus-specific cytotoxic T lymphocytes (EBV-CTLs), cytokine-induced killer (CIK) cells, and Vγ9Vδ2 T cells) as effector cells after modifying them with CD33-targeting CARs, it has been found that Vγ9Vδ2 T cells are as potent as the other two population in terms of in vitro cytotoxicity (Pizzitola et al. 2011). Using polyclonal γδ T cells, it has been shown that gamma delta T cells expressing CD19-targeting CARs can reduce CD19+ leukaemia xenografts in mice (Deniger et al. 2013).

We believe the data described above strongly supports the combined use of NKG2DL-targeting CAR as cancer-recognizing receptor and gamma delta T cells (Vγ9Vδ2 T cells) as effector cells to generate CTM-N2D as a novel cancer therapy to treat a wide range of cancers. Such therapy becomes even more attractive because the built-in and grafted receptors are unlikely to recognize normal cells and cause GvHD which enables its application in allogeneic setting.

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Product Design and Manufacturing of CTM-N2D

i.	Product Design and Features of CTM-N2D Therapy

The principle of CTM-N2D therapy is similar to that of the current CAR-T cell technology. However, since different components have been integrated into CTM-N2D, the key features of CTM-N2D are quite different from those of conventional CAR-T cells. In CTM-N2D, NKG2DL-targeting CAR is used to redirect the gamma delta T cells for cancer recognition (Figure 9). As such, CTM-N2D may recognize multiple stress-induced cancer antigens via the built-in receptors and the grafted NKG2DL-targeting CAR. Moreover, CTM-N2D can be produced from healthy donor blood due to the use of gamma delta T cells as effector cells. Thus, we believe CTM-N2D may be a potential solution to overcome the limitations of current CAR-T cell technology and for treating various cancers in patients.

Figure 9. Product design and features of CTM-N2D therapy.

ii.	Manufacturing of CTM-N2D

To produce CTM-N2D, blood cells from healthy donors (either haploidentical or allogeneic) will be used as starting material. Through a proprietary expansion technology, high purity gamma delta T cells can be obtained. Typical morphology of the expanded gamma delta T cells is shown in Figure 10. Through an mRNA electroporation technology, these gamma delta T cells are further grafted with a NKG2DL-targeting CAR to potentially enhance the potential anti-cancer activity. The manufacturing process of CTM-N2D is depicted in Figure 4.

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Figure 10. Typical morphology of expanded gamma delta T cells.

Potential Advantages of CTM-N2D Therapy over current CAR-T products

We believe CTM-N2D has the potential to overcome the afore-mentioned limitations of current CAR-T products. The following are the unique features of CTM-N2D that we believe make it potentially feasible for treating solid tumors:

i.	Targeting Stress-induced Cancer Antigens

Stress-induced surface molecules are a category of cancer antigens that are under-utilized in current cancer therapy. For example, NKG2DLs are a group of stress-induced cancer antigens, which include ULBP1-6 and MICA/B (8 types of antigens) (Marcus et al. 2014). PAg is expressed on infected or transformed cells (Bonneville and Scotet 2006). PVR (CD155) and Nectin-2 (CD112) are expressed in cancer cells and their recognitions by DNAM-1 are essential for cell-mediated cytotoxicity (Pende et al. 2005; Carlsten et al. 2007; El-Sherbiny et al. 2007). Below are the unique features of these stress-induced cancer antigens:

Suitable targets: Unlike the lineage-specific antigens (e.g. CD19 of B-cell lineage) targeted by current CAR-T technology that are also expressed in normal cells (targeting these antigens may cause “on-target off-cancer” toxicity), the above-described stress-induced signals represent a restricted set of conserved endogenous surface molecules that are commonly observed in many types of cancer cells. These antigens are constantly being monitored by the innate immune cells of the body during cancer immunosurveillance and thus are potentially more suitable targets (Marcus et al. 2014).

Essential targets: Unlike lineage markers that are non-essential for cancer cells, this type of cancer antigen is induced by dysregulated mevalonate pathway, dysregulated proliferation and/or DNA-damage response, which are the hallmarks of cancer cells (Gober et al. 2003; Raulet, Marcus, and Coscoy 2017). Targeting such essential antigens may reduce the risk of cancer escape through immunoediting (Dunn, Old, and Schreiber 2004)

Ubiquitous targets: Since this type of cancer antigen is induced by common dysregulation biological processes of cancer cells, the antigens tend to be ubiquitously expressed by cancer cells. They appear in a wide range of cancers from leukemia to solid tumors. For example, it is well-studied that NKG2DLs are expressed in many tumor cell lines and primary tumors of diverse tissue-origins (Table 1) (Demoulin et al. 2017).

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ii.	Targeting Multiple Stress-induced Cancer Antigens

To overcome cancer escape due to antigen loss, simultaneously targeting multiple antigens is critical. However, such a feature remains to be developed for CAR-T platforms due to the lack of suitable targets and the limited genetic payload (Lim and June 2017; Roybal and Lim 2017).

In contrast, CTM-N2D therapy is believed to be able to overcome these limitations by (a) targeting multiple stress-induced cancer antigens via the built-in receptors on gamma delta T cells, e.g., γδ TCR, NKG2D, DNAM-1; and (b) targeting eight known NKG2DLs expressed by cancer cells such as MICA/B, ULBP1-6 via the grafted NKG2DL-targeting CAR. We believe that simultaneously targeting these ubiquitous ligands not only reduces the risk of cancer escape but also broadens the spectrum of cancer recognition.

iii.	Simpler Manufacturing Process

CTM-N2D is based on gamma delta T cells instead of the traditional alpha beta T cells as cytotoxic effector cells. This significantly changes the production process and final product features. There is no using of leukapheresis and lentiviral vector during the production of CTM-N2D. The manufacturing process involves simple blood withdrawal, mononuclear cell isolation, specific gamma delta T cell expansion and mRNA electroporation.

iv.	Unique Product Features

The use of CTM-N2D technology may enable the following unique product features:

Targeting various types of cancers: CTM-N2D is armed with built-in receptors and grafted NKG2DL-targeting CAR to recognize ubiquitous cancer antigens. CTM-N2D may potentially recognize various types of cancers.

Applicable to a large diverse pool of patients: CTM-N2D is a donor gamma delta T cell-based product. Gamma delta T cells are unlikely to cause GvHD in recipients in an allogeneic setting and thus applicable in many patients. Hence, CTM-N2D can potentially be made and administered to a large diverse pool of patients.

Accessible: The production is based on healthy donor blood cells. By not relying on the patient’s own blood cells, the patient has a low risk of exclusion from CTM-N2D therapy due to production failure.

“Off-the-shelf”: Manufacturing of CTM-N2D starts with healthy donor’s blood cells. It has the potential to be “pre-made” and used in many patients. This “off-the-shelf” feature is favorable to meet the urgent medical need of cancer patients.

Potentially safe: Due to the use of healthy donor blood cells as starting materials and the use of mRNA electroporation to graft the CAR, there is a lower risk of secondary cancer caused by the product.

Pre-clinical Studies of CTM-N2D

We believe that the feasibility of CAR-grafted gamma delta T cells has been demonstrated in our previous publications (Du et al. 2016; Xiao et al. 2018; Ang et al. 2020). These publications suggest the feasibility of combining expansion of gamma delta T cells and mRNA electroporation to produce CAR-grafted gamma delta T cells on a large-scale basis. Depending on the type of targeted cancer antigen, different CAR constructs can be used to redirect the gamma delta T cells. To generate CTM-N2D, we use a CAR construct that targets NKG2DLs (Xiao et al. 2018; Ang et al. 2020).

CTM-N2D has been evaluated by in vitro cytotoxicity assay against cancer cell lines. As shown in Figure 11, gamma delta T cells grafted with NKG2Dz-γδT were significantly more cytotoxic than the controls, which are the gamma delta T cells subjected to electroporation using mGFP-γδ T. Although gamma delta T cells express natural NKG2D protein (NKG2Dp-γδT) and also showed better cytotoxicity than the controls, they were not as cytotoxic as NKG2Dz-γδT. This result suggests that NKG2DL-targeting CAR is a better construct in activating the cytotoxicity of gamma delta T cells.

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Figure 11. In vitro cytotoxicity of CTM-N2D against cancer cell lines. (a) CTM-N2D against pCRC7, a colorectal cancer cell line; (b) CTM-N2D against SKOV3, an ovarian cancer cell line. mGFP-γδT; gamma delta T cells subjected to electroporation using mRNA encoding mGFP; NKG2Dp-γδT: gamma delta T cells express natural NKG2D protein; NKG2Dz-γδT: gamma delta T cells grafted with NKG2DL-targeting CAR, also known as CTM-N2D.

To exploit the cancer recognition capability of gamma delta T cells through gamma delta TCR, zoledronic acid has been used to upregulate the PAg expression in cancer cells and sensitize the cancer cells to gamma delta T cell-mediated cytotoxicity. As demonstrated in Figure 12, zoledronic acid (known in trade name as Zometa) sensitized the cancer cells to killing by gamma delta T cells and may further enhance the cytotoxicity of CTM-N2D.

To evaluate the cytotoxicity of CTM-N2D in vivo, a xenograft mouse model was established using human ovarian cancer cell line SKOV3 in non-obese diabetic scid gamma mice. Seven days later, 1x107 cells of CTM-N2D were given as treatment twice a week for a total of 3 weeks. Figure 13 shows how the injection of unmodified gamma delta T cells significantly reduces the cancer growth, while the injection of CTM-N2D significantly reduces the cancer burden and prolongs the survival of these cancer-grafted mice.

Figure 12. In vitro cytotoxicity of gamma delta T cells and CTM-N2D against Zometa-sensitized cancer cell lines. Cytotoxicity against (a) SW480, a colorectal cancer cell line; (b) HepG2, a hepatocellular carcinoma cell line; (c) U87, a glioblastoma cell line; and (d) SKOV3, an ovarian cancer cell line.

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A
Day 7
Day 28
Day 42
PBS
Vγ9Vδ2 T-Cell + Zometa
CAR-Vγ9Vδ2 T-Cell + Zometa
Luminescence
x10^6
Radiance (p/sec/cm²/sr)
Color Scale Min = 2.50e5 Max = 5.00e6
x10^7
Color Scale Min = 1.50e6 Max = 2.00e7
B
*1e7, i.p., twice/week, 3 weeks
Log10 total Flux (p/s)
1.0E+11
1.0E+10
1.0E+09
1.0E+08
1.0E+07
1.0E+06
PBS control
mGFP-γδT+Zometa
NKG2Dz-γδT+Zometa
7
14
21
28
35
42
49
Days
C
P < 0.0001
Percent survival
vs. : **
vs. : ***
vs. : ***
PBS
mGFP-γδT+Zometa
NKG2Dz-γδT+Zometa
Days after tumour inoculation

Figure 13. In vivo cytotoxicity of CTM-N2D against human cancer in xenograft mouse model. A human ovarian cancer cell line, SKOV3 was used to established cancer xenograft mouse model. Seven days later, CTM-N2D was given as treatment twice a week for total 3 weeks. Disease progress was monitored by IVIS® in vivo imaging system to show the (A) cancer growth; (B) cancer burden; and (C) survival. mGFP-γδT; gamma delta T cells subjected to electroporation using mRNA encoding mGFP; NKG2Dz-γδT: gamma delta T cells grafted with NKG2DL-targeting CAR, also known as CTM-N2D.

Clinical Studies Relevant to CTM-N2D Therapy

We believe the pre-clinical data described above provide a scientific basis for conducting clinical studies of CTM-N2D therapy. More importantly, we believe a substantial amount of relevant human data strongly supports the use of CTM-N2D therapy to treat solid tumors (Kobayashi et al. 2007; Bennouna et al. 2008; Abe et al. 2009; Nakajima et al. 2010; Noguchi et al. 2011; Sakamoto et al. 2011; Nicol et al. 2011; Kobayashi et al. 2011; Cui et al. 2014; Wada et al. 2014; Wilhelm et al. 2014; Aoki et al. 2017; Alnaggar et al. 2019; Xu et al. 2021). CTM-N2D is NKG2DL-targeting CAR-grafted gamma delta T cells. Adoptive transfer of autologous and allogeneic gamma delta T cells has been used to treat a wide range of cancers in clinical studies for more than a decade without causing severe adverse effects in patients. Regarding targeting NKG2DL, recent pre-clinical and clinical studies using NKG2DL-targeting CAR-alpha beta T cells also suggest that targeting NKG2DLs are well-tolerated. Below is a summary of these clinical findings relevant to CTM-N2D.

i.	Adoptive Transfer of gamma delta T Cells as Cancer Treatment

In humans, 1–10% of peripheral blood lymphocytes are gamma delta T cells, of which Vγ9Vδ2 T cells are the major subset. Such Vγ9Vδ2 T cells express Vγ9Vδ2 TCRs to recognize PAg on infected or transformed cells (Bonneville and Scotet 2006). In contrast to human leukocyte antigen (HLA)-dependent antigen recognition of alpha beta TCR, PAg recognition of Vγ9Vδ2 TCR is HLA-independent. Therefore, Vγ9Vδ2 T cells are unlikely to cause GvHD in an allogeneic setting (Lamb and Lopez 2005). Moreover, Vγ9Vδ2 T cells can kill cancer cells even without modification and are being used in clinical trials (Deniger, Moyes, and Cooper 2014; Hoeres et al. 2018).

In clinical trials, an ex vivo approach has been commonly used (Kobayashi et al. 2007; Bennouna et al. 2008; Abe et al. 2009; Nakajima et al. 2010; Noguchi et al. 2011; Sakamoto et al. 2011; Nicol et al. 2011; Kobayashi et al. 2011; Cui et al. 2014; Wada et al. 2014; Wilhelm et al. 2014; Aoki et al. 2017; Alnaggar et al. 2019; Xu et al. 2021). Patient’s own gamma delta T cells were first expanded in vitro using zoledronic acid and IL-2. These expanded autologous gamma delta T cells were then administrated back to the same patients in multiple doses. Such treatments were well-tolerated since no dose-limiting toxicities were observed at a dose level up to 4x109 cells per dose. However, the clinical efficacy has been variable, which may be due to the use of such autologous gamma delta T cells as monotherapy and/or the inherent poor quality of these patient-derived gamma delta T cells.

To study the potential of anti-cancer function of non-autologous gamma delta T cells, haploidentical or allogeneic gamma delta T cells have recently been used in clinical trials (Alnaggar et al. 2019; Wilhelm et al. 2014; Xu et al. 2021). There were no severe adverse events observed in these trials using non-autologous gamma delta T cells. Combining haploidentical gamma delta T cell infusion with lymphodepleting chemotherapy to facilitate graft survival, zoledronic acid to sensitize the cancer cells and IL-2 to support gamma delta T cell survival, improved clinical response has been achieved. Such combination therapy strategy can be extended to our clinical trials.

ii.	Targeting NKG2DLs with CAR-alpha beta T Cells in Cancer Treatment

In humans, NKG2DL are identified as MICA/B and ULBP1-6. The expression of NKG2DL is induced by various types of stress, including viral infection and malignant transformation (Raulet et al. 2013; Le Bert and Gasser 2014). Many tumor cell lines and primary tumors of various tissue-origin express NKG2DLs (Demoulin et al. 2017), which provide attractive targets for haematological cancers and solid tumors.

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CAR construct has been developed to target NKG2DLs. Currently, NKG2DL-targeting CAR is a fusion of NKG2D protein and T-cell surface glycoprotein CD3 zeta. It has been used to further enhance the anti-cancer potency of alpha beta T cells. These NKG2DL-targeting CAR-alpha beta T cells have been demonstrated in a pre-clinical study to treat pancreatic cancer (Demoulin et al. 2017). A product named NKR-2, based on such technology is currently being developed by Celyad Oncology SA (Nasdaq:CYAD) in clinical trials according to Celyad Oncology SA (Nasdaq:CYAD)’s website. Preliminary data from the dose-escalation segment of this Celyad Oncology SA (Nasdaq:CYAD) clinical study demonstrated that NKR-2 cell was well-tolerated and no toxicity was observed in dose level of 1x109 cells. We believe that such data provides support for evaluating NKG2DL-targeting CAR in the context of gamma delta T cells.

Development Status of CTM-N2D Therapy

We have translated the CAR- gamma delta T cell technology into a trial-ready cell therapy CTM-N2D for further evaluation in a clinical trial. The proposed clinical trial currently being discussed is an open-label, single-center, dose escalation, Phase I study. The study objectives are to determine safety, activity, and safe dosage of haploidentical or allogeneic NKG2DL-targeting CAR-grafted gamma delta T cells, which will be given in four weekly doses to patients with relapsed or refractory solid tumors of different types. We have conducted a pre-submission meeting with HSA. A full clinical trial dossier including trial protocol, Investigator’s Brochure (IB) and Chemistry, Manufacturing, and Control (CMC) has been submitted and reviewed by HSA during the pre-submission meeting, which has concluded that they have no major issues with the documents. On March 10, 2023, we entered into the Clinical Study Agreement pursuant to which the ANGELICA Trial will be conducted by the National University Hospital Singapore to evaluate the safety of CTM-N2D in human subjects, following the HSA’s acknowledgement on January 6, 2023 that we had submitted the relevant documents to meet the approval conditions of the CTA initially granted in July 2022 relating to the use of our CTM-N2D for the aforementioned trial by HSA, and no further action was required. Pursuant to the Clinical Study Agreement, the National University Hospital Singapore will conduct the ANGELICA Trial using our lead product candidate CTM-N2D, with Dr. Anand D Jeyasekharan, Consultant, Department of Hematology-Oncology of National University Hospital Singapore, being the principal investigator of the trial. Unless terminated earlier, the Clinical Study Agreement shall continue until completion of the trial. National University Hospital Singapore has obtained approval from the Singapore National Healthcare Group Domain Specific Review Boards in February 2023. Pursuant to the Clinical Study Agreement, Company has agreed to (i) provide funding and supply at no cost to National University Hospital Singapore such quantities of the CTM-N2D as may be required for the ANGELICA Trial, (ii) to provide all relevant clinical information, (iii) where applicable, to provide an instruction manual/guide, product labels, storage, handling and safety instructions and advice which are required for the safe and proper use of CTM-N2D and the proper planning and conduct of the trial. In March 2023, we obtained and provided to National University Hospital Singapore a clinical trial insurance certificate required to conduct the trial in Singapore. In all publications generated from the ANGELICA Trial, both Company and National University Hospital Singapore would be granted co-authorship. All the study results shall be jointly owned by both parties. Discoveries or inventions that relate to any enhancements or modifications to the CTM-N2D arising from the conduct of the ANGELICA Trial, whether conceived or reduced to practice either solely by or jointly with National University Hospital Singapore, will be the joint property of National University Hospital Singapore and Company. Either party may terminate the Clinical Study Agreement at any time upon providing at least thirty (30) days’ prior written notice to the other party. National University Hospital Singapore may terminate the Clinical Study Agreement immediately in the event National University Hospital Singapore and/or the principal investigator believes on reasonable grounds that continuing the said trial poses an unacceptable risk to the rights, interests, safety or well-being of human subjects, or if a serious adverse event occurs which necessitates the discontinuance of the ANGELICA Trial. Since the commencement of recruitment in November 2024, four patients have been successfully dosed with four weekly administrations of CTM-N2D at dose level 1 in the ANGELICA Trial. Dose level 1 was successfully completed in June 2025, with dose level 2 expected to commence in the third quarter of 2025. The development status of CTM-N2D therapy is depicted in Figure 1.

iPSC-gdNKT Therapy

Background of iPSC-derived gamma delta NKT Cell Technology

As of the date of this prospectus supplement, most CAR-T therapies for cancers are typically generated from patient’s own blood cells. Such products use alpha beta T cells as effector cells and are highly personalized and not suitable for other recipients. This is because in an allogeneic setting the TCR of alpha beta T cells may recognize host’s normal cells and cause GvHD. In contrast, immunotherapies basing on lymphocytes of innate immune system such gamma delta T cells and NK cells may be generated from donor blood cells. Gamma delta T cells and NK cells do not express alpha beta TCRs and are unlikely to cause GvHD under allogeneic setting. However, both patient blood cells and donor blood cells are limited in cell number and variable in quality. Identifying suitable blood donors and qualifying donated blood cells are necessary to ensure good quality as such cell sources form the starting material for manufacturing cell therapies. Using such limited and variable cell sources as starting material may pose significant challenges to scalability of production and standardization of products. Hence, an unlimited and standardized cell source is more desirable.

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In 2007, Professor Yamanaka and his team of scientists from Kyoto University, Japan, discovered that human dermal fibroblast could be converted into pluripotent stem cells through the delivery of four genes using viral vector (Takahashi et al. 2007). Aptly named as the Yamanaka factors, these genes were integrated into the genome of the fibroblast and “reprogrammed” the mature fibroblast back to pluripotent status. Such pluripotent stem cells are “induced” from mature cell and thus named iPSCs. Functionally, iPSCs are capable of self-renewing to provide unlimited cell source and differentiating into any cell types of the body. Moreover, the scientific developments of iPSC technology have enabled the generation of iPSCs via non-viral methods that leave no “genetic footprint” in the genome, thus making iPSCs potentially more suitable for therapeutic applications.

Despite the short history of iPSCs, they are moving quickly into clinical trials. Autologous iPSCs have been used to generate retinal cells to treat blindness in a clinical trial in Japan in 2014 (Mandai, Kurimoto, and Takahashi 2017). There are ongoing trials that are investigating the use of iPSC-derived heart muscle cells for heart disease (Cyranoski 2018) and the use of iPSC-derived neurons for Parkinson’s disease (Takahashi 2020). Besides regenerative medicine, there is an ongoing trial using iPSC-derived mesenchymal stem cells to treat GvHD (Bloor et al. 2020). In late 2018, a U.S. based company gained FDA approval for using iPSC-derived NK cells to treat cancer (Shankar et al. 2020). We believe that human pluripotent stem cells, especially iPSCs, are emerging as a reliable and standardizable starting material to produce cell therapy products.

Our Group has the know-how to use pluripotent stem cells to generate therapeutic cells of various types, including cardiomyocytes, neurons, dendritic cells (Zeng et al. 2007; Du et al. 2010; Zeng et al. 2009; Zeng et al. 2012; Zeng and Wang 2014; Zeng, Wu, and Wang 2015). Recently, we have successfully reprogrammed peripheral blood cells into iPSCs using the nonviral episomal method. Typical morphology of such generated iPSCs is shown in Figure 14. We believe we have further demonstrated the use of iPSCs to generate NK cells and gamma delta NKT cells against cancers (Zeng et al. 2017; Zeng, Tang, and Wang 2019). Typical morphology of such iPSC-derived gamma delta NKT cells is shown in Figure 15. Details of iPSC-derived gamma delta NKT cells are described below.

Figure 14. Typical morphology of iPSCs generated from peripheral blood cells.

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Figure 15. Typical morphology of iPSC-derived gamma delta NKT cells

Product Design and Manufacturing Process of iPSC-gd NKT Cells

i.	Product Design and Features of iPSC-gdNKT Cells

To develop a clinically cytotoxic and commercially viable cell-based immunotherapy for cancers, both the product function and its manufacturing need to be taken into consideration.

Among the innate immune cells, gamma delta T cells and NK cells have an array of built-in receptors to recognize cancers, including solid tumors. Such a cancer recognition system possesses several unique features including proven suitability, pattern recognition, targeting essential antigens and targeting ubiquitous antigens (Figure 16). We believe that integrating such cancer recognition system of gamma delta T cells and NK cells into one product, namely gamma delta NKT cells would not only enhance the potential product cytotoxicity but also broaden the indication spectrum (Figure 17).

Target : Receptor
Receptor : Target
Cancer cell
PAg
γδTCR
MIC ULBP
NKG2D
PVR Nectin-2
DNAM1
γδ T cell
γδTCR
NKG2D
DNAM1
Normal cell
Cancer cell
MIC ULBP
NKG2D
PVR Nectin-2
DNAM1
B7-H6 BAT3
NKp30
MLL5 variant
NKp44
Vimentin
NKp46
Antigen
CD16 (ADCC)
NK cell
NKG2D
DNAM1
NKp30
NKp44
NKp46
CD16 (ADCC)
Normal cell
"On-target on-cancer" therapeutic effect
"On-target off-cancer" side effect

Unique features of such cancer recognition system:

- ❑ **Immunosurveillance:** a proven safe system
- ❑ **Pattern recognition:** not targeting single antigen, but multiple antigens
- ❑ **Targeting essential antigens,** e.g. dysregulated metabolic pathway, proliferation and/or DNA-damage response
- ❑ **Targeting ubiquitous antigens:** Such antigens are expressed in many cancers including many solid tumors

Figure 16. Target recognition system of gamma delta T cells and NK cells and its unique features.

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Two most important types of innate immune cells for cancer immunosurveillance
γδTCR
NKG2D
DNAM1
γδ T cell
NK cell
NKp30
NKp44
NKp46
CD16 (ADCC)
A "2 in 1" hybrid cytotoxic cell
γδ NKT cell
γδ T cell-specific
expressed in both
NK cell-specific
Armed with both target recognition systems of γδ T cells and NK cells, γδ NKT cells may recognize more cancers.

Figure 17. Integrating cancer recognition capability of gamma delta T cells and NK cells into one product, gamma delta NKT cells.

ii.	Manufacturing Process of iPSC-gdNKT Cells

Ideally, such a product may be manufactured in large-scale from an unlimited cell source, which is not patient or donor blood cells, without relying on genetic modification. To this end, we are in the process of designing a proprietary manufacturing process to generate gamma delta NKT cells from iPSCs (Figure 18), which includes a one-time conversion of gamma delta T cells into iPSCs (“gamma delta T-iPSCs”) and using gamma delta T-iPSCs as starting material to manufacture gamma delta NKT cells.

"From γδ T cell to stem cells and back with more (NKRs)" –
a two-step strategy to generate NKR-expressing mimetic γδ T cells from iPSCs
One-time conversion of γδ T cell into γδ T-iPSCs
Manufacturing of γδ NKT cells from γδ T-iPSCs
Step 1: Reprogramming
Step 2: "NK cell-promoting" differentiation
Vγ9Vδ2 T cell
γδ T-iPSCs carrying rearranged TCRG and TCRD genes
Mimetic Vγ9Vδ2 T cells endowed with an array of NKRs
Rearranged TCRG and TCRD genes
Vγ9Vδ2 TCR
NKRs

Figure 18. Manufacture of gamma delta NKT cells from gamma delta T-iPSCs

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Successful Generation of iPSCs from gamma delta T Cells (gamma delta T-iPSCs)

Using our optimized reprogramming protocol, we believe we have successfully generated iPSCs from gamma delta T cells and confirmed their derivation from gamma delta T cells (Figure 19). Such generated gamma delta T-iPSCs will serve as unlimited starting material to generate iPSC-derived gamma delta NKT cells.

a
GDTA/NF-iPSC#1
(γδ T cell-derived)
GDTA/NF-iPSC#2
(γδ T cell-derived)
GDTA/NF-iPSC#3
(non-T cell-derived)
b
1 2 3 4 5 6 7 8 9
TCRG tube A: Vγ-Jγ
TCRG tube B: Vγ-Jγ
Specimen Control
Size Ladder

1: 100bp+ ladder; **2:** GDTC/SV-iPSC#12; **3:** GDTC/SV-iPSC#13; **4:** GDTC/SV-iPSC#15; **5:** GDTA/NF-iPSC#1; **6:** Ctrl 0000; **7:** Ctrl 0009; **8:** Ctrl 0021; **9:** Water

Figure 19. Generation and identification of γδ T-iPSCs. In this figure, “γδ T cell” refers to gamma delta T cell;

“GDTA/NF” means gamma delta T cell aggregate/ nucleofection

Successful Generation of gamma delta NKT Cells from gamma delta T-iPSCs

Using our “NK cell-promoting” differentiation protocol, we have successfully generated gamma delta NKT cells from gamma delta T-iPSCs. Such gamma delta NKT cells express cancer recognition receptors of both gamma delta T cells and NK cells (Figure 20).

Gamma delta NKT Cells Recognize and Kill a Broad-spectrum of Cancer Cells

We tested direct cytotoxicity of gamma delta NKT cells against cancer cells of different origins. These cancer cells were as various as follows: glioblastoma of brain (T98G, U-87); adenocarcinoma, ductal carcinoma and metastatic carcinoma of breast (MCF7, BT-474, MDA-MB-453); Burkitt’s lymphoma (Daudi, Raji); hepatocellular carcinoma (Hep G2); adenocarcinoma of ovary (SK-OV-3); metastatic melanoma of skin (FM-57, Malme-3M); squamous cell carcinoma of tongue (SCC-25); colorectal carcinoma and adenocarcinoma of colon (HCT 116, SW480); multiple myeloma (RPMI 8226); chronic myelogenous leukemia (K562); acute monocytic leukemia (THP-1). Results showed that gamma delta NKT cells efficiently killed these very different cancer cells even at low effector to target (E:T) ratios, suggesting that most surface receptors on gamma delta NKT cells may be involved in cancer recognition. See Figure 21.

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100 µm

GDTA/NF-iPSC#1 (γδ T cell-derived), d47
i
SSC→
FSC→
j
60%
Pan γδ TCR→
CD3→
k
99%
Vγ9 TCR→
Vδ2 TCR→
m
60%
39%
CD3→
CD56→
n
59%
SSC→
Vδ2 TCR→
l
98%
Pan γδ TCR→
CD56→

Color Code for Expression: Red – Positive; Blue – Negative
Receptors expressed in γδ T cells and NK cells
Receptors expressed in NK cells, but not constitutively in γδ T cells
Apoptosis-inducing ligands
Donor γδ T cells
SSC→
FSC→
γδ TCR→
CD3→
99%
99%
9%
4%
3%
4%
1%
2%
NKG2D→
DNAM-1→
NKp30→
NKp44→
NKp46→
CD16→
FasL→
TRAIL→
Donor NK cells
CD56→
99%
99%
80%
53%
81%
79%
1%
6%
iPSC-Vγ9Vδ2 T cells
84%
97%
99%
99%
97%
41%
5%
89%

Figure 20. Morphology and phenotype of gamma delta NKT cells

Figure 21. Direct cytotoxicity of gamma delta NKT cells against a broad-spectrum of cancer cells.

S-35

Direct cytotoxicity of gamma delta NKT cells against SW480, a colorectal adenocarcinoma cell line, was observed under a live imaging microscope. A 48-hour time-lapse video showed that gamma delta NKT cells eliminated most SW480 cells within first 12 hours, which we believe further confirms the cytotoxicity of this novel type of killer cells. See Figure 22.

Figure 22. Seek, see, and destroy ‒ unravelling the action of gamma delta NKT cells frame by frame. In the above figure, the arrows indicate cancer cells, and the triangles indicate iPSC-derived gamma delta NKT cells.

Development Status of iPSC-derived gamma delta NKT Cell Technology

Extensive in vitro studies have demonstrated that iPSC-derived gamma delta NKT cells have the potential to recognize and kill a “broad-spectrum” of cancers with great specificity. To realize the potential of iPSC-derived gamma delta NKT cells in cancer treatment, we have been in the process of further evaluating iPSC-derived gamma delta NKT cells in pre-clinical studies since the fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

S-36

The Offering

Ordinary shares offered by us:	Up to 2,432,172 ordinary shares, after giving effect to the assumed sale of U.S.$4,304,945 of our ordinary shares at a price of U.S.$1.77 per share, which was the closing price of our ordinary shares on the Nasdaq Capital Market on August 12, 2025. The actual number of shares issued and sold, if any, will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of distribution:	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our ordinary shares in the United States through the Sales Agent. See the section entitled “Plan of Distribution” on page S-47 of this prospectus supplement.

Ordinary shares to be outstanding after this offering:	14,165,884 shares, based on the assumptions set out above under “Ordinary shares offered by us”.

Use of proceeds:	We intend to use any net proceeds from this offering for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. We may also use a portion of the net proceeds to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, the Company has not entered into any definitive agreements. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks. See “Use of Proceeds” on page S-41.

Risk factors:	You should read the “Risk Factors” section beginning on page S-38 of this prospectus supplement, the “Risk Factors” section beginning on page S-38 of the accompanying base prospectus, and the “Risk Factors” section in our Annual Report on Form 20-F for the year ended December 31, 2024 for a discussion of factors to consider before deciding to purchase our securities.

Market for the shares	Our ordinary shares are quoted and traded on the Nasdaq Capital Market under the symbol “GDTC.”

The ordinary shares to be outstanding after this offering is based on 11,733,712 shares outstanding as of August 18, 2025, plus ordinary shares offered hereby. The ordinary shares to be outstanding after this offering excludes the 72,371 ordinary shares issuable upon the exercise of warrants issued to the representative of the underwriters in connection with our initial public offering.

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RISK FACTORS

investing in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference in this prospectus supplement before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, and all of the information included or incorporated by reference in this prospectus supplement before deciding whether to purchase our Ordinary Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Securities and the Offering

If you purchase the ordinary shares, you will experience immediate dilution as a result of this offering.

Since the price per share of our ordinary shares being offered is substantially higher than the net tangible assets per share of our ordinary shares, you will suffer immediate and substantial dilution in the net tangible assets of the ordinary shares you purchase in this offering. After giving effect to the sale by us of ordinary shares at the offering price of U.S.$1.77 per ordinary share, if you purchase ordinary shares in this offering, you will suffer immediate dilution of approximately U.S.$1.03 per share in the net tangible assets of the ordinary shares. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from this offerings in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The market price of shares of our ordinary shares has dropped significantly and may continue to do so.

The market value of our ordinary shares has dropped significantly. By way of example, the closing price of our ordinary shares on January 2, 2025, the first trading of our most recently completed financial year, has fallen from U.S.$3.50 to U.S.$1.77 as of August 12, 2025, a fall of approximately U.S.$1.73, or about 49.4%. If the per share price of our ordinary shares further deteriorates, the value of any investment you have made, or may make, in our Company will correspondingly decline.

The ordinary shares offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell our ordinary shares at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

Our plans and expectations may require us to raise additional capital in the near future through the sale of ordinary shares or securities convertible or exercisable for ordinary shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders. Assuming the sale of U.S.$4,304,945 of our ordinary shares at a price of U.S.$1.77 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on August 12, 2025, we will issue 2,432,172 ordinary shares in this offering, over 20.7% of our ordinary shares prior to the offering.

The sale of a substantial amount of our ordinary shares could adversely affect the prevailing market price of our ordinary shares.

We are offering ordinary shares. Sales of substantial amounts of our ordinary shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

S-38

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2024 on:

●	an actual basis; and

●	a pro forma basis to reflect the issuance of 296,348 ordinary shares under the 2023 Equity Incentive Plan; and

●	a pro forma as adjusted basis to reflect (i) the above; and (ii) the issuance and sale of 2,432,172 ordinary shares by us in this offering at an assumed offering price of U.S.$1.77 per ordinary share, the closing price of our ordinary shares on The Nasdaq Capital Market on August 12, 2025, for net proceeds of approximately U.S.$4.04 million after deducting Sales Agent fees and estimated offering expenses payable by us.

The pro forma information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering.

	As of December 31, 2024
	Actual		Pro Forma		Pro Forma As Adjusted
	S$	U.S.$	S$	U.S.$	S$	U.S.$
Cash and bank balances	4,970,367	3,638,096	4,970,367	3,638,096	10,489,847	7,678,119

Total liabilities	1,023,960	749,495	1,023,960	749,495	1,023,960	749,495

Equity
Ordinary shares, 11,540,000 shares outstanding on an actual basis; 11,836,348 shares outstanding on a pro forma basis; and 14,268,520 shares outstanding on an as adjusted basis (assuming 2,432,172 ordinary shares to be issued in this offering)	23,793,950	17,416,154	25,170,510	18,423,737	30,689,990	22,463,760
Capital reserve	73,982	54,152	73,982	54,152	73,982	54,152
Translation reserve	(53,757)	(39,348)	(53,757)	(39,348)	(53,757)	(39,348)
Accumulated losses	(14,848,135)	(10,868,200)	(16,224,695)	(11,875,783)	(16,224,695)	(11,875,783)
Non-controlling interest	77,749	56,909	77,749	56,909	77,749	56,909
Total equity	9,043,789	6,619,667	9,043,789	6,619,667	14,563,269	10,659,690

Total capitalization	10,067,749	7,369,162	10,067,749	7,369,162	15,587,229	11,409,185
Net tangible assets	8,950,739	6,551,558	8,950,739	6,551,558	14,470,219	10,591,581
Shares outstanding	11,540,000	11,540,000	11,836,348	11,836,348	14,268,520	14,268,520
Net tangible assets per share	0.78	0.57	0.76	0.55	1.01	0.74

Notes:

(1)	Additional paid-in capital reflects the sale of the ordinary shares in this offering at an assumed offering price of U.S.$1.77 per share, the closing price of our ordinary shares on The Nasdaq Capital Market on August 12, 2025, after deducting the estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only. There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our Pro Forma estimates assumes that we sell all U.S.$4,304,945 of ordinary shares being offered by this prospectus supplement and the accompanying base prospectus at substantially the same time. Additionally, the sales commission that we will pay the Sales Agent is 2.5% of the aggregate gross proceeds from each sale of placement shares, and as a result our net proceeds from this offering will depend on the number of sales made under this offering. Our Pro Form data could be significantly different if we do not sell all of the U.S.$4,304,945 of ordinary shares offered hereby, if such sales do not occur at substantially the same time or if some or all of the sales hereunder are block trades.

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DILUTION

If you invest in our ordinary shares in this offering, your interest will be diluted to the extent of the difference between the offering price per ordinary share and the net tangible assets per ordinary share after this offering.

Our historical net tangible assets as of December 31, 2024 were S$8.95 million (approximately U.S.$6.55 million), or S$0.78 (approximately U.S.$0.57) per ordinary share. Our historical net tangible assets are the amount of our total tangible assets less total liabilities. Historical net tangible assets per ordinary share is our historical net tangible assets divided by the number of outstanding ordinary share as of December 31, 2024.

Our pro forma net tangible assets represent our total tangible assets less total liabilities, divided by the pro forma number of outstanding ordinary shares. As of December 31, 2024, after giving the effect to the issuance of ordinary shares from the 2023 Equity Incentive Plan, our pro forma net tangible assets were S$8.95 million (approximately U.S.$6.55 million), or S$0.76 (approximately U.S.$0.55) per ordinary share. After giving effect to the sales and issuance of 2,432,172 ordinary shares at an assumed offering price of U.S.$1.77 per ordinary share, the closing price of our ordinary shares on The Nasdaq Capital Market on August 12, 2025, and after deducting the Sales Agent’s fees and estimated offering expenses payable by us, our pro forma net tangible assets were S$14.47 million (approximately U.S.$10.59 million), or S$1.01 (approximately U.S.$0.74) per ordinary share. This represents an immediate dilution in net tangible assets of U.S.$1.03 per ordinary share to investors participating in this offering. The following table illustrates such dilution on a per ordinary share basis:

	U.S.$	U.S.$
Assumed offering price per ordinary share		1.77
Net tangible assets per ordinary share as of December 31, 2024	0.57
Decrease in net tangible assets per share attributable to the pro forma adjustments described above	(0.02)
Pro forma net tangible book value per share as of December 31, 2024	0.55
Increase in pro forma net tangible assets attributable to this offering	0.19
As adjusted pro forma net tangible assets per ordinary share after this offering		0.74
Dilution per ordinary share to new investors in this offering		1.03

The ordinary shares to be outstanding after this offering is based on 11,733,712 shares outstanding as of August 18, 2025, plus ordinary shares offered hereby. The ordinary shares to be outstanding after this offering excludes the 72,371 ordinary shares issuable upon the exercise of warrants issued to the representative of the underwriters in connection with our initial public offering.

To the extent that we issue additional ordinary shares in the future, including any outstanding warrants are exercised, new options or other equity awards are issued under our equity incentive plans, there will be further dilution to new investors participating in this offering.

S-40

USE OF PROCEEDS

There is no minimum offering amount required as a condition to close this offering, and as a result, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We may issue and sell our ordinary shares having aggregate sales proceeds of up to U.S.$4,304,945 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

The net proceeds from this offering, if any, after deducting Sales Agent fees and our estimated offering expenses, will be used for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. We may also use a portion of the net proceeds from this offering to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, the Company has not entered into any definitive agreements. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty and we may use the net proceeds for other purposes with which you do not agree. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to U.S.$4,304,945 of our ordinary shares. The Sales Agent may sell our ordinary shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Ordinary shares

A description of the ordinary shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital,” starting on page S-42 of the accompanying base prospectus. As of August 18, 2025, we had 11,733,712 ordinary shares outstanding.

S-41

DESCRIPTION OF SHARE CAPITAL

We are a company incorporated in Singapore and our affairs are governed by our constitution, as amended from time to time, and the Singapore Companies Act, and the common law of Singapore.

The following are summaries of the material provisions of our constitution, insofar as they relate to the material terms of our ordinary shares. The copy of our constitution was filed as an exhibit to the most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement.

General

As of the date of this prospectus supplement, we had 11,733,712 ordinary shares outstanding, no par value, which represents our entire issued and outstanding share capital as of such date.

We currently only have one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Subject to the Singapore Companies Act and our constitution, only persons who are registered in our register of members are recognized under Singapore law as our shareholders. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Ordinary Shares

Our ordinary shares have no par or nominal value under Section 62A(1) of the Singapore Companies Act. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our ordinary shares who has fully paid up all amounts due with respect to such ordinary shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such ordinary shares, subject to any lifting of the corporate veil by the Singapore courts. We believe this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. Under Singapore laws, we cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares. There are no limitations in our constitution or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Voting Rights

Each ordinary share is entitled to one vote per share. Pursuant to our constitution, voting at any meeting of shareholders must be by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy or by attorney or other duty authorized representative and representing not less than 5% of the total voting rights of all shareholders having the right to vote at the meeting. For a poll, each holder of ordinary shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each ordinary share which he holds or represents. Proxies need not be shareholders.

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders in person or by proxy or by attorney or other duly authorized representative. Therefore, since the ordinary shares offered in this offering are expected to be held through the DTC or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our ordinary shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding these ordinary shares on how to vote such ordinary shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the votes of the DTC participants (which results will reflect the instructions received from persons that own our ordinary shares electronically in book-entry form through DTC). In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second or casting vote.

S-42

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our available profits and shall not bear interest against our Company, and the amount of any such dividend shall not exceed the amount recommended by our Board. Subject to our constitution and in accordance with the Singapore Companies Act, our Board may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the Board declares must be approved by an ordinary resolution at a general meeting of our shareholders. Please refer to the section titled “Dividends and Dividend Policy” for further information on our dividend policy.

Capitalization and Other Rights

Our Board may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our shareholders in proportion to their shareholdings in accordance with our constitution.

Variation of Rights

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force affecting us, under our constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied either with the consent in writing of the holders of 75% of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied either while the Company is a going concern or during or in contemplation of a winding-up. Except otherwise provided in our constitution, in each general meeting, the necessary quorum shall be two shareholders present in person.

Issuance of New Shares

Under the Singapore Companies Act, notwithstanding anything in our constitution, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such authority to issue new ordinary shares, if granted by our shareholders, shall continue in force until the earlier of:

●	the conclusion of the next annual general meeting after the date on which the approval was given; or

●	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within four (4) months after the end of each financial year in the case of a public company that is listed or within six (6) months after the end of each financial year in the case of any other company);

however, any such approval may be revoked or varied by the company in a general meeting.

Subject to this, applicable provisions of the Singapore Companies Act and our constitution, our Board may allot, issue or grant options over or otherwise dispose of new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our ordinary shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Preference Shares

Our constitution provides that, subject to the Singapore Companies Act and our constitution, we may issue shares of a different class with preferential, deferred or other special rights, or restrictions, whether with regards to dividend, voting, return of capital or otherwise, or which do not confer voting rights, as our Board, subject to any ordinary resolution of our Company, determine. The Singapore Companies Act states that no company shall allot any preference shares or convert any issued shares into preference shares unless there are set out in its constitution the rights of the holders of those shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares.

The issuance of preference shares could have the effect of decreasing the trading price of our ordinary shares, restricting dividends on our ordinary shares, diluting the voting power of our ordinary shares, impairing the liquidation rights of our ordinary shares, or delaying or preventing a change in control of the Company.

S-43

Register of Members

Subject to the Singapore Companies Act and our constitution, only persons who are registered in our register of members are recognized under Singapore law as our shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Our ordinary shares are listed and traded on Nasdaq under the symbol “GDTC” and are held through the DTC. Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members.

A holder of our ordinary shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such shares for certificated ordinary shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated ordinary shares are determined by DTC (including the broker, bank, nominee or other institution that holds the shares within DTC) and VStock, which is our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated ordinary shares.

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Take-over Code

The Singapore Take-over Code, regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies and contains certain provisions that may delay, deter or prevent a take-over or change in control of such a public company. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to SIC to waive the application of the Singapore Take-over Code. As of the date of this prospectus supplement, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit such application and when the result of such application is known.

Any person acquiring an interest, whether in a single transaction of by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, in 30% or more of the voting rights in the Company or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must immediately, except with the consent of SIC, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless such presumption is rebutted) to be acting in concert with each other. They are as follows:

●	a company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

●	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

●	a company with any of its pension funds and employee share schemes;

●	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

S-44

●	a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

●	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

●	partners; and

●	an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, such person’s related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement. Where any such shares have been acquired for a consideration other than cash, the SIC should be consulted as to the offer to be made for any class of share capital in respect of which no acquisitions have taken place within the preceding 6 months or when there is more than one class of equity share capital involved.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Election and Re-election of Directors

We may, by ordinary resolution, remove any Director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such Director. Where any Director so removed was appointed to represent the interests of any particular class of shareholders the resolution to remove him shall not take effect until his successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing. Special notice shall be required of any notice to remove any director or to appoint another person in place of a director so removed at the meeting at which he is removed. Upon receipt of notice of an intended resolution to remove a Director, we shall immediately send a copy thereof to the Director concerned, and the Director, whether or not he is a member of our company, shall be entitled to be heard on the resolution at the meeting.

Our constitution provides that our Board shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional Director, provided the total number of Directors must not at any time exceed the number fixed in accordance with our constitution. Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

Our constitution provides that at every annual general meeting (subsequent to our first annual general meeting), one-third of our Directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest to one-third, must retire from office. We may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of our Directors, and may also determine in what rotation the increased or reduced number is to go out of office.

General Meetings of Shareholders

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within four (4) months after the end of each financial year as a public company that is listed or within six (6) months from the end of our financial year as any other type of company. Our Directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of two (2) of more shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares).

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of not less than three-fourths of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our constitution, a change of our corporate name and a reduction in the share capital.

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We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Shareholder Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

●	the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

●	a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

●	direct or prohibit any act or cancel or vary any transaction or resolution;

●	regulate the conduct of the affairs of the company in the future;

●	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

●	provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

●	provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration in the name of and on behalf of the company or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

As permitted by the Singapore Companies Act, our constitution provides that every officer of the Company shall be entitled to be indemnified out of our assets against any liability (other than any liability referred to in Section 172B(1)(a) or (b) of the Singapore Companies Act) incurred by the officer to a person other than us attaching to the officer in connection with any negligence, default, breach of duty or breach of trust.

We entered into deed of indemnification with each of our Directors and officers. We will be obliged under these deeds to indemnify these individuals to the fullest extent permitted under Singapore law and our constitution against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified (on terms that the full amount of such advances is to be repaid if the individual is convicted in the relevant proceeding (with such conviction being final), final judgment is given against the individual in the relevant proceeding or, as the case may be, the court refuses to grant the individual relief on the application (with such refusal of relief being final)), save that the Company shall not provide any indemnity (to any extent) to a director or an officer against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company save for the circumstances as permitted pursuant to Section 172A and Section 172B of the Singapore Companies Act. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “GDTC”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

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PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to U.S.$4,304,945 of our ordinary shares through or to the Sales Agent as sales agent or principal. This summary of the material provisions of the Sales Agreement set forth herein does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated the date of this prospectus supplement and incorporated into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below. Sales of our ordinary shares, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of ordinary shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct the Sales Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the ordinary shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the Sales Agent such number or dollar amount of ordinary shares that would (i) exceed the number or dollar amount of ordinary shares registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued ordinary shares, (iii) exceed the number or dollar amount of ordinary shares permitted to be sold under Form F-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of ordinary shares for which we have filed a prospectus supplement to the Registration Statement.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our ordinary shares. The aggregate compensation payable to the Sales Agent shall be equal to 2.5% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent for all expenses incident to the performance of our obligations under the Sales Agreement including, without limitation, all fees, expenses in an amount not to exceed U.S.$35,000. We have paid an expense deposit of U.S.$10,000 to the Sales Agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the Sales Agent in connection with this offering. In addition, we will reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses related to maintaining the Sales Agreement, including transaction costs and legal fees, up to U.S.$5,000 every six months (and no more than U.S.$10,000 per fiscal year). We will also reimburse up to U.S.$10,000 for each program “refresh,” such as the filing of a new registration statement, prospectus or prospectus supplement, or an amendment to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering and because the amount of the sales commission differs if a sale is done as a block trade or not, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Unless the parties agree otherwise, settlement for sales of ordinary shares will occur on the business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our ordinary shares. The obligations of the Sales Agent under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must satisfy. In connection with the sales of our ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate automatically upon the sale of all of our ordinary shares subject to the Sales Agreement and this prospectus supplement or as otherwise permitted pursuant to the terms of the Sales Agreement. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten day’s prior written notice.

We intend to report at least quarterly the number of ordinary shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of ordinary shares during the relevant period. This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus supplement electronically.

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Regulation M Compliance

The Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Market Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “GDTC”.

The transfer agent and registrar for our ordinary shares in the United States is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

Other Relationships

From time to time, the Sales Agent and/or its affiliates have received or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. The Sales Agent has received, or may in the future receive, customary fees and commissions for these transactions.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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TAXATION

The following are material Malaysian, Singaporean and U.S. federal income tax considerations relevant to an investment in our ordinary shares. This discussion does not address all tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Malaysian, Singaporean, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

Malaysia Tax Considerations

Unless otherwise noted in the following discussion, this section is the opinion of Zi Li & Partners, our Malaysian counsel, insofar as it relates to legal conclusions with respect to matters of Malaysia taxation below.

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2024
Resident company:
● with paid-up capital of 2.5 million Malaysian ringgit (MYR) or less, and gross income from business of not more than MYR50 million	On the first MYR150,000	15%
● that does not control, directly or indirectly, another company that has paid-up capital of more than MYR2.5 million	MYR150,001 to MYR600,000	17%
● is not controlled, directly or indirectly, by another company that has paid-up capital of more than MYR2.5 million, and	MYR600,001 and Subsequent Balance	24%
Company other than the above category		24%

The Budget Speech 2024 highlighted the Malaysian government’s commitment in encouraging Micro, Small and Medium Enterprises (“MSMEs”) to digitalize their operations and adopt automation, with the ultimate goal of becoming a sustainable business. For taxpayers with an annual income or sales exceeding MYR100 million, e-invoicing implementation is mandated from August 1, 2024. Taxpayers in other income categories are required to implement e-invoicing from July 1, 2025. Further, there is a proposed tax deduction of up to MYR50,000 for each YA, effective from YA 2024 to YA 2027. This deduction is applicable for Environmental, Social and Governance (“ESG”) related expenditures by MSMEs such as: (i) enhance sustainability reporting framework; (ii) climate risk management and scenario analysis; (iii) tax corporate governance framework of IRB; (iv) transfer pricing documentation; (v) e-invoicing implementation; and (vi) any reporting requirement related to ESG.

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Pursuant to the ITA, a non-resident company — namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA — is subject to the following tax rates:

Types of Income	Rate (%)
Business income.	24
Royalties derived from Malaysia.	10
Rental of moveable properties.	10
Advice, assistance, or services rendered in Malaysia.	10
Interest.	15	*
Dividends.	Exempt
Other income.	10

Note:	Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted. To legislate the above, the following Orders were gazetted on 19 July 2022 and are effective from January 1, 2022 to December 31, 2026.

Pursuant to the Budget 2025 speech, Prime Minister and Finance Minister Datuk Seri Anwar Ibrahim announced that the exemption for FSI received by individual resident has been extended for ten (10) years until December 31, 2036. This extension was enacted through the Income Tax (Exemption) (No. 5) Order 2022 (Amendment) Order 2024 and will come into force on January 1, 2027.

The Guidelines on the Tax Treatment in relation to Income Received from Abroad (Amendment) were published by the IRB on June 20, 2024, to provide equitable tax treatment on the FSI accrued in or derived from Malaysia in line with Malaysia’s commitment towards compliance with international tax best practice.

Profit Distribution and Withholding Tax

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. This position has changed with the enactment of the Finance Act 2024 and the implementation of the Income Tax (Determination of Chargeable Income of an Individual in respect of Dividend) Rules 2025, but only in respect of individuals receiving dividends which are deemed under Section 14 of the ITA to be derived from Malaysia. With effect from year of assessment 2025, an additional 2% tax will be imposed on the annual dividend income exceeding MYR100,000 which received by resident individuals, non-resident individuals and individuals holding shares through nominees. Note that dividends from sources outside Malaysia are not treated as Malaysian income currently and will therefore not be subject to the new 2% dividend tax. Nonetheless, Section 108 of the ITA has not been amended and so even with the introduction of the dividend tax, the dividend-paying companies are not required to deduct tax from dividends paid to the shareholders. The individual shareholders will be responsible to declare the dividend income which is subject to the 2% dividend tax and pay the required tax on his/her own.

In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

For more information, please refer to “Item 10. Additional Information - E. Taxation” of our 2024 Annual Report which is herein incorporated by reference.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE OFFERED SECURITIES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

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LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares and certain other matters of Singapore law will be passed upon for us by Opal Lawyers LLC. Certain matters of Malaysian law will be passed upon for us by Zi Li & Partners. Ortoli Rosenstadt LLP may rely upon Opal Lawyers LLC with respect to matters governed by Singapore law, and by Zi Li & Partners with respect to matters governed by Malaysian law. R.F. Lafferty & Co., is being represented by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024, and 2023, incorporated by reference in this prospectus supplement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of Singapore, and substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is uncertainty as to whether judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our ordinary shares will be required to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our Directors or our executive officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our ordinary shares may become our registered shareholder by exchanging its interest in our ordinary shares for certificated ordinary shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

Opal Lawyers LLC, our counsel as to the laws of Singapore, has advised us that there is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. The enforcement of any foreign judgment obtained in the United States is done by way of a common law action commenced in the Singapore Courts.

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In making a determination as to enforceability of a foreign judgment by way of a common law action, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed or ascertainable sum of money. In general, a foreign judgment would be enforceable in Singapore unless, amongst other things, procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore that is binding on the same parties, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision. However, if the Singapore courts consider such a judgment to amount to a direct or indirect enforcement of foreign penal, revenue or other public laws, it is likely that such a judgment cannot be enforced in Singapore.

Zi Li & Partners, our counsel as to the laws of Malaysia, has advised us that whilst judgments obtained in the U.S. may not be enforced in Malaysia under the streamlined process provided under the legislation for recognizing reciprocal judgments, such judgments may still be enforced in the Malaysian courts under common law principles.

The Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India (excluding State of Jammu and Kashmir, State of Manipur, Tribal areas of State of Assam, Scheduled areas of the States of Madras and Andhra) and Brunei Darussalam, and are referred to as “reciprocating countries”. A judgment from a court of a reciprocating country will be recognized and enforced by the courts of Malaysia without re-examination or re-litigation of the issues upon registration of the judgment with the Malaysian courts under section 4(1) of REJA within six (6) years after the date of the judgment, or, where there have been proceedings by way of appeal against the judgment, after the date of the last judgment given in those proceedings so long as certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court) are met. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in a court of countries not listed in the First Schedule to REJA, after due service of process, may, at the discretion of the Malaysian courts be actionable in the Malaysian courts by way of a suit on a debt if such judgement is final and conclusive. However, such action may be met with defenses. Although the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, fresh proceedings must be instituted by the judgement creditor and upon re-litigation and re-examination of the issues. There are specific conditions that must be met for these foreign judgments to be enforceable, including but not limited to the following:

(a) The judgment is for a definite sum, and which is final and conclusive;

(b) The original court granting the judgment had jurisdiction in the action;

(c) The judgment was not obtained by fraud;

(d) The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) The enforcement of the judgment would not be contrary to public policy in Malaysia

S-53

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on April 28, 2025, May 16, 2025, July 3, 2025, July 3, 2025 and July 21, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on March 30, 2023, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

CytoMed Therapeutics Limited
1 Commonwealth Lane, #08-22
Singapore 149544
+65 6250 7738

enquiry@cytomed.sg

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-54

Prospectus

CytoMed Therapeutics Limited

U.S.$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares of no par value (“Ordinary Shares”), share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed U.S.$50,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below U.S.$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page S-38 for more information.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “GDTC.” On June 11, 2025, the closing price of our Ordinary Shares as reported by the Nasdaq Capital Market was U.S.$2.02. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Investors are cautioned that you are not buying shares of a Malaysia-based operating company but instead are buying shares of a Singapore holding company with operations primarily conducted by our subsidiaries, CytoMed Therapeutics (Malaysia) Sdn. Bhd. (“CytoMed Malaysia”) and IPSC Depository Sdn. Bhd. (“IPSC Depository”), based in Malaysia, and that this structure involves unique risks to investors.

This is an offering of the Ordinary Shares of the Singapore holding company. We conduct our business primarily through our subsidiaries, CytoMed Malaysia and IPSC Depository, in Malaysia. You will not and may never have direct ownership in the primary operating entities based in Malaysia.

Throughout this prospectus, unless the context indicates otherwise, references to “CytoMed”, the “Company,” “our company” refer to CytoMed Therapeutics Limited, a holding company incorporated in Singapore. References to “Subsidiaries,” or “Operating Subsidiaries” refer to the CytoMed’s subsidiaries established under the laws of Singapore and Malaysia. References to “Group,” “we,” “us,” and “our” are to CytoMed and its consolidated subsidiaries collectively.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 39 of this prospectus.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” on pages 35 and 34 for additional information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Monetary Authority of Singapore, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 13, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of U.S.$50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information”.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the annual report on Form 20-F we filed with the SEC on April 28, 2025 (the “2024 Annual Report”).

Prospectus Conventions

●	“γδ TCR” are to gamma delta T-cell receptor;

●	“A*STAR” are to the Agency for Science, Technology and Research of Singapore;

●	“ACCA” are to the Association of Chartered Certified Accountants;

●	“ACRA” are to the Accounting and Corporate Regulatory Authority of Singapore;

●	“ACRA Code” are to the Code of Professional Conduct and Ethics for Public Accountants and Accounting Entities;

●	“ACTRIS” are to the Advanced Cell Therapy and Research Institute, Singapore;

●	“Advertisement Regulations” are to the Health Products (Advertisement of Specified Health Products) Regulations 2016 enacted under the HPA (as defined below);

●	“ANGELICA Trial” are to the Phase I trial to evaluate allogeneic NKG2DL-targeting chimeric antigen receptor-grafted gamma delta T cells (CTM-N2D) in subjects with advanced solid tumours or haematological malignancies;

●	“ASX” are to the Australian Securities Exchange Ltd;

●	“ATPL” are to Accelerate Technologies Pte. Ltd. (formerly known as ETPL);

●	“BAS” are to building automated system;

●	“BCMA” are to B-cell maturation antigen;

●	“BMR” are to batch manufacturing records;

●	“BNM” are to the Central Bank of Malaysia or Bank Negara Malaysia;

●	“Board” or “Board of Directors” are to the board of directors of the Company;

●	“BRCA” are to the Business and Research Collaboration Agreement entered into between the Company and SunAct Cancer Institute Private Limited on December 30, 2024.

●	“CAR” are to chimeric antigen receptor;

●	“CAR-T” are to chimeric antigen receptor-modified T cells;

●	“CDCR” are to the Control of Drugs and Cosmetics Regulations 1984 of Malaysia, as amended;

●	“cGMP” are to current good manufacturing practice, a system for ensuring that products are consistently produced and controlled according to quality standards;

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●	“cGMP Facility” are to the Company’s current good manufacturing practice processing facility located at 12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Johor, Malaysia;

●	“CGTP” are to Cell and Gene Therapy Products;

●	“Clean Air Regulations” are to the Environmental Quality (Clean Air) Regulations 2014 of Malaysia;

●	“Clinical Study Agreement” are to the Investigator-Initiated Clinical Study Agreement entered into between the Company and National University Hospital Singapore on March 10, 2023.

●	“Clinical Trials Regulations” are to the Health Products (Clinical Trials) Regulations of 2016 enacted under the HPA (as defined below), which governs clinical trials of therapeutic products and applicable CTGTP (as defined below) that are not observational trials within Singapore;

●	“Code” are to the Internal Revenue Code of 1986 of the United States of America, as amended;

●	“Comptroller” are to the comptroller of income tax in Singapore;

●	“Contract Manufacturing Organization” or “CMO” are to companies that provide drug development and drug manufacturing services to the companies in the pharmaceutical industry on a contract basis;

●	“Contract Research Organization” or “CRO” are to companies that provide research support to the companies in pharmaceutical and biotechnology industries on a contract basis;

●	“COVID-19” are to the worldwide novel coronavirus disease pandemic;

●	“CRIS” are to the Consortium for Clinical Research and Innovation Singapore, a wholly-owned subsidiary of the Ministry of Health Singapore;

●	“CRM” are to clinical research materials, which refer to any registered or unregistered therapeutic product, medicinal product, medicinal device, applicable CTGTP or placebo, that is manufactured, imported or supplied for the purpose of being used in clinical research, by way of administration to a trial participant in accordance with the research protocol or for a clinical purpose;

●	“CRM Regulations” are to the Health Products (Clinical Research Materials) Regulations of 2016 enacted under the HPA (as defined below), which govern the import, manufacture and supply of clinical research materials for use in clinical research studies within Singapore;

●	“CRS” are to cytokine release syndrome;

●	“CTA” are to Clinical Trial Authorization, which is required prior to the initiation of a clinical trial of a therapeutic product;

●	“CTGT” are to cell, tissue and gene therapy;

●	“CTGTP” are to cell, tissue and gene therapy products;

●	“CTGTP Regulations” are to the Health Products (Cell, Tissue and Gene Therapy Products) Regulations of 2021 enacted under the HPA (as defined below), which provide for regulating the manufacture, import, supply, presentation, registration, duties, and obligations of manufacturers, importers and other persons carrying out such activities as related to CTGTP in Singapore;

●	“CTIL” are to Clinical Trial Import License in Malaysia;

●	“CTM-N2D” are to CAR-gamma delta T cell proprietary product developed by our Group;

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●	“CTM-GDT” are to allogeneic gamma delta T cell proprietary product developed by our Group;

●	“CTM-MSC” are to allogeneic umbilical cord derived mesenchymal stem cells proprietary product developed by our Group;

●	“CTX” are to Clinical Trial Exemption in Malaysia;

●	“CytoMed Malaysia” are to CytoMed Therapeutics (Malaysia) Sdn. Bhd., a company incorporated on December 18, 2013 in Malaysia (Company No. 201301044786 (1074609-M)) with its business address at No.12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Masai, Johor, Malaysia, the manufacturing arm of the Group where a PIC/S GMP laboratory is located and which manufacturing capacity includes stem cells and cancer living medicine;

●	“CytoMed Therapeutics”, “CytoMed” or “Company” are to CytoMed Therapeutics Limited, a company incorporated on March 9, 2018 in Singapore (Company Registration Number: 201808327H) with its registered address at 1 Commonwealth Lane, #08-22, Singapore 149544;

●	“Director” are to the directors of the Company;

●	“Director General” are to the Director General of Environmental Quality as referred to in the EQA;

●	“DNA” are to deoxyribonucleic acid, a large complex macromolecule containing the genetic code and which is typically found in the nucleus of a human cell;

●	“DTC” are to Depository Trust Company;

●	“EA” are to the Employment Act 1955 of Malaysia, as amended;

●	“ECEG 2016” are to the Ethical Code and Ethical Guidelines (2016 edition) published by the SMC;

●	“EIS” are to the Employment Insurance System in Malaysia;

●	“EISA” are to the Employment Insurance System Act 2017 of Malaysia;

●	“EPFA” are to the Employee Provident Fund Act 1991 of Malaysia;

●	“ESSA” are to the Employees’ Social Security Act 1969 of Malaysia;

●	“ETPL” are to Exploit Technologies Pte Ltd (now known as ATPL);

●	“EQA” are to the Environmental Quality Act 1974 of Malaysia, as amended;

●	“Exchange Act” are to the Securities Exchange Act of 1934 in the United States of America, as amended;

●	“FDA” are to the United States Food and Drug Administration;

●	“Federal Reserve System” are to the central bank of the United States of America;

●	“Financial Institution” is defined in the FX Notices as a person carrying out a financial business regulated under the laws administered by BNM and any person carrying out any other financial business as may be specified by BNM;

●	“Financial Instrument” is defined in the FX Notices and FSA to include any agreement, including an option, a swap, futures or forward contract, whose market price, value, delivery or payment obligations is derived from, referenced to or based on, but not limited to, securities, commodities, assets, rates (including interest rates or exchange rates) or indices;

●	“Foreign Exchange Notices” or “FX Notices” are to the notices issued by the BNM under the FSA and IFSA, which local and foreign investors are subject to;

3

●	“FRS” or “SFRS(I) 9” are to the Singapore Financial Reporting Standard or the Singapore Financial Reporting Standard (International) 9, respectively;

●	“FSA” are to the Financial Services Act 2013 of Malaysia;

●	“gamma delta T-iPSCs” are to gamma delta T cells converted into iPSCs;

●	“GCP” or “Good Clinical Practice” are to good clinical practice;

●	“GMP” are to good manufacturing practice;

●	“Group”, “we”, “us” and “our” are to the Company and its consolidated subsidiaries;

●	“GST” means goods and services tax imposed pursuant to the Goods and Services Tax Act 1993 of Singapore;

●	“Guidelines on CGTPs” are to the Guidance Document and Guidelines For Registration of Cell and Gene Therapy Products of Malaysia, issued under regulation 29 of the CDCR and effective on January 1, 2021;

●	“GvHD” are to graft versus host disease;

●	“HCSA” are to the Healthcare Services Act of Singapore;

●	“Health Products Act” or “HPA” are to the Health Products Act 2007 of Singapore that regulates the manufacture, import, supply, presentation and advertisement of health products and of active ingredients used in the manufacture of health products within Singapore;

●	“Health Sciences Authority” or “HSA” are to the statutory board under the Ministry of Health Singapore;

●	“hESCs” are to human embryonic stem cells;

●	“HME 2016” are to the Handbook on Medical Ethics (2016 edition) issued by the SMC;

●	“HPA Order 2021” are to the Health Products Act (Amendment of First Schedule) Order 2021 of Singapore enacted under the HPA, an order in which a new category of health products, namely cell, tissue or gene therapy product, is included in the First Schedule of the HPA;

●	“hPSCs” are to human pluripotent stem cells;

●	“HSA Act” are to Health Sciences Authority Act 2001 of Singapore;

●	“Human Biomedical Research Act” or “HBRA” are to the Human Biomedical Research Act 2015 of Singapore that regulates the conduct of human biomedical research, further regulates certain restricted human biomedical research, and prohibits certain types of human biomedical research;

●	“IASB” are to International Accounting Standards Board;

●	“ICA” are to the Industrial Co-ordination Act 1975 of Malaysia, as amended;

●	“IFRS” are to the international financial reporting standards as adopted by the International Accounting Standards Board;

●	“IFSA” are to the Islamic Financial Services Act 2013 of Malaysia, as amended;

●	“IL-2” are to interleukin-2;

4

●	“IMCB” are to the Institute of Molecular and Cell Biology, a research institute of A*STAR launched on January 23, 1985 to develop and support the biomedical research and development capabilities in Singapore;

●	“Incentive Plan” are to the 2023 Equity Incentive Plan of the Company, adopted on January 18, 2023 and effective as of April 18, 2023;

●	“Income Tax Act” are to the Income Tax Act 1947 of Singapore;

●	“iPSC” are to induced pluripotent stem cells;

●	“iPSC-gdNKT” are to iPSC-derived gamma delta natural killer T cell product developed by our Group;

●	“IPSC Depository” are to IPSC Depository Sdn. Bhd., a company incorporated on June 28, 2019 in Malaysia (Registration No. 201901022718 (1332047-T)) with its business address at No.12 Jalan Permas 9/16, Bandar Baru Permas Jaya, 81750 Masai, Johor, Malaysia, the holder of the private blood bank license for provision of umbilical cord blood stem cell banking business issued by MOH Malaysia;

●	“IRAS” are to the Inland Revenue Authority of Singapore;

●	“ISCA” are to the Institute of Singapore Chartered Accountants;

●	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012 of the United States, as amended;

●	“K562 cells” are to the human myelogenous leukemia cell line;

●	“K562 Cell License for NK cell expansion” are to the license granted pursuant to the license agreement entered into between the Company and ATPL in December 2020;

●	“LMC” are to the Landmark Medical Centre Sdn Bhd, a licensed private hospital located in Johor Bahru, Malaysia;

●	“MA” are to the Medicines Act 1975 of Singapore;

●	“Malaysian Ringgit” or “RM” or “Ringgit” or “MYR” are to the currency of Malaysia;

●	“Management” or our “Management Team” are to our executive officers and Directors;

●	“Marketing Authorization Application” or “MAA” are to an application submitted by a drug manufacturer seeking marketing authorization, that is permission from a medical regulatory authority to bring a medicinal product to the market;

●	“mDR Convertible Loan” are to the convertible loan provided by mDR Limited to the Company pursuant to the convertible loan agreement dated December 10, 2019, as amended by the supplemental agreements dated December 31, 2021, January 3, 2022 and January 3, 2023, entered into between the Company and mDR Limited. On April 21, 2023, the mDR Convertible Loan was converted into 589,509 Ordinary Shares at approximately U.S.$1.89774 per share pursuant to the terms of the mDR Convertible Loan;

●	“mGFP-γδ T” are to the gamma delta T cells subjected to electroporation using mRNA encoding mGFP;

5

●	“Ministry of Health Malaysia” or “MOH Malaysia” are to the Ministry of Health of the Malaysian Government;

●	“Ministry of Health Singapore” or “MOH Singapore” are to the Ministry of Health of the Singapore Government;

●	“MITI” are to the Ministry of Investment Trade and Industry of Malaysia;

●	“mRNA” are to messenger RNA, a type of RNA that acts as a messenger that is read by ribosomes to build proteins;

●	“MSCs” are to mesenchymal stem cells;

●	“Nasdaq” are to The Nasdaq Stock Market LLC;

●	“Nasdaq Listing Rules” are to the listing requirements of Nasdaq, as amended, modified or supplemented from time to time;

●	“NDA” are to the new drug application to the HSA and/or other relevant health and regulatory authorities, through which formal proposal is made to the HSA and/or other relevant health and regulatory authorities for approval of a new drug;

●	“NEOs” are to the Company’s named executive officers, being CHOO Chee Kong and Dr. ZENG Jieming as at the date of this prospectus;

●	“NK cells” are to natural killer cells, a type of immune cell found in the human body;

●	“NKG2D” are to natural killer group 2D receptor, a type of receptor typically found on the NK cell;

●	“NKG2DL” are to natural killer group 2D ligands, a type of ligand typically expressed by tumor cells, enabling NK cells to activate and kill tumor cells;

●	“NKG2Dz-γδT” are to gamma delta T cells grafted with NKG2DL-targeting CAR;

●	“NKT” are to natural killer T cells;

●	“NOL” means net operating loss;

●	“NPCB” are to the National Pharmaceutical Control Bureau, Ministry of Health Malaysia;

●	“NPRA” are to the National Pharmaceutical Regulatory Authority, Ministry of Health Malaysia;

●	“Occupational Safety and Health Laws” are to the legislation, regulation and rules in respect of occupational safety and health in Malaysia;

●	“OECD” are to the Organization for Economic Co-operation and Development;

●	“Offering” are to the initial public offering of our ordinary shares consummated on April 18, 2023;

●	“off-the-shelf” are to the manufacturing of the stated cell therapies in quantities, which utilizes either donor blood cells or iPSCs as starting materials, but not the limited patient’s own blood cells and no matching is required between such donor and recipient of the product;

●	“one-tier system” are to the one-tier corporate tax system in Singapore;

●	“OSHA” are to Occupational Safety and Health Act 1994 of Malaysia, as amended;

●	“PA 1952” are to the Poisons Act 1952 of Malaysia, as amended;

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●	“PAg” are to phosphoantigen, a type of small molecule that stimulates gamma delta T cells expressing Vγ9 and Vδ2 molecules;

●	“Patent License” are to the license granted pursuant to the license agreement entered into between the Company and ETPL in June 2018, as varied by an addendum entered into in December 2020, second addendum entered into in September 2021, and third addendum entered into effective as of October 18, 2022;

●	“PCID Regulations” are to the Prevention and Control of Infectious Diseases (Importation and Exportation of Human Remains, Human Tissues and Pathogenic Organisms or Substances) Regulations 2006 of Malaysia, as amended;

●	“PDPA Malaysia” are to the Personal Data Protection Act 2010 of Malaysia, as amended;

●	“PDPA Singapore” are to the Personal Data Protection Act 2012 of Singapore;

●	“PHFSA” are to the Private Healthcare Facilities and Services Act 1998 of Malaysia;

●	“PHMCA” are to the Private Hospitals and Medical Clinics Act 1980 of Singapore;

●	“PIC/S” are to the pharmaceutical inspection co-operation scheme;

●	“PTAB” are to the Patent Trial and Appeal Board;

●	“Puricell” are to Puricell Lab Pte Ltd, a 95% owned subsidiary of the Company;

●	“QA” are to quality assurance;

●	“QC” are to quality control;

●	“R&D” are to research and development;

●	“REJA” are to the Reciprocal Enforcement of Judgments Act 1958 of Malaysia;

●	“Resident” is defined in the FX Notices as, among others, a body corporate incorporated or established, or registered with or approved by any authority, in Malaysia;

●	“RNA” are to ribonucleic acid, a biological macromolecule that functions to convert the genetic information of DNA into proteins;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002, as amended;

●	“scFv” are to single-chain variable fragment, a technique used to produce a functional antigen-binding fragment on a cellular level;

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●	“Singapore National Healthcare Group Domain Specific Review Boards” are to the independent committee constituted of medical, scientific and nonscientific members who are empowered by the National Healthcare Group Chief Executive Officer, to review research involving patients, staff, premises, or facilities of National Healthcare Group institutions and all other institutions under its oversight.

●	“SEC” are to the Securities and Exchange Commission of the United States of America;

●	“Securities Act” are to the Securities Act of 1933 of the United States of America, as amended;

●	“SFRS(I)” are to the Singapore Financial Reporting Standard (International);

●	“SGX-ST” are to the Singapore Exchange Securities Trading Limited;

●	“SIC” are to the Securities Industry Council of Singapore;

●	“SID” are to the Singapore Institute of Directors;

●	“Singapore Companies Act” are to the Companies Act 1967 of Singapore;

●	“Singapore Laboratory” are to the Company’s property located at 1 Commonwealth Lane, #08-22, Singapore 149544, with intended use as an office and research laboratory;

●	“Singapore Medical Council” or “SMC” are to the statutory board under the Ministry of Health Singapore which regulates the practice of medicine in Singapore;

●	“Singapore Take-over Code” are to the Singapore Code on Take-overs and Mergers;

●	“SOCSO” are to the Social Security Organization Fund of Malaysia;

●	“Stamp Duties Act” are to the Stamp Duties Act 1929 of Singapore;

●	“TCR” or “TCRs” are to T cell receptors;

●	“UK” are to the United Kingdom;

●	“United States” or “U.S.” are to the United States of America;

●	“VStock” are to V Stock Transfer, LLC, the transfer agent and registrar of the Company;

●	“U.S. Board of Governors” are to the governing body of the Federal Reserve System in the United States of America;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States of America; and

●	“U.S. Holder” are to a person that is, for U.S. federal income tax purposes, a beneficial owner of ordinary shares and a citizen or individual resident of the United States, a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This prospectus contains translations of the foreign currency amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “U.S.$” or “$” are to United States dollars. The relevant exchange rates for our major businesses are listed below:

	December 31, 2024	December 31, 2023	December 31, 2022
Period Ended USD: Singapore Dollar (“SGD”) exchange rate	1.3662	1.3193	1.3404
Period Ended USD: Malaysian Ringgit (“MYR”) exchange rate	4.4695	4.5903	4.4002

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Overview

We are a clinical stage biopharmaceutical company focused on harnessing our proprietary technologies into creating novel cell-based immunotherapies for treatment of human cancers and degenerative diseases. The development of our novel technologies has been inspired by the clinical success of existing CAR-T cells in treating hematological malignancies as well as the current clinical limitations and commercial challenges in extrapolating the CAR-T principle into treatment of solid tumors.

We believe that the current development of CD19-targeting CAR-T cells in treating B-cell malignancies signifies that cellular immunotherapy is becoming one of the pillars in cancer care. However, we believe that it remains challenging to apply the current CAR-T principle into treatments of other type of cancers, in particular solid tumors, due to a variety of reasons, including (i) the reliance on the limited cell quality and quantity of patients, (ii) the lack of suitable surface cancer antigens and their recognition system and (iii) the risk of cancer escape because of a single antigen-targeting strategy. To this end, we have established two novel patient blood cell-independent platform technologies to manufacture “off-the-shelf” cell-based cancer immunotherapies: one of which depends on healthy donor blood cells and the other of which depends on iPSC. Such platform technologies and the resulting product candidates exploit the multiple antigen recognition systems of NK cells and gamma delta T cells in the human body and so as to recognize and treat a broad range of cancers. Built on the proprietary platform technologies that we licensed, we are developing three cellular immunotherapy product candidates: CTM-N2D, iPSC-gdNKT and CTM-GDT. CTM-N2D is our lead product candidate and it consists of expanded gamma delta T cells grafted with NKG2DL-targeting CAR to enhance anti-cancer cytotoxicity.

On March 10, 2023, we entered into the Clinical Study Agreement pursuant to which the ANGELICA Trial will be conducted by the National University Hospital Singapore to evaluate the safety of CTM-N2D in human subjects, following the HSA’s acknowledgement on January 6, 2023 that we had submitted the relevant documents to meet the approval conditions of the CTA initially granted in July 2022 relating to the use of our CTM-N2D for the aforementioned trial by HSA, and no further action was required.

Pursuant to the Clinical Study Agreement, the National University Hospital Singapore will conduct the ANGELICA Trial using our lead product candidate CTM-N2D, with Dr. Anand D Jeyasekharan, Consultant, Department of Hematology-Oncology of National University Hospital Singapore, being the principal investigator of the trial. Unless terminated earlier, the Clinical Study Agreement shall continue until completion of the trial. National University Hospital Singapore has obtained approval from the Singapore National Healthcare Group Domain Specific Review Boards in February 2023.

Pursuant to the Clinical Study Agreement, Company has agreed to (i) provide funding and supply at no cost to National University Hospital Singapore such quantities of the CTM-N2D as may be required for the ANGELICA Trial, (ii) to provide all relevant clinical information, (iii) where applicable, to provide an instruction manual/guide, product labels, storage, handling and safety instructions and advice which are required for the safe and proper use of CTM-N2D and the proper planning and conduct of the trial. In March 2023, we obtained and provided to National University Hospital Singapore a clinical trial insurance certificate required to conduct the trial in Singapore. In July 2023, we have started the clinical trial, with the donor recruitment to obtain healthy donor PBMCs which would serve as starting material for manufacturing of CTM-GDT for patients in the trial. In October 2024, we received co-funding support from the MOH Singapore through the National Medical Research Council (“NMRC”) Office, and MOH Holdings Pte Ltd under the NMRC Clinical Trial Grant Industry Collaborative Trials scheme (MOH-001646). Since the start of recruitment in November 2024, four patients have been successfully dosed with four weekly CTM-N2D at dose level 1 in ANGELICA trial. As of the date of this prospectus, the trial is ongoing.

In all publications generated from the ANGELICA Trial, both Company and National University Hospital Singapore would be granted co-authorship. All the study results shall be jointly owned by both parties. Discoveries or inventions that relate to any enhancements or modifications to the CTM-N2D arising from the conduct of the ANGELICA Trial, whether conceived or reduced to practice either solely by or jointly with National University Hospital Singapore, will be the joint property of National University Hospital Singapore and Company.

Either party may terminate the Clinical Study Agreement at any time upon providing at least thirty (30) days’ prior written notice to the other party. National University Hospital Singapore may terminate the Clinical Study Agreement immediately in the event National University Hospital Singapore and/or the principal investigator believes on reasonable grounds that continuing the said trial poses an unacceptable risk to the rights, interests, safety or well-being of human subjects, or if a serious adverse event occurs which necessitates the discontinuance of the ANGELICA Trial.

We expect to expand our pipeline further in Phase II trials of CTM-N2D therapy for specific cancer indications.

Our second product candidate iPSC-gdNKT utilizes iPSC as a starting material to generate gdNKT, which is a synthetic hybrid of a gamma delta T cell and a NK cell. The hybrid cells express receptors of both cells which potentially allow the gdNKT cells to recognize and treat a broad range of cancers. This product has been undergoing pre-clinical process development since the fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

Our third product candidate, CTM-GDT consists of expanded allogeneic gamma delta T cells and exploits the potential of these cells to recognize and treat a broad range of cancers. We are working with The University of Texas M.D. Anderson Cancer Center on using CTM-GDT against lymphoma and breast cancer in preclinical studies. Through a US agent, we have submitted a drug master file to US FDA and intend to pursue an investigational new drug application in the near future. In Malaysia, CTM-GDT is classified as a CGTP by NPRA. As we intend to manufacture the investigational product locally, a CTX application to NPRA is required before commencing clinical trials. On December 30, 2024, the we entered into a BRCA with SunAct Cancer Institute Private Limited. An investigator-initiated clinical trial has been registered with the Clinical Trials Registry – India on March 20, 2025, to evaluate CTM-GDT in solid tumors and lymphomas. Dr. Prof. Vijay Patil, Professor Consultant at SunAct Cancer Institute Private Limited, serves as the principal investigator for the trial.

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Our fourth product candidate, CTM-MSC, has been developed with donor-sourced, allogeneic umbilical cord-derived mesenchymal stem cells (“UC-MSCs”) and exploits their potential as a potential treatment for tissue regeneration, inflammatory and regenerative diseases. On February 29, 2024, we entered into a research collaboration agreement with Sengkang General Hospital, a major public hospital in Singapore to advance injectable allogeneic umbilical cord derived MSC for cartilage injury. In this collaboration, we are looking to provide CTM-MSC and its conditioned media for in vivo studies and a proposed Phase I clinical trial in Singapore.

By last quarter of 2024, the Company, through our subsidiary LongevityBank Pte Ltd, had completed acquisition of certain assets of Cellsafe International Sdn Bhd (In Liquidation), a Malaysian cord blood bank, including (i) a private blood bank license for provision of umbilical cord blood stem cell banking business issued by MOH Malaysia, held under IPSC Depository which is the direct subsidiary of LongevityBank Pte Ltd, (ii) cryopreservation equipment with more than 12,000 cord blood units (“CBUs”) and (iii) two freehold real estate properties measuring a total of 189 square metres in area in which the cord blood stem cell banking facility is situated.

As of the date of this registration statement, we are a holding company incorporated in Singapore which oversees our operations in Malaysia. We conduct our business activities primarily through our direct wholly-owned subsidiary in Malaysia, CytoMed Malaysia, but expect to conduct more research and clinical trial activities in Singapore through CytoMed moving forward. Other than CytoMed Malaysia, our subsidiaries have minimal operations.

We also have an operating cGMP Facility in Johor, Malaysia (which is near Singapore) which has been built in accordance with the international PIC/S GMP standards to manufacture cell therapy products to support clinical trials. In addition, we have a well-trained operations team who conduct all essential cGMP activities including manufacture, quality control, quality assurance and documentation. We manufacture our product candidates in our cGMP Facility instead of engaging and relying on an external CMO. As of the date of this prospectus, our current product pipeline and progress is summarized in Figure 1.

Figure 1. Pipeline, milestone, and progress.

Strategy

Currently, there are vast unmet medical needs in cancer treatment, in particular for solid tumors. Our goal is to develop novel “off-the-shelf” cell therapies to improve the quality of life of cancer patients and to increase their overall survival. We believe that our uniquely designed platform technologies and product development strategies are expected to strengthen our capability to achieve such goal. We intend to focus on developing our two “off-the-shelf, allogeneic” platform technologies based on healthy donor blood cells and iPSCs respectively. Key elements of our strategies are as follows:

Uniquely Designed Platform Technologies to Develop Novel Cell Therapies for Cancers

Currently, many companies employ αβ T cells as main effector cells. Some companies attempt to graft NK receptors, or γδ TCRs to potentially expand antigen recognition. However, the use of αβ T cells limits such therapy to autologous use. Some companies have employed gene editing technologies to enable the use of αβ T cells allogeneically, but additional gene editing increases complexity in manufacturing and increases cost. Furthermore, genetically engineered cells may pose potential safety issue due to chances of insertional mutagenesis, leading to secondary cancers. Innate immune cells, such as γδ T cells, can be used in an allogeneic setting without requiring additional gene editing, therefore making it an ideal cell type for allogeneic therapy.

Another potential cell source is iPSC. iPSC can replicate limitlessly and can be differentiated into cell of choice. iPSC can be differentiated into innate immune cells such as NK and γδ T cells so these cells can be used for allogeneic cancer immunotherapy. As such, we employ γδ T cell derived from blood of healthy donors to generate CTM-N2D and CTM-GDT. We also use iPSC to generate iPSC-gdNKT, a hybrid between NK and γδ T cells to increase the number of surface receptors on the immune cell surface for increased antigen recognition.

We believe we have uniquely designed our platform technologies based on the following: (a) the targeted cancer antigens are ubiquitous stress-induced antigens, such as NKG2DLs and PAg; (b) the cancer antigen-recognition receptors are the built-in recognition system of innate immune cells such as γδ TCR and the grafted NKG2DL-targeting CAR; and (c) the cytotoxic effector cells are lymphocytes of innate immune system, for example, NK cells and gamma delta T cells. Such platforms allow us to use healthy donor blood cells and unlimited iPSCs as starting materials to manufacture CTM-N2D and iPSC-gdNKT product candidates, respectively. Our product candidates generated using such platform technologies possess the following desirable features: (1) “off-the-shelf”; (2) broad-spectrum; and (3) for many types of cancer patients. More importantly, both our healthy donor blood cell and iPSC-based technologies are amenable to genetic modification and thus open the possibility to further functional enhancement and indication specification.

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In-house Development of the Technologies into Cell Therapies for Cancers

The cell therapy products currently in our pipeline are based on the patented, core proprietary technologies licensed from A*STAR, Singapore’s lead R&D agency in the public sector. The key inventors of these proprietary technologies licensed to us from A*STAR, Dr. ZENG Jieming and Dr. WANG Shu, have been actively involved as technology inventors in the product development of these proprietary technologies since 2018. Dr. ZENG Jieming joined us in 2019 as a full-time employee, serving as our Chief Scientific and Medical Officer to oversee product development and manufacturing.

The direct involvement of the inventors and key scientists during process and product development has provided valuable in-depth understanding of the technologies and experience, which are crucially important for timely and cost-efficient translation of these proprietary technologies into therapeutic products. Such benefit has been manifested by the speedy completion of our cGMP Facility and staff training. These well-trained staff members are critical to the success of quality product manufacturing and new product development.

In-house Manufacture of the Cell Therapy Products for Cancer Treatments

We believe that our in-house cGMP manufacturing capability will enable us to maintain not only the quality and availability of cell therapy products, which is crucial for our clinical success, but also allow us to manufacture cell therapy products more cost-effectively, which will be crucial for commercial viability. As such, we have constructed and fully equipped our own all-in-one cGMP Facility in Johor, Malaysia. Built in 2019, our cGMP Facility was internally validated by completion of manufacturing runs in 2020 and externally audited in 2021 by the NPRA, which is also a member of PIC/S. Our cGMP Facility also includes a quality control laboratory to support release of cell products and an R&D lab to conduct staff training and process development. We believe our current cGMP Facility is sufficient to support our planned Phase I and Phase II clinical trials.

Continuous Exploration of Enabling Technologies to Advance Cell Therapy Products

Both our healthy donor blood cell and iPSC-based technologies are open platforms, and we will continue to explore enabling technologies that may further enhance these platforms to generate more novel cell therapy for cancers. Such efforts may further expand and fine-tune our product pipeline for various cancer indications. Currently, Puricell is designated to explore iPSC-based enabling technologies for enhancing cell-based therapies. We are also exploring opportunities with potential partners from A*STAR to further develop proprietary manufacturing capabilities that may further increase manufacturing flexibility and scalability.

Background of Cellular Immunotherapy for Cancer and CAR-T Cell Therapy

Cellular Immunotherapy for Cancer and CAR-T Cell Therapy

Harnessing the components of the immune system to treat cancer is promising in providing targeted therapy that may reduce morbidity and mortality caused by conventional non-targeted treatments, such as chemotherapy and radiation. Immunotherapy of cancer may involve and utilize components like cytokines, antibodies, cancer vaccines and immune cells. In terms of strategy, cancer immunotherapy may be categorized into two major types: One relies largely on the patient’s own immune responses to cancers, for example, non-specific immune stimulation using cytokines, vaccination with cancer antigens, and immune checkpoint blockage to treat immunogenic cancers. The mechanism of these treatments is to stimulate or unleash the patient’s own immune cells in the body to fight cancer. In contrast, the other strategy is less reliant on the patient’s own immune response, for example, adoptive cell therapy. Typically, in adoptive cell therapy, the immune cells are derived from the cancer patient’s blood and are then genetically modified to enhance their anti-cancer activity and expanded into a clinically relevant number before reinfusion back to the patient (Figure 2). The mechanism of such cellular immunotherapy is to directly send in an army of cultured killer cells into the patient’s body to eliminate cancer. Technological progresses in antigen recognition, genetic modification, and immune cell expansion have paved the way to recent success of adoptive therapy using CAR-T for some hematologic malignancies (Figure 2).

CAR is a genetically engineered artificial receptor to recognize surface cancer antigen. It consists of three domains, namely the intracellular, transmembrane, and extracellular domain. The intracellular domain serves to activate cytotoxicity of effector cells to kill target cells. The transmembrane domain anchors the CAR molecule on the surface of effector cells. The extracellular domain is responsible for recognizing antigen of interest. Through expressing CAR, cytotoxic effector cells such as T cells may be redirected to specifically recognize a cancer-specific or cancer-associated antigen (Figure 2). With certain level of specificity, these CAR-T may recognize and destroy the cancer cells while sparing the healthy cells. The principle of CAR-T strategy has been applied to treat B-cell malignancies by targeting CD19, a B-cell lineage marker. The potency of such CD19-targeting CAR-T have been successfully demonstrated in multiple clinical trials (Kochenderfer et al. 2015; Lee et al. 2015; Locke et al. 2017; Maude et al. 2014; Neelapu et al. 2017; Schuster et al. 2017).

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Leukapheresis
& wash cells
Leukocytes
Elutriate
Enriched
lymphocytes
aAPC
beads
Lentiviral
vectors
Activate,
transduce & expand
CAR-T
cell culture
Remove beads
& concentrate cells
CAR-T
cells
Infuse
CAR-T cells kill
cancer cells
Cancer
cells

Figure 2. Manufacturing and mechanism of action of current CAR-T cell therapy. In this figure, “aAPC” refers to an artificial Antigen Presenting Cell.

Limitations of the Current CAR-T Cell Therapy for Cancer

Current CAR-T cell immunotherapy treatment for cancer is typically manufactured from patient’s alpha beta T cells. Using lentiviral vector, the gene of a CAR that binds to a certain surface protein on patient’s cancer cells is integrated into the genome of alpha beta T cells. Such generated CAR-T cells can then be used to treat certain cancers. The principle of CAR-T has been successfully demonstrated for treating B-cell malignancies in multiple clinical trials (Kochenderfer et al. 2015; Lee et al. 2015; Locke et al. 2017; Maude et al. 2014; Neelapu et al. 2017; Schuster et al. 2017). Such trials have led to the first two CD19-targeting CAR-T cell therapies approved by the FDA. One is tisagenlecleucel (marketed by Novartis International AG (NYSE:NVS) in the U.S. as Kymriah®) for treating acute lymphoblastic leukemia. The other is axicabtagene ciloleucel (marketed by Gilead Sciences, Inc. (Nasdaq:GILD) in the U.S. as Yescarta®)) for treating Non-Hodgkin’s lymphoma. These approved therapies target CD19, which is only expressed in normal B cells and their malignant counterparts. Such progress suggests that CD19-targeting CAR-T therapy is a breakthrough in cancer immunotherapy. However, to replicate the success of CD19-targeting CAR-T therapies in treating other types of cancers, particularly solid tumors, remains challenging. The limitations of current CAR-T strategy are manifold:

i.	Lack of Suitable Surface Antigen for Solid Tumors

Conceptually, the CAR-T principle is simple: grafting a CAR into T cells (typically alpha beta T cells) to redirect T cells for cancer recognition. Practically, however, the lack of suitable surface antigen limits the extrapolation of CAR-T principle into treatment of other cancers. Current CAR-T rely on the grafted CARs as the only mechanism to recognize cancer cells. The antigen targeted by CAR must be a surface antigen expressed on cancer cells but not on normal cells. The lack of surface antigens that can be safely targeted without causing clinically unmanageable side effects is a limitation in expanding CAR-T therapy beyond B-cell malignancies.

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CD19, the target of the current CAR-T cell therapies is a B-cell lineage surface antigen that expresses in B-cell malignancy and normal B cells, but not other blood cell lineage. Although CD19-targeting CAR-T also kill normal B cells and cause B-cell depletion, such side effect is still clinically manageable. However, it is not easy to find a suitable surface antigen like CD19 in cancers other than for acute lymphoblastic leukemia. A limited number of other potential targets are being tested in clinical trials, such as targeting BCMA to treat multiple myeloma (Ali et al. 2016; Raje et al. 2019). In solid tumors, finding specific surface targets is even more challenging since most known tumor antigens are intracellular and thus not targetable by CAR, which targets surface antigens only.

Selecting and targeting a suitable surface antigen is of crucial importance to develop CAR-T therapy for other types of cancer. Targeting a cancer-specific antigen may provide “on-target on-cancer” therapeutic effect that outweighs its “on-target off-cancer” side effect and thus benefit the cancer patients. The delicate balance between potential therapeutic effects and unwanted side effects of the CAR-T technology is determined by the specificity of the selected cancer antigen (Figure 3).

Figure 3. Product feature of current CAR-T cell therapy

ii.	Targeting Single Antigen

Currently, available CAR-T therapy can only recognize a single antigen. This is mainly due to the following technical reasons: (a) the lack of specific surface antigens in cancers; (b) the difficulties to graft multiple types of CARs in T cells using lentiviral vectors; and (c) the use of scFv of antibody as an antigen-binding domain in grafting CAR. The specificity of antibody determines that scFv-based CAR can only bind and target a single antigen. Such limitation poses a risk of cancer escape due to antigen loss, in which CAR-T cells would no longer be able recognize the cancer cells. We believe such risk has been proven in clinical studies (Jacoby et al. 2016; Yu et al. 2017).

iii.	Complicated Manufacturing Process

Current CAR-T manufacturing technologies pose another challenge to extend CAR-T therapy to a wide range of cancers (Levine et al. 2017). To manufacture CAR-T for B-cell malignancies, a large amount of patient’s blood cells is collected through an invasive leukapheresis procedure. Typically, such cancer patients would usually have gone through multiple lines of chemotherapy. As a result, the number and quality of blood cells especially alpha beta T cells, onto which the CARs are to be expressed, may already have been compromised. Such poor starting material makes it difficult to manufacture good quality CAR-T products. Failure in manufacturing can exclude the patients from CAR-T therapy. Moreover, lentiviral vectors are used to express the CAR in T cells and the manufacture of GMP-grade lentiviral vectors itself is a complicated process. To ensure the production of high-quality lentiviral vectors with minimal variability, several rounds of filtration and testing is required during manufacturing of a series of multiple sub-batches (Levine et al. 2017).

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iv.	Undesirable Product Features

The above-mentioned technology and manufacturing limitations substantially restrict the widespread application of current CAR-T therapies and CAR-T products. There are several undesirable features of current CAR-T products:

Inaccessible: Patients may be excluded from CAR-T therapy due to the failure of blood tests and manufacturing feasibility tests. Certain patients (e.g., pediatric patients) are not eligible for CAR-T therapy due to the limited blood cells that can be collected from such patients.

Highly personalized “made-to-order” product and not “off-the-shelf”: Existing manufacturing processes of the current CAR-T products rely solely on patient’s own blood cells. Therefore, the CAR-T products are highly personalized and not “off-the-shelf”. They are not readily available if cancer patients require urgent treatment.

Safety concerns: The contamination of the starting material (patient’s blood cells) by existing cancer cells and the use of lentiviral vector to graft the CAR are not only challenging to manufacture but also pose the risk of secondary cancer, which has been described in a clinical study (Ruella et al. 2018). Due to the potential risk of insertional mutagenesis caused by lentiviral vectors, a minimum of 15-year post-treatment follow-up is required for current CAR-T products.

Expensive: It has previously been reported that Kymriah® has a one-time price of U.S.$475,000 for acute lymphoblastic leukemia (Cancer Discov, 7: OF1). The list price of Yescarta® is U.S.$373,000 (Cancer Discov, 8:5-6). These prices do not cover additional costs of hospital admission which is required in order to administer the agent and the potential treatment of side effects. Despite the clinical successes of CD19-targeting CAR-T therapies, current CAR-T therapies may be out of reach for most of the population.

Our Solutions and Product Candidates: CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC

Due to the obvious limitations of the current CAR-T technologies, we believe it is imperative to explore different cytotoxic cell sources, cancer-targeting strategies and production schemes for other types of cancers, in particular, solid tumors. To this end, we have designed and established three novel patient blood cell-independent platform technologies, in which we use healthy donor blood cells and induced pluripotent stem cells to develop and manufacture “off-the-shelf” cell-based cancer immunotherapies. Our current product candidates in the pipeline include CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC.

CTM-N2D

To produce CTM-N2D, blood cells from healthy donors are used as starting material. Through a proprietary expansion technology, high purity gamma delta T cells are obtained as effector cells. Through an mRNA electroporation technology, the expanded gamma delta T cells are further grafted with NKG2DL-targeting CAR to enhance anti-cancer cytotoxicity. Such manufacturing process is depicted in Figure 4 and this CTM-N2D technology has also been published in two peer-reviewed papers by its inventors (Cytotherapy, 2018, 20: 420; Molecular Therapy: Oncolytics, 2020, 17: 421.)

The cutting-edge features of the technology are as follows: (i) the use of healthy donor blood cells instead of patient blood cells as starting material for manufacturing to solve the product availability issue; (ii) the use of gamma delta T cells instead of alpha beta T cells as effector cells to expand the product applicability to a large population of patients; and (iii) the use of a NKG2DL-targeting CAR instead of the conventional single antigen-targeting CAR to expand the product indications to a wide range of cancer types.

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Our CAR-gamma delta T cell therapy, CTM-N2D, has entered Phase I clinical trial under the ANGELICA Trial at National University Hospital Singapore. The trial is an open-label, single-centre, dose escalation study to evaluate the safety, activity, and optimal dosage of haploidentical or allogeneic NKG2DL-targeting CAR-gamma delta T cells in patients with relapsed or refractory solid tumors. CTM-N2D consists of culture-expanded cells and is classified as a Class 2 CTGTP, requiring a CTA application for clinical trial approval. The trial is conducted pursuant to the Clinical Study Agreement entered on March 10, 2023, following HSA’s confirmation on January 6, 2023, that we had satisfied the CTA approval conditions initially granted in July 2022. The proposed study plan involves administering CTM-N2D in four weekly doses. Since the start of recruitment in November 2024, four patients have been successfully dosed with four weekly CTM-N2D at dose level 1 in ANGELICA trial. As of the date of this prospectus, the trial is ongoing.

Figure 4. Manufacturing process of CAR-gamma delta T cells (CTM-N2D therapy).

iPSC-gdNKT

To exploit the cancer recognition systems of both gamma delta T cells and NK cells, we developed a proprietary induced pluripotent stem cell-derived gamma delta NKT cell platform for cancer treatment. To produce gamma delta NKT cells, iPSC lines have been derived from gamma delta T cells. The derived gamma delta T-iPSCs are used as starting material to generate gamma delta NKT cells via “NK cell-promoting” differentiation. Such a synthetic strategy to derive gamma delta NKT cells is depicted in Figure 5 and two peer-reviewed publications by the technology inventors (Stem Cell Reports, 9: 1796, 2017; PLoS ONE, 14: e0216815, 2019)

Figure 5. Synthetic strategy of iPSC-derived gamma delta NKT cells (iPSC-gdNKT therapy).

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The potential novel features of the technology are as follows: (i) the use of gamma delta T-iPSCs, our proprietary cell source as starting material for manufacturing to make the production patient/donor blood cell-independent, which may ultimately solve the starting material availability issue; (ii) using a differentiation process to derive gamma delta NKT cells so that genetic modification is unnecessary, which makes manufacturing simpler and the products potentially more suitable for the patients; (iii) gamma delta NKT cells are innate lymphocytes in nature and applicable to allogeneic setting since these cells are unlikely to cause GvHD; and (iv) gamma delta NKT cells possess cancer recognition systems of gamma delta T cells and NK cells and this unique array of built-in receptors enables gamma delta NKT cells to recognize a wide spectrum of cancer types, including solid tumor and leukemia.

Extensive in vitro studies have demonstrated that gamma delta NKT cells are highly cytotoxic at recognizing and killing a “broad-spectrum” of cancers with great specificity (Zeng et al. 2019, a publication by the inventors of the technology). We are in the process of further evaluating gamma delta NKT cells in cancer treatment in pre-clinical studies. iPSC-gdNKT is considered a Class 2 CTGTP and hence a CTA application would be required prior to commencing clinical trial in Singapore. This product has been undergoing pre-clinical process development since fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

CTM-GDT

Adoptive transfer of gamma delta T cells as cancer treatment has been investigated in clinical studies. Typically, a patient’s own gamma delta T cells have been first expanded in vitro using zoledronic acid and IL-2. These expanded autologous gamma delta T cells were then administrated back to the same patients in multiple doses. The clinical efficacy has been variable, which may be due to the variable quality and quantity of administrated patient-derived gamma delta T cells.

Compared with autologous gamma delta T cells expanded from patient’s own blood cells, allogeneic gamma delta T cells expanded from blood cells of healthy donors may provide a more cytotoxic cell source. Moreover, unlike autologous gamma delta T cells, the number of allogeneic gamma delta T cells that can be obtained during manufacturing is not restricted by the starting materials from the patient himself. Hence, we believe that it is valuable to further explore the potential cytotoxicity of allogeneic gamma delta T cells in clinical trials. To this end, we are also developing allogeneic gamma delta T cells into CTM-GDT therapy for cancer treatment (Figure 6). We are working with The University of Texas M.D. Anderson Cancer Center on CTM-GDT against lymphoma and breast cancer in preclinical studies. Through a US agent, we have submitted a drug master file to US FDA and intend to pursue an investigational new drug application in the near future. In Malaysia, CTM-GDT is classified as a CGTP by NPRA. As we intend to manufacture the investigational product locally, a CTX application to NPRA is required before commencing clinical trials.

On December 30, 2024, the Company entered into a BRCA with SunAct Cancer Institute Private Limited to jointly establish and conduct clinical trials for the GMP grade CTM-GDT. The collaboration encompasses territories including South Asia (Bangladesh, Bhutan, India, the Maldives, Nepal, Pakistan, Sri Lanka, and Afghanistan) and the Emirate of Dubai.

Under the BRCA, the Company will be responsible for manufacturing and supplying the CTM-GDT, providing scientific expertise, laboratory staff support, and assistance with clinical data management and protocol development. SunAct Cancer Institute Private Limited will lead the clinical trial operations, including obtaining necessary regulatory approvals, recruiting patients, and providing clinical trial guidance. The collaboration includes establishing a joint venture company with an initial 50/50 shareholding structure.

The agreement requires submission of relevant applications for clinical trial approval within 12 months of signing, with both parties collaboratively engaging in the commercialization phase following successful clinical trials. The project combines the Company’s product expertise and manufacturing capabilities with SunAct Cancer Institute Private Limited’s clinical research infrastructure to advance the development and commercialization of the CTM-GDT in the specified territories.

On March 20, 2025, an investigator-initiated clinical trial has been registered with the Clinical Trials Registry – India to evaluate CTM-GDT in solid tumors and lymphomas. Dr. Prof. Vijay Patil, Professor Consultant at SunAct Cancer Institute Private Limited, serves as the principal investigator for the trial.

Figure 6. Manufacturing process of allogeneic γδ T cells (CTM-GDT therapy).

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CTM-MSC

Stem cells are unspecialized cells with the capacity to regenerate and replicate as well as to develop into different types of specialized cells in the body. They are important in the human body as they are able to differentiate into specific cell types, offer the possibility of a renewable source of replacement cells and tissues to treat many diseases. Depending on the types of stem cells, different types of stem cells possess different capacity of differentiation.

We are currently researching the use of MSCs, which are multipotential adult stem cells found in the supportive framework of organs and are the building blocks for tissue renewal and repair. MSCs have the ability to differentiate into multiple cell types of mesenchymal lineage, including bone, cartilage, fat, and muscle cells as well as those of non-mesenchymal lineage depending on the environment in which they are cultured. Several studies have reported that the mechanism of MSCs in repairing tissue damage is associated with their immune-modulatory properties. One of MSCs’ vital biological functions, the immune-modulation, allows MSCs to travel to specific injury or inflammation sites in the body, and to modulate immune response to reduce inflammation. A relatable use of MSC’s tissue repair capability and immunomodulation function is demonstrated in lung tissue repair and cytokine release syndrome control in patients with severe COVID-19 disease. COVID-19 patients who have undergone MSCs treatment recovered faster and had less severe cytokine release syndrome.

It is reported that MSC therapies have been approved in several countries including Japan, South Korea and Canada. Some other specific medical conditions under global research include age-related macular degeneration, aging frailty, Alzheimer’s disease, autoimmune disease, cerebral palsy, stroke, spinal cord injury, heart disease and failure.

CytoMed is considering partnering with our associate hospital, LMC, to focus our research on umbilical cord and adipose tissue-derived MSCs as regenerative medicine. We believe that our current facility and professional research team has the capability to culture high quality MSCs for regenerative purposes.

On February 29, 2024, we entered into a research collaboration agreement with Sengkang General Hospital, a major public hospital in Singapore to advance injectable allogeneic umbilical cord derived MSC for cartilage injury. As of the date of this prospectus, we are finalizing the dossier for a Phase I clinical trial using CTM-MSC to treat osteoarthritis and target for submission in second half of 2025.

CTM-N2D Therapy

Background of CAR-gamma delta T Cell Technology

In our CAR-gamma delta T cell technology, we have used NKG2DL-targeting CAR to recognize a broad range of cancers and harnessed gamma delta T cells to carry out the anti-cancer effector functions. The rationale for using these two components is as follows:

i.	NKG2D and NKG2DLs as Targets

NKG2D is a naturally occurring receptor that is expressed on the cell surface of NK cells, CD8+ T cells and gamma delta T cells. NKG2D recognizes eight NKG2DLs, namely MICA/B and ULBP 1-6 (Marcus et al. 2014). These ligands are usually expressed at low levels or non-existent on the cell surface of healthy cells, but their expressions can be upregulated upon undergoing stress, infection, and malignant transformation. During tumorigenesis, DNA damage responses (such as genotoxic stress and stalled DNA replication) and poorly regulated cell proliferation may both induce NKG2DL expression on the cell surface of cancer cells. Since these biological changes are the hallmark of cancers, it is not surprising that increased expression of NKG2DLs in cancer cells has been found in patients with many different types of cancers (Table 1) (Demoulin et al. 2017). The ubiquitous expression of NKG2DLs makes them interesting targets in cancer treatment. As demonstrated by our inventors of this technology targeting NKG2DLs is achievable by exploiting the ligand-binding domain of NKG2D and integrating such domain into a NKG2DL-targeting CAR (Cytotherapy, 2018, 20: 420; Molecular Therapy: Oncolytics, 2020, 17: 421.). Using such NKG2DL-targeting CAR, it is possible to target multiple NKG2DLs and thus develop a CAR-T therapy that can be used in a wide range of cancers with lower risk of cancer escape

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ii.	Gamma delta T Cells as Effector Cells

As of the date of this prospectus, most of the existing CAR-T therapies for cancer use alpha beta T cells as effector cells. As a result, such alpha beta T cells require the patient-specific autologous paradigm of CAR-T cell production and application (Fesnak, June, and Levine 2016; Newick et al. 2017). To manufacture CAR-T cells, patient’s own alpha beta T cells are expanded and genetically modified using lentiviral vector to express CAR. Such alpha beta T cell-based products are made strictly for autologous use only. They are not usable in an allogeneic setting for other recipients because the alpha beta T cells may recognize host’s normal cells through their TCRs and result in GvHD. Furthermore, manufacturing CAR-T is not feasible for cancer patients who suffer from profound lymphopenia due to previous chemotherapy and/or radiotherapy (Allen et al. 2017).

Table 1. Expression of NKG2DLs in various types of cancers (adapted from Demoulin B et al. 2017).

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To make such alpha beta T cell-based CAR-T products accessible to a broad range of cancer patients and usable in an allogeneic setting, manufacturing CAR-T cells using donor alpha beta T cells while disrupting alpha beta TCR expression in alpha beta T cells using sophisticated genetic modification has been proposed as a solution to manufacture “universal” CAR-T cells (Marcus and Eshhar 2014; Torikai and Cooper 2016). However, such strategy will require additional complexities in the already complicated manufacturing process. We believe that such a strategy will be a serious challenge to the robustness, efficiency, and safety of genetic engineering technologies as well as the capability of quality control of such heavily modified products. Hence, from the viewpoint of manufacturing, we think that using other effector cells, such as gamma delta T cells, is more desirable.

Gamma delta T cells are a distinct subset of CD3+ T cells that express heterodimer of gamma delta TCR chains. In the bloodstream, approximately 1%-5% of the T cell population are gamma delta T cells which express the variable-gene segments Vγ9 and Vδ2, and thus are known as Vγ9Vδ2 T cells (Tyler et al. 2015). Biologically, gamma delta T cells differ strikingly from alpha beta T cells. Through gamma delta TCRs, gamma delta T cells recognize and interact in a non-MHC restricted fashion with various antigens, including PAgs that are produced during metabolic dysregulation in cancer cells (Tyler et al. 2015; Kabelitz 2016; Legut, Cole, and Sewell 2015). Like NK cells, gamma delta T cells also express NKG2D as a co-stimulatory receptor. Once activated, gamma delta T cells can exert cytotoxic effector functions to kill target cells by secreting cytotoxic molecules like granzyme and perforin and to activate anti-cancer immunity by secreting proinflammatory cytokines like IFN-γ and TNF (Figure 7).

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Figure 7. Anti-cancer activities of gamma delta T cells.

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Gamma delta T cells are vital in immune surveillance against cancer development. Gamma delta T cells feature an inflammatory migration profile (Brandes et al. 2003), being capable of homing to epithelial and mucosal tissues and infiltrating a broad range of human malignancies (Fournie et al. 2013). A study of approximately 18,000 human tumors across a panel of 39 tumor types has identified the presence of intra-tumoral gamma delta T cells as the most significant indicator for favorable prognosis, which is positively correlated with patient survival (Figure 8) (Gentles et al. 2015). A recent study has reported the computational identification of abundance of Vγ9Vδ2 T cells in approximately 10,000 cancer biopsies from 50 types of hematological and solid malignancies (Tosolini et al. 2017). Infiltrating Vγ9Vδ2 T cells are prominent in blood cancers (including B cell-acute lymphoblastic leukemia, acute promyelocytic leukemia (M3-AML), and chronic myeloid leukemia) and in solid tumors (including cancers of prostate, esophagus, cervix, head and neck, lung, pancreas and breast). These findings strongly indicate the therapeutic value of gamma delta T cells in cancer treatment

Pan-cancer
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Figure 8. Intratumoral gamma delta T cell frequency is positively correlated with cancer patient survival(adapted from Gentles AJ et al, 2015).

Adoptive transfer of Vγ9Vδ2 T cells has been used to treat cancers in several early-phase clinical trials. Such therapy was well-tolerated and linked to positive clinical outcomes (Fournie et al. 2013; Kobayashi and Tanaka 2015). GvHD was not reported in these clinical studies, suggesting that Vγ9Vδ2 T cells are a safe effector cell source for developing CAR-T therapies. In pre-clinical studies, gamma delta T cells have been redirected with CARs to target cancers. It was reported that peripheral blood Vγ9Vδ2 T cells transduced with retroviral vectors encoding either GD2 or CD19-specific CARs display antigen-specific IFN-γ secretion and cytotoxicity against cancer cells (Rischer et al. 2004). This is a demonstration that CAR-expressing gamma delta T cells may serve as potent and specific anti-cancer effector cells. Moreover, by comparing the potency of three different T-cell populations (Epstein-Barr virus-specific cytotoxic T lymphocytes (EBV-CTLs), cytokine-induced killer (CIK) cells, and Vγ9Vδ2 T cells) as effector cells after modifying them with CD33-targeting CARs, it has been found that Vγ9Vδ2 T cells are as potent as the other two population in terms of in vitro cytotoxicity (Pizzitola et al. 2011). Using polyclonal γδ T cells, it has been shown that gamma delta T cells expressing CD19-targeting CARs can reduce CD19+ leukaemia xenografts in mice (Deniger et al. 2013).

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We believe the data described above strongly supports the combined use of NKG2DL-targeting CAR as cancer-recognizing receptor and gamma delta T cells (Vγ9Vδ2 T cells) as effector cells to generate CTM-N2D as a novel cancer therapy to treat a wide range of cancers. Such therapy becomes even more attractive because the built-in and grafted receptors are unlikely to recognize normal cells and cause GvHD which enables its application in allogeneic setting.

Product Design and Manufacturing of CTM-N2D

i.	Product Design and Features of CTM-N2D Therapy

The principle of CTM-N2D therapy is similar to that of the current CAR-T cell technology. However, since different components have been integrated into CTM-N2D, the key features of CTM-N2D are quite different from those of conventional CAR-T cells. In CTM-N2D, NKG2DL-targeting CAR is used to redirect the gamma delta T cells for cancer recognition (Figure 9). As such, CTM-N2D may recognize multiple stress-induced cancer antigens via the built-in receptors and the grafted NKG2DL-targeting CAR. Moreover, CTM-N2D can be produced from healthy donor blood due to the use of gamma delta T cells as effector cells. Thus, we believe CTM-N2D may be a potential solution to overcome the limitations of current CAR-T cell technology and for treating various cancers in patients.

Figure 9. Product design and features of CTM-N2D therapy.

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ii.	Manufacturing of CTM-N2D

To produce CTM-N2D, blood cells from healthy donors (either haploidentical or allogeneic) will be used as starting material. Through a proprietary expansion technology, high purity gamma delta T cells can be obtained. Typical morphology of the expanded gamma delta T cells is shown in Figure 10. Through an mRNA electroporation technology, these gamma delta T cells are further grafted with a NKG2DL-targeting CAR to potentially enhance the potential anti-cancer activity. The manufacturing process of CTM-N2D is depicted in Figure 4.

Figure 10. Typical morphology of expanded gamma delta T cells.

Potential Advantages of CTM-N2D Therapy over current CAR-T products

We believe CTM-N2D has the potential to overcome the afore-mentioned limitations of current CAR-T products. The following are the unique features of CTM-N2D that we believe make it potentially feasible for treating solid tumors:

i.	Targeting Stress-induced Cancer Antigens

Stress-induced surface molecules are a category of cancer antigens that are under-utilized in current cancer therapy. For example, NKG2DLs are a group of stress-induced cancer antigens, which include ULBP1-6 and MICA/B (8 types of antigens) (Marcus et al. 2014). PAg is expressed on infected or transformed cells (Bonneville and Scotet 2006). PVR (CD155) and Nectin-2 (CD112) are expressed in cancer cells and their recognitions by DNAM-1 are essential for cell-mediated cytotoxicity (Pende et al. 2005; Carlsten et al. 2007; El-Sherbiny et al. 2007). Below are the unique features of these stress-induced cancer antigens:

Suitable targets: Unlike the lineage-specific antigens (e.g. CD19 of B-cell lineage) targeted by current CAR-T technology that are also expressed in normal cells (targeting these antigens may cause “on-target off-cancer” toxicity), the above-described stress-induced signals represent a restricted set of conserved endogenous surface molecules that are commonly observed in many types of cancer cells. These antigens are constantly being monitored by the innate immune cells of the body during cancer immunosurveillance and thus are potentially more suitable targets (Marcus et al. 2014).

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Essential targets: Unlike lineage markers that are non-essential for cancer cells, this type of cancer antigen is induced by dysregulated mevalonate pathway, dysregulated proliferation and/or DNA-damage response, which are the hallmarks of cancer cells (Gober et al. 2003; Raulet, Marcus, and Coscoy 2017). Targeting such essential antigens may reduce the risk of cancer escape through immunoediting (Dunn, Old, and Schreiber 2004)

Ubiquitous targets: Since this type of cancer antigen is induced by common dysregulation biological processes of cancer cells, the antigens tend to be ubiquitously expressed by cancer cells. They appear in a wide range of cancers from leukemia to solid tumors. For example, it is well-studied that NKG2DLs are expressed in many tumor cell lines and primary tumors of diverse tissue-origins (Table 1) (Demoulin et al. 2017).

ii.	Targeting Multiple Stress-induced Cancer Antigens

To overcome cancer escape due to antigen loss, simultaneously targeting multiple antigens is critical. However, such a feature remains to be developed for CAR-T platforms due to the lack of suitable targets and the limited genetic payload (Lim and June 2017; Roybal and Lim 2017).

In contrast, CTM-N2D therapy is believed to be able to overcome these limitations by (a) targeting multiple stress-induced cancer antigens via the built-in receptors on gamma delta T cells, e.g., γδ TCR, NKG2D, DNAM-1; and (b) targeting eight known NKG2DLs expressed by cancer cells such as MICA/B, ULBP1-6 via the grafted NKG2DL-targeting CAR. We believe that simultaneously targeting these ubiquitous ligands not only reduces the risk of cancer escape but also broadens the spectrum of cancer recognition.

iii.	Simpler Manufacturing Process

CTM-N2D is based on gamma delta T cells instead of the traditional alpha beta T cells as cytotoxic effector cells. This significantly changes the production process and final product features. There is no using of leukapheresis and lentiviral vector during the production of CTM-N2D. The manufacturing process involves simple blood withdrawal, mononuclear cell isolation, specific gamma delta T cell expansion and mRNA electroporation.

iv.	Unique Product Features

The use of CTM-N2D technology may enable the following unique product features:

Targeting various types of cancers: CTM-N2D is armed with built-in receptors and grafted NKG2DL-targeting CAR to recognize ubiquitous cancer antigens. CTM-N2D may potentially recognize various types of cancers.

Applicable to a large diverse pool of patients: CTM-N2D is a donor gamma delta T cell-based product. Gamma delta T cells are unlikely to cause GvHD in recipients in an allogeneic setting and thus applicable in many patients. Hence, CTM-N2D can potentially be made and administered to a large diverse pool of patients.

Accessible: The production is based on healthy donor blood cells. By not relying on the patient’s own blood cells, the patient has a low risk of exclusion from CTM-N2D therapy due to production failure.

“Off-the-shelf”: Manufacturing of CTM-N2D starts with healthy donor’s blood cells. It has the potential to be “pre-made” and used in many patients. This “off-the-shelf” feature is favorable to meet the urgent medical need of cancer patients.

Potentially safe: Due to the use of healthy donor blood cells as starting materials and the use of mRNA electroporation to graft the CAR, there is a lower risk of secondary cancer caused by the product.

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Pre-clinical Studies of CTM-N2D

We believe that the feasibility of CAR-grafted gamma delta T cells has been demonstrated in our previous publications (Du et al. 2016; Xiao et al. 2018; Ang et al. 2020). These publications suggest the feasibility of combining expansion of gamma delta T cells and mRNA electroporation to produce CAR-grafted gamma delta T cells on a large-scale basis. Depending on the type of targeted cancer antigen, different CAR constructs can be used to redirect the gamma delta T cells. To generate CTM-N2D, we use a CAR construct that targets NKG2DLs (Xiao et al. 2018; Ang et al. 2020).

CTM-N2D has been evaluated by in vitro cytotoxicity assay against cancer cell lines. As shown in Figure 11, gamma delta T cells grafted with NKG2Dz-γδT were significantly more cytotoxic than the controls, which are the gamma delta T cells subjected to electroporation using mGFP-γδ T. Although gamma delta T cells express natural NKG2D protein (NKG2Dp-γδT) and also showed better cytotoxicity than the controls, they were not as cytotoxic as NKG2Dz-γδT. This result suggests that NKG2DL-targeting CAR is a better construct in activating the cytotoxicity of gamma delta T cells.

Figure 11. In vitro cytotoxicity of CTM-N2D against cancer cell lines. (a) CTM-N2D against pCRC7, a colorectal cancer cell line; (b) CTM-N2D against SKOV3, an ovarian cancer cell line. mGFP-γδT; gamma delta T cells subjected to electroporation using mRNA encoding mGFP; NKG2Dp-γδT: gamma delta T cells express natural NKG2D protein; NKG2Dz-γδT: gamma delta T cells grafted with NKG2DL-targeting CAR, also known as CTM-N2D.

To exploit the cancer recognition capability of gamma delta T cells through gamma delta TCR, zoledronic acid has been used to upregulate the PAg expression in cancer cells and sensitize the cancer cells to gamma delta T cell-mediated cytotoxicity. As demonstrated in Figure 12, zoledronic acid (known in trade name as Zometa) sensitized the cancer cells to killing by gamma delta T cells and may further enhance the cytotoxicity of CTM-N2D.

To evaluate the cytotoxicity of CTM-N2D in vivo, a xenograft mouse model was established using human ovarian cancer cell line SKOV3 in non-obese diabetic scid gamma mice. Seven days later, 1x107 cells of CTM-N2D were given as treatment twice a week for a total of 3 weeks. Figure 13 shows how the injection of unmodified gamma delta T cells significantly reduces the cancer growth, while the injection of CTM-N2D significantly reduces the cancer burden and prolongs the survival of these cancer-grafted mice.

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Figure 12. In vitro cytotoxicity of gamma delta T cells and CTM-N2D against Zometa-sensitized cancer cell lines. Cytotoxicity against (a) SW480, a colorectal cancer cell line; (b) HepG2, a hepatocellular carcinoma cell line; (c) U87, a glioblastoma cell line; and (d) SKOV3, an ovarian cancer cell line.

Figure 13. In vivo cytotoxicity of CTM-N2D against human cancer in xenograft mouse model. A human ovarian cancer cell line, SKOV3 was used to established cancer xenograft mouse model. Seven days later, CTM-N2D was given as treatment twice a week for total 3 weeks. Disease progress was monitored by IVIS® in vivo imaging system to show the (A) cancer growth; (B) cancer burden; and (C) survival. mGFP-γδT; gamma delta T cells subjected to electroporation using mRNA encoding mGFP; NKG2Dz-γδT: gamma delta T cells grafted with NKG2DL-targeting CAR, also known as CTM-N2D.

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Clinical Studies Relevant to CTM-N2D Therapy

We believe the pre-clinical data described above provide a scientific basis for conducting clinical studies of CTM-N2D therapy. More importantly, we believe a substantial amount of relevant human data strongly supports the use of CTM-N2D therapy to treat solid tumors (Kobayashi et al. 2007; Bennouna et al. 2008; Abe et al. 2009; Nakajima et al. 2010; Noguchi et al. 2011; Sakamoto et al. 2011; Nicol et al. 2011; Kobayashi et al. 2011; Cui et al. 2014; Wada et al. 2014; Wilhelm et al. 2014; Aoki et al. 2017; Alnaggar et al. 2019; Xu et al. 2021). CTM-N2D is NKG2DL-targeting CAR-grafted gamma delta T cells. Adoptive transfer of autologous and allogeneic gamma delta T cells has been used to treat a wide range of cancers in clinical studies for more than a decade without causing severe adverse effects in patients. Regarding targeting NKG2DL, recent pre-clinical and clinical studies using NKG2DL-targeting CAR-alpha beta T cells also suggest that targeting NKG2DLs are well-tolerated. Below is a summary of these clinical findings relevant to CTM-N2D.

i.	Adoptive Transfer of gamma delta T Cells as Cancer Treatment

In humans, 1–10% of peripheral blood lymphocytes are gamma delta T cells, of which Vγ9Vδ2 T cells are the major subset. Such Vγ9Vδ2 T cells express Vγ9Vδ2 TCRs to recognize PAg on infected or transformed cells (Bonneville and Scotet 2006). In contrast to human leukocyte antigen (HLA)-dependent antigen recognition of alpha beta TCR, PAg recognition of Vγ9Vδ2 TCR is HLA-independent. Therefore, Vγ9Vδ2 T cells are unlikely to cause GvHD in an allogeneic setting (Lamb and Lopez 2005). Moreover, Vγ9Vδ2 T cells can kill cancer cells even without modification and are being used in clinical trials (Deniger, Moyes, and Cooper 2014; Hoeres et al. 2018).

In clinical trials, an ex vivo approach has been commonly used (Kobayashi et al. 2007; Bennouna et al. 2008; Abe et al. 2009; Nakajima et al. 2010; Noguchi et al. 2011; Sakamoto et al. 2011; Nicol et al. 2011; Kobayashi et al. 2011; Cui et al. 2014; Wada et al. 2014; Wilhelm et al. 2014; Aoki et al. 2017; Alnaggar et al. 2019; Xu et al. 2021). Patient’s own gamma delta T cells were first expanded in vitro using zoledronic acid and IL-2. These expanded autologous gamma delta T cells were then administrated back to the same patients in multiple doses. Such treatments were well-tolerated since no dose-limiting toxicities were observed at a dose level up to 4x109 cells per dose. However, the clinical efficacy has been variable, which may be due to the use of such autologous gamma delta T cells as monotherapy and/or the inherent poor quality of these patient-derived gamma delta T cells.

To study the potential of anti-cancer function of non-autologous gamma delta T cells, haploidentical or allogeneic gamma delta T cells have recently been used in clinical trials (Alnaggar et al. 2019; Wilhelm et al. 2014; Xu et al. 2021). There were no severe adverse events observed in these trials using non-autologous gamma delta T cells. Combining haploidentical gamma delta T cell infusion with lymphodepleting chemotherapy to facilitate graft survival, zoledronic acid to sensitize the cancer cells and IL-2 to support gamma delta T cell survival, improved clinical response has been achieved. Such combination therapy strategy can be extended to our clinical trials.

ii.	Targeting NKG2DLs with CAR-alpha beta T Cells in Cancer Treatment

In humans, NKG2DL are identified as MICA/B and ULBP1-6. The expression of NKG2DL is induced by various types of stress, including viral infection and malignant transformation (Raulet et al. 2013; Le Bert and Gasser 2014). Many tumor cell lines and primary tumors of various tissue-origin express NKG2DLs (Demoulin et al. 2017), which provide attractive targets for haematological cancers and solid tumors.

CAR construct has been developed to target NKG2DLs. Currently, NKG2DL-targeting CAR is a fusion of NKG2D protein and T-cell surface glycoprotein CD3 zeta. It has been used to further enhance the anti-cancer potency of alpha beta T cells. These NKG2DL-targeting CAR-alpha beta T cells have been demonstrated in a pre-clinical study to treat pancreatic cancer (Demoulin et al. 2017). A product named NKR-2, based on such technology is currently being developed by Celyad Oncology SA (Nasdaq:CYAD) in clinical trials according to Celyad Oncology SA (Nasdaq:CYAD)’s website. Preliminary data from the dose-escalation segment of this Celyad Oncology SA (Nasdaq:CYAD) clinical study demonstrated that NKR-2 cell was well-tolerated and no toxicity was observed in dose level of 1x109 cells. We believe that such data provides support for evaluating NKG2DL-targeting CAR in the context of gamma delta T cells.

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Development Status of CTM-N2D Therapy

We have translated the CAR- gamma delta T cell technology into a trial-ready cell therapy CTM-N2D for further evaluation in a clinical trial. The proposed clinical trial currently being discussed is an open-label, single-center, dose escalation, Phase I study. The study objectives are to determine safety, activity, and safe dosage of haploidentical or allogeneic NKG2DL-targeting CAR-grafted gamma delta T cells, which will be given in four weekly doses to patients with relapsed or refractory solid tumors of different types. We have conducted a pre-submission meeting with HSA. A full clinical trial dossier including trial protocol, Investigator’s Brochure (IB) and Chemistry, Manufacturing, and Control (CMC) has been submitted and reviewed by HSA during the pre-submission meeting, which has concluded that they have no major issues with the documents. On March 10, 2023, we entered into the Clinical Study Agreement pursuant to which the ANGELICA Trial will be conducted by the National University Hospital Singapore to evaluate the safety of CTM-N2D in human subjects, following the HSA’s acknowledgement on January 6, 2023 that we had submitted the relevant documents to meet the approval conditions of the CTA initially granted in July 2022 relating to the use of our CTM-N2D for the aforementioned trial by HSA, and no further action was required. Pursuant to the Clinical Study Agreement, the National University Hospital Singapore will conduct the ANGELICA Trial using our lead product candidate CTM-N2D, with Dr. Anand D Jeyasekharan, Consultant, Department of Hematology-Oncology of National University Hospital Singapore, being the principal investigator of the trial. Unless terminated earlier, the Clinical Study Agreement shall continue until completion of the trial. National University Hospital Singapore has obtained approval from the Singapore National Healthcare Group Domain Specific Review Boards in February 2023. Pursuant to the Clinical Study Agreement, Company has agreed to (i) provide funding and supply at no cost to National University Hospital Singapore such quantities of the CTM-N2D as may be required for the ANGELICA Trial, (ii) to provide all relevant clinical information, (iii) where applicable, to provide an instruction manual/guide, product labels, storage, handling and safety instructions and advice which are required for the safe and proper use of CTM-N2D and the proper planning and conduct of the trial. In March 2023, we obtained and provided to National University Hospital Singapore a clinical trial insurance certificate required to conduct the trial in Singapore. In all publications generated from the ANGELICA Trial, both Company and National University Hospital Singapore would be granted co-authorship. All the study results shall be jointly owned by both parties. Discoveries or inventions that relate to any enhancements or modifications to the CTM-N2D arising from the conduct of the ANGELICA Trial, whether conceived or reduced to practice either solely by or jointly with National University Hospital Singapore, will be the joint property of National University Hospital Singapore and Company. Either party may terminate the Clinical Study Agreement at any time upon providing at least thirty (30) days’ prior written notice to the other party. National University Hospital Singapore may terminate the Clinical Study Agreement immediately in the event National University Hospital Singapore and/or the principal investigator believes on reasonable grounds that continuing the said trial poses an unacceptable risk to the rights, interests, safety or well-being of human subjects, or if a serious adverse event occurs which necessitates the discontinuance of the ANGELICA Trial. Since the start of recruitment in November 2024, four patients have been successfully dosed with four weekly CTM-N2D at dose level 1 in ANGELICA trial. As of the date of this prospectus, the trial is ongoing. The development status of CTM-N2D therapy is depicted in Figure 1.

iPSC-gdNKT Therapy

Background of iPSC-derived gamma delta NKT Cell Technology

As of the date of this prospectus, most CAR-T therapies for cancers are typically generated from patient’s own blood cells. Such products use alpha beta T cells as effector cells and are highly personalized and not suitable for other recipients. This is because in an allogeneic setting the TCR of alpha beta T cells may recognize host’s normal cells and cause GvHD. In contrast, immunotherapies basing on lymphocytes of innate immune system such gamma delta T cells and NK cells may be generated from donor blood cells. Gamma delta T cells and NK cells do not express alpha beta TCRs and are unlikely to cause GvHD under allogeneic setting. However, both patient blood cells and donor blood cells are limited in cell number and variable in quality. Identifying suitable blood donors and qualifying donated blood cells are necessary to ensure good quality as such cell sources form the starting material for manufacturing cell therapies. Using such limited and variable cell sources as starting material may pose significant challenges to scalability of production and standardization of products. Hence, an unlimited and standardized cell source is more desirable.

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In 2007, Professor Yamanaka and his team of scientists from Kyoto University, Japan, discovered that human dermal fibroblast could be converted into pluripotent stem cells through the delivery of four genes using viral vector (Takahashi et al. 2007). Aptly named as the Yamanaka factors, these genes were integrated into the genome of the fibroblast and “reprogrammed” the mature fibroblast back to pluripotent status. Such pluripotent stem cells are “induced” from mature cell and thus named iPSCs. Functionally, iPSCs are capable of self-renewing to provide unlimited cell source and differentiating into any cell types of the body. Moreover, the scientific developments of iPSC technology have enabled the generation of iPSCs via non-viral methods that leave no “genetic footprint” in the genome, thus making iPSCs potentially more suitable for therapeutic applications.

Despite the short history of iPSCs, they are moving quickly into clinical trials. Autologous iPSCs have been used to generate retinal cells to treat blindness in a clinical trial in Japan in 2014 (Mandai, Kurimoto, and Takahashi 2017). There are ongoing trials that are investigating the use of iPSC-derived heart muscle cells for heart disease (Cyranoski 2018) and the use of iPSC-derived neurons for Parkinson’s disease (Takahashi 2020). Besides regenerative medicine, there is an ongoing trial using iPSC-derived mesenchymal stem cells to treat GvHD (Bloor et al. 2020). In late 2018, a U.S. based company gained FDA approval for using iPSC-derived NK cells to treat cancer (Shankar et al. 2020). We believe that human pluripotent stem cells, especially iPSCs, are emerging as a reliable and standardizable starting material to produce cell therapy products.

Our Group has the know-how to use pluripotent stem cells to generate therapeutic cells of various types, including cardiomyocytes, neurons, dendritic cells (Zeng et al. 2007; Du et al. 2010; Zeng et al. 2009; Zeng et al. 2012; Zeng and Wang 2014; Zeng, Wu, and Wang 2015). Recently, we have successfully reprogrammed peripheral blood cells into iPSCs using the nonviral episomal method. Typical morphology of such generated iPSCs is shown in Figure 14. We believe we have further demonstrated the use of iPSCs to generate NK cells and gamma delta NKT cells against cancers (Zeng et al. 2017; Zeng, Tang, and Wang 2019). Typical morphology of such iPSC-derived gamma delta NKT cells is shown in Figure 15. Details of iPSC-derived gamma delta NKT cells are described below.

Figure 14. Typical morphology of iPSCs generated from peripheral blood cells.

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Figure 15. Typical morphology of iPSC-derived gamma delta NKT cells

Product Design and Manufacturing Process of iPSC-gd NKT Cells

i.	Product Design and Features of iPSC-gdNKT Cells

To develop a clinically cytotoxic and commercially viable cell-based immunotherapy for cancers, both the product function and its manufacturing need to be taken into consideration.

Among the innate immune cells, gamma delta T cells and NK cells have an array of built-in receptors to recognize cancers, including solid tumors. Such a cancer recognition system possesses several unique features including proven suitability, pattern recognition, targeting essential antigens and targeting ubiquitous antigens (Figure 16). We believe that integrating such cancer recognition system of gamma delta T cells and NK cells into one product, namely gamma delta NKT cells would not only enhance the potential product cytotoxicity but also broaden the indication spectrum (Figure 17).

Target : Receptor
Receptor : Target
Cancer cell
PAg
γδTCR
MIC ULBP
NKG2D
PVR Nectin-2
DNAMI
γδ T cell
γδTCR
NKG2D
DNAMI
Normal cell
Cancer cell
MIC ULBP
NKG2D
PVR Nectin-2
DNAMI
B7-H6 BAT3
NKp30
MLL5 variant
NKp44
Vimentin
NKp46
Antigen
CD16
NK cell
NKG2D
DNAMI
NKp30
NKp44
NKp46
CD16
Normal cell
"On-target on-cancer" therapeutic effect
"On-target off-cancer" side effect

Unique features of such cancer recognition system:

- ❑ Immunosurveillance: a proven safe system
- ❑ Pattern recognition: not targeting single antigen, but multiple antigens
- ❑ Targeting essential antigens, e.g. dysregulated metabolic pathway, proliferation and/or DNA-damage response
- ❑ Targeting ubiquitous antigens: Such antigens are expressed in many cancers including many solid tumors

Figure 16. Target recognition system of gamma delta T cells and NK cells and its unique features.

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Two most important types
of innate immune cells
for cancer immunosurveillance
γδTCR
γδ T cell
NKG2D
DNAMI
NK cell
NKp30
NKp44
NKp46
CD16 (ADCC)
A "2 in 1" hybrid cytotoxic cell
γδ NKT cell
γδ T cell-specific
expressed in both
NK cell-specific
Armed with both target recognition systems of γδ T cells and NK cells, γδ NKT cells may recognize more cancers.

Figure 17. Integrating cancer recognition capability of gamma delta T cells and NK cells into one product, gamma delta NKT cells.

ii.	Manufacturing Process of iPSC-gdNKT Cells

Ideally, such a product may be manufactured in large-scale from an unlimited cell source, which is not patient or donor blood cells, without relying on genetic modification. To this end, we are in the process of designing a proprietary manufacturing process to generate gamma delta NKT cells from iPSCs (Figure 18), which includes a one-time conversion of gamma delta T cells into iPSCs (“gamma delta T-iPSCs”) and using gamma delta T-iPSCs as starting material to manufacture gamma delta NKT cells.

"From γδ T cell to stem cells and back with more (NKRs)" –
a two-step strategy to generate NKR-expressing mimetic γδ T cells from iPSCs
One-time conversion of γδ T cell into γδ T-iPSCs
Manufacturing of γδ NKT cells from γδ T-iPSCs
Step 1: Reprogramming
Step 2: "NK cell-promoting" differentiation
Vγ9Vδ2 T cell
γδ T-iPSCs carrying rearranged TCRG and TCRD genes
Mimetic Vγ9Vδ2 T cells endowed with an array of NKRs
Rearranged TCRG and TCRD genes
Vγ9Vδ2 TCR
NKRs

Figure 18. Manufacture of gamma delta NKT cells from gamma delta T-iPSCs

Successful Generation of iPSCs from gamma delta T Cells (gamma delta T-iPSCs)

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Using our optimized reprogramming protocol, we believe we have successfully generated iPSCs from gamma delta T cells and confirmed their derivation from gamma delta T cells (Figure 19). Such generated gamma delta T-iPSCs will serve as unlimited starting material to generate iPSC-derived gamma delta NKT cells.

a
GDTA/NF-iPSC#1
(γδ T cell-derived)
GDTA/NF-iPSC#2
(γδ T cell-derived)
GDTA/NF-iPSC#3
(non-T cell-derived)
b
1 2 3 4 5 6 7 8 9
TCRG tube A: Vγ-Jγ
1 2 3 4 5 6 7 8 9
TCRG tube B: Vγ-Jγ
1 2 3 4 5 6 7 8 9
Specimen Control
Size Ladder

1: 100bp+ ladder; **2:** GDTC/SV-iPSC#12; **3:** GDTC/SV-iPSC#13; **4:** GDTC/SV-iPSC#15;
5: GDTA/NF-iPSC#1; **6:** Ctrl 0000; **7:** Ctrl 0009; **8:** Ctrl 0021; **9:** Water

Figure 19. Generation and identification of γδ T-iPSCs. In this figure, “γδ T cell” refers to gamma delta T cell;

“GDTA/NF” means gamma delta T cell aggregate/ nucleofection

Successful Generation of gamma delta NKT Cells from gamma delta T-iPSCs

Using our “NK cell-promoting” differentiation protocol, we have successfully generated gamma delta NKT cells from gamma delta T-iPSCs. Such gamma delta NKT cells express cancer recognition receptors of both gamma delta T cells and NK cells (Figure 20).

Gamma delta NKT Cells Recognize and Kill a Broad-spectrum of Cancer Cells

We tested direct cytotoxicity of gamma delta NKT cells against cancer cells of different origins. These cancer cells were as various as follows: glioblastoma of brain (T98G, U-87); adenocarcinoma, ductal carcinoma and metastatic carcinoma of breast (MCF7, BT-474, MDA-MB-453); Burkitt’s lymphoma (Daudi, Raji); hepatocellular carcinoma (Hep G2); adenocarcinoma of ovary (SK-OV-3); metastatic melanoma of skin (FM-57, Malme-3M); squamous cell carcinoma of tongue (SCC-25); colorectal carcinoma and adenocarcinoma of colon (HCT 116, SW480); multiple myeloma (RPMI 8226); chronic myelogenous leukemia (K562); acute monocytic leukemia (THP-1). Results showed that gamma delta NKT cells efficiently killed these very different cancer cells even at low effector to target (E:T) ratios, suggesting that most surface receptors on gamma delta NKT cells may be involved in cancer recognition. See Figure 21.

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GDTA/NF-iPSC#1 (γδ T cell-derived), d47
i
SSC→
FSC→
j
60%
Pan γδ TCR→
CD3→
k
99%
Vγ9 TCR→
Vδ2 TCR→
m
60%
39%
CD3→
CD56→
n
59%
SSC→
Vδ2 TCR→
l
98%
Pan γδ TCR→
CD56→

Color Code for Expression: Red – Positive; Blue – Negative
Receptors expressed in γδ T cells and NK cells
Receptors expressed in NK cells, but not constitutively in γδ T cells
Apoptosis-inducing ligands
Donor γδ T cells
SSC→
FSC→
γδ TCR→
CD3→
99%
99%
9%
4%
3%
4%
1%
2%
NKG2D→
DNAM-1→
NKp30→
NKp44→
NKp46→
CD16→
FasL→
TRAIL→
Donor NK cells
CD56→
99%
99%
80%
53%
81%
79%
1%
6%
iPSC-Vγ9Vδ2 T cells
84%
97%
99%
99%
97%
41%
5%
89%

Figure 20. Morphology and phenotype of gamma delta NKT cells

T98G
U-87
MCF7
BT-474
MDA-MB-453
Daudi
Hep G2
SK-OV-3
FM-57
Exp#1
Exp#2
Exp#3
% of dead target cells
E : T ratio
0
0.625
1.25
2.5
5

SCC-25
Exp#1
Exp#2
Exp#3
% of dead target cells
E : T ratio
0
0.625
1.25
2.5
5

#	Types of cancer	Cancer cell lines
1	Brain glioblastoma	T98G, U-87
2	Breast cancer	MCF7, BT-474, MDA-MB-453
3	Burkitt's lymphoma	Daudi, Raji
4	Colorectal cancer	HCT 116, SW480
5	Leukemia	K562, THP-1, MOLT-4
6	Liver cancer	Hep G2
7	Lung cancer	NCI-H460
8	Multiple myeloma	RPMI 8226
9	Ovarian cancer	SK-OV-3
10	Skin cancer	FM-57, Malme-3M
11	Tongue cancer	SCC-25
Total	11 types of cancer	19 cancer cell lines

Figure 21. Direct cytotoxicity of gamma delta NKT cells against a broad-spectrum of cancer cells.

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Direct cytotoxicity of gamma delta NKT cells against SW480, a colorectal adenocarcinoma cell line, was observed under a live imaging microscope. A 48-hour time-lapse video showed that gamma delta NKT cells eliminated most SW480 cells within first 12 hours, which we believe further confirms the cytotoxicity of this novel type of killer cells. See Figure 22.

Figure 22. Seek, see, and destroy ‒ unravelling the action of gamma delta NKT cells frame by frame. In the above figure, the arrows indicate cancer cells, and the triangles indicate iPSC-derived gamma delta NKT cells.

Development Status of iPSC-derived gamma delta NKT Cell Technology

Extensive in vitro studies have demonstrated that iPSC-derived gamma delta NKT cells have the potential to recognize and kill a “broad-spectrum” of cancers with great specificity. To realize the potential of iPSC-derived gamma delta NKT cells in cancer treatment, we have been in the process of further evaluating iPSC-derived gamma delta NKT cells in pre-clinical studies since the fourth quarter of 2022, and is targeting to commence pre-clinical studies after the fourth quarter of 2025.

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Recent Developments

Initial Public Offering

On April 18, 2023, CytoMed Therapeutics Limited (the “Company”) consummated its initial public offering (“IPO”) of 2,412,369 ordinary shares, no par value (the “Ordinary Shares”) at a price of U.S.$4.00 per share, generating gross proceeds to the Company of U.S.$9,649,476. The Company’s Registration Statement on Form F-1 (File No. 333-268456) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2022 (as amended, the “Registration Statement”) was declared effective by the Commission on March 31, 2023. The Ordinary Shares began trading on April 14, 2023 on the Nasdaq Capital Market under the ticker symbol “GDTC.”

Conversion of mDR Convertible Loan into Ordinary Shares

The Company entered into a convertible loan agreement with mDR Limited dated December 10, 2019, as amended by the supplemental agreements dated December 31, 2021, January 3, 2022 and January 3, 2023. On April 21, 2023, the mDR Convertible Loan was converted into 589,509 Ordinary Shares at approximately U.S.$1.89774 per share pursuant to the terms of the mDR Convertible Loan.

Change of Board of Directors and Management

On May 15, 2024, Mr. Wu Tao Thomas, a member of the Company’s audit committee, and Dr Lucas Luk Tien Wee resigned as directors of the Company, effective on May 15, 2024. Mr. Yew Chak Hua has replaced Mr. Wu Tao Thomas as the new member on the audit committee, effective on May 15, 2024. On December 2, 2024, Dr Tan Wee Kiat tendered his resignation as Director, Co-Chief Executive Officer and Chief Operating Officer of the Company, effective on December 31, 2024.

Annual General Meeting

On May 15, 2024, at 11:00 a.m. local time (11:00 p.m. EST on May 14, 2024), CytoMed Therapeutics Limited held its 2024 annual meeting of shareholders (the “Annual Meeting”). No holders of ordinary shares of the Company were present in person and holders of 6,714,126 ordinary shares of the Company were present by proxy at the Annual Meeting, representing approximately 58.18% of the total 11,540,000 outstanding ordinary shares and therefore constituting a quorum of at least two shareholders with ordinary shares outstanding and entitled to vote at the Annual Meeting as of the record date of May 13, 2024. The Company approved the re-election of Mr. Choo Chee Kong who is retired by rotation pursuant to Regulation 117 of the Constitution of the Company and who, being eligible, offered himself for re-election as a Director. The Company also ratified the appointment of WWC, P.C., as the Company’s independent registered public accounting firm for the financial year ending December 31, 2024, and ratified the appointment of KE Trust PAC as the Company’s independent registered public accounting firm for the financial year ending December 31, 2024.

Acquisition of certain assets of Cellsafe International Sdn Bhd

By last quarter of 2024, the Company, through our subsidiary LongevityBank Pte Ltd, had completed acquisition of certain assets of Cellsafe International Sdn Bhd (In Liquidation), a Malaysian cord blood bank, including (i) a private blood bank license for provision of umbilical cord blood stem cell banking business issued by MOH Malaysia, (ii) cryopreservation equipment with more than 12,000 cord blood units (“CBUs”) and (iii) two freehold real estate properties measuring a total of 189 square metres in area in which the operation is situated.

Business Research Collaboration Agreement

On December 30, 2024, the Company entered into a BRCA with SunAct Cancer Institute Private Limited to jointly establish and conduct clinical trials for the GMP grade CTM-GDT (the “Product”). The collaboration encompasses territories including South Asia (Bangladesh, Bhutan, India, the Maldives, Nepal, Pakistan, Sri Lanka, and Afghanistan) and the Emirate of Dubai.

Under the BRCA, the Company will be responsible for manufacturing and supplying the Product, providing scientific expertise, laboratory staff support, and assistance with clinical data management and protocol development. SunAct Cancer Institute Private Limited will lead the clinical trial operations, including obtaining necessary regulatory approvals, recruiting patients, and providing clinical trial guidance. The collaboration includes establishing a joint venture company with an initial 50/50 shareholding structure.

The agreement requires submission of relevant applications for clinical trial approval within 12 months of signing, with both parties collaboratively engaging in the commercialization phase following successful clinical trials. The project combines the Company’s product expertise and manufacturing capabilities with SunAct Cancer Institute Private Limited’s clinical research infrastructure to advance the development and commercialization of the Product in the specified territories.

Equity Incentive Plan

On January 6, 2025, the Company filed a registration statement under Form S-8 to register securities issuable pursuant to the CytoMed Therapeutics Limited 2023 Equity Incentive Plan (as amended and restated, the “2023 Equity Incentive Plan”). The securities registered under Form S-8 consists of 1,279,117 ordinary shares of no par value of the company (the “Ordinary Shares”), which represent the number of Ordinary Shares that were authorized under the 2023 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2023 Equity Incentive Plan.

Acquisition of a Malaysian Entity

On March 1, 2025, the Group entered into a shareholder agreement to acquire 19% equity interests of an entity in Malaysia for a total cash consideration of S$18,258 (equivalent to RM60,000) from a third party.

Termination of Know-How License Agreement

On March 27, 2025, the Know-How License agreement between the Group and Accelerate Technologies Pte. Ltd. has been terminated.

Corporate Structure

Below is a chart illustrating our current corporate structure:

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being an Emerging Growth Company

As a company with less than U.S.$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read ““Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, incorporated by reference in this prospectus and this prospectus in full. Our principal risks may be summarized as follows:

Risks Related to Our Financial Position

Risks and uncertainties related to our financial position include, but are not limited to, the following:

●	We have incurred losses since our incorporation and we expect to incur significant losses for the foreseeable future, which raise substantial doubt on our ability to continue as a going concern. Our ability to continue as a going concern is dependent on being able to obtain sufficient additional funding to finance our operations.

●	We will require additional capital, which, if available, may cause dilution to our shareholders, restrict our operations and/or require us to relinquish rights to our product candidates.

Risks Related to Our Business in The Biopharmaceutical Industry

Risks and uncertainties related to our business in the biopharmaceutical industry include, but are not limited to, the following:

●	Our business depends upon the success of our CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC product candidates in obtaining regulatory approval and being commercialized.

●	Our research on utilizing CTM-N2D, CTM-GDT and iPSC-gdNKT to treat cancer; and CTM-MSC to treat degenerative diseases is novel, and we must overcome significant challenges such as obtaining required regulatory approvals in order to develop, commercialize and manufacture our product candidates.

●	Our business is highly reliant on the success of our product candidates, in particular CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC, and we may fail to develop CTM-N2D, iPSC-gdNKT, CTM-GDT and CTM-MSC successfully or to obtain regulatory approval for them.

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Risks Related to Manufacturing of Cell Products

Risks and uncertainties related to the manufacturing of cell products in the biopharmaceutical industry include, but are not limited to, the following:

●	Our cGMP Facility may be affected by circumstances beyond our control, such as natural disasters, and we may be required to cease operations and manufacturing of our product candidates.

●	Our current cGMP Facility may not be sufficient to handle the large-scale commercial manufacture and production of product candidates.

●	We rely on the storage of our cell bank for the engineered K562 cells and peripheral blood mononuclear cells, and any damage or loss to them would cause delays in our clinical trials and may materially and adversely affect our business.

●	Delays in obtaining renewal of regulatory approvals for our cGMP Facility and licenses could delay our development plans and thereby limit our ability to generate revenues.

●	We believe we may require an updated and validated protocol for commercial-scale expansion and manufacturing of gamma delta T cells for conducting pivotal trials and for commercialization of our product candidates, if approved.

Risks Related to the Assets Acquisition of The Cord Blood Banking Facility in Malaysia

Risks and uncertainties related to the acquisition of the cord blood banking business include, but are not limited to, the following:

●	The assets acquisition of CellSafe International Sdn. Bhd. (In-Liquidation) via our subsidiary LongevityBank Pte. Ltd. may lead to unforeseen financial and operational difficulties.

●	Cord blood stem cell banking facilities in Malaysia must adhere to regulations set by the MOH Malaysia, which includes obtaining and maintaining proper licenses under applicable laws such as the PHFSA. Failure to secure or renew these licenses would result in operational disruptions, penalties, or loss of certification. The existing players in the market benefit from a loyal customer base, with long-term storage contracts already in place. Convincing expectant parents to switch providers or choose us over established brands will require significant effort to overcome their confidence in current providers.

Risks Related to Our Intellectual Property

Risks and uncertainties related to our intellectual property include, but are not limited to, the following:

●	If any of our license agreements with ATPL is terminated, we could lose our rights to key components enabling our core proprietary CAR gamma delta T cell technology platform.

●	We may not be able to meet our commercialization milestones in our patent license agreements with ATPL, and if our license agreement is terminated as a result, our clinical trials and business will be significantly affected.

●	Any patents that we have licensed from ATPL will expire, and when they expire, our business may be affected.

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Risks Related to Our Ordinary Shares

Risks and uncertainties related to our ordinary shares include, but are not limited to, the following:

●	An active trading market for our ordinary shares or our ordinary shares may not continue and the trading price for our ordinary shares may fluctuate significantly.

●	In the future, our ability to raise additional capital to expand our operations and invest in our business may be limited, and our failure to raise additional capital, if required, could impair our business.

●	Our ordinary share price may in the future be volatile and, as a result, you could lose a significant portion or all of your investment.

●	Our principal shareholders, officers and directors beneficially own approximately 70.80% of our outstanding ordinary shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval, which could limit your ability to influence the outcome of key transactions, including a change of control, and which may result in conflicts with us or you in the future.

●	We are a “controlled company” defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempted from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are subject to different U.S. securities laws and Nasdaq Capital Market governance standards than domestic U.S. issuers. This may afford less protection to holders of our ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it.

●	We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

●	Because the likelihood of paying cash dividends on our ordinary shares is remote at this time, investors must look solely to appreciation of our ordinary shares in the market to realize a gain on their investments.

●	We currently report our financial results under IFRS, which differs in certain significant respects from U.S. GAAP.

Corporate Information

Our principal executive office in Singapore is located at 1 Commonwealth Lane, #08-22, Singapore 149544. Our telephone number is +65 6250 7738. Our agent for service of process in the United States is Puglisi & Associates whose address is 850 Library Avenue, Newark, Delaware 19711. Our corporate website is https://www.cytomed.sg//. The information contained in our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Ordinary Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

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DESCRIPTION OF SHARE CAPITAL

We are a company incorporated in Singapore and our affairs are governed by our constitution, as amended from time to time, and the Singapore Companies Act, and the common law of Singapore.

The following are summaries of the material provisions of our constitution, insofar as they relate to the material terms of our ordinary shares. The copy of our constitution was filed as an exhibit to the most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.

General

As of the date of this prospectus, we had 11,540,000 ordinary shares outstanding, no par value, which represents our entire issued and outstanding share capital as of such date.

We currently only have one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Subject to the Singapore Companies Act and our constitution, only persons who are registered in our register of members are recognized under Singapore law as our shareholders. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Ordinary Shares

Our ordinary shares have no par or nominal value under Section 62A(1) of the Singapore Companies Act. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our ordinary shares who has fully paid up all amounts due with respect to such ordinary shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such ordinary shares, subject to any lifting of the corporate veil by the Singapore courts. We believe this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. Under Singapore laws, we cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares. There are no limitations in our constitution or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Voting Rights

Each ordinary share is entitled to one vote per share. Pursuant to our constitution, voting at any meeting of shareholders must be by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy or by attorney or other duty authorized representative and representing not less than 5% of the total voting rights of all shareholders having the right to vote at the meeting. For a poll, each holder of ordinary shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each ordinary share which he holds or represents. Proxies need not be shareholders.

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Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders in person or by proxy or by attorney or other duly authorized representative. Therefore, since the ordinary shares offered in this offering are expected to be held through the DTC or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our ordinary shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding these ordinary shares on how to vote such ordinary shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the votes of the DTC participants (which results will reflect the instructions received from persons that own our ordinary shares electronically in book-entry form through DTC). In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second or casting vote.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our available profits and shall not bear interest against our Company, and the amount of any such dividend shall not exceed the amount recommended by our Board. Subject to our constitution and in accordance with the Singapore Companies Act, our Board may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the Board declares must be approved by an ordinary resolution at a general meeting of our shareholders. Please refer to the section titled “Dividends and Dividend Policy” for further information on our dividend policy.

Capitalization and Other Rights

Our Board may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our shareholders in proportion to their shareholdings in accordance with our constitution.

Variation of Rights

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force affecting us, under our constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied either with the consent in writing of the holders of 75% of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied either while the Company is a going concern or during or in contemplation of a winding-up. Except otherwise provided in our constitution, in each general meeting, the necessary quorum shall be two shareholders present in person.

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Issuance of New Shares

Under the Singapore Companies Act, notwithstanding anything in our constitution, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such authority to issue new ordinary shares, if granted by our shareholders, shall continue in force until the earlier of:

●	the conclusion of the next annual general meeting after the date on which the approval was given; or

●	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within four (4) months after the end of each financial year in the case of a public company that is listed or within six (6) months after the end of each financial year in the case of any other company);

however, any such approval may be revoked or varied by the company in a general meeting.

Subject to this, applicable provisions of the Singapore Companies Act and our constitution, our Board may allot, issue or grant options over or otherwise dispose of new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our ordinary shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Preference Shares

Our constitution provides that, subject to the Singapore Companies Act and our constitution, we may issue shares of a different class with preferential, deferred or other special rights, or restrictions, whether with regards to dividend, voting, return of capital or otherwise, or which do not confer voting rights, as our Board, subject to any ordinary resolution of our Company, determine. The Singapore Companies Act states that no company shall allot any preference shares or convert any issued shares into preference shares unless there are set out in its constitution the rights of the holders of those shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares.

The issuance of preference shares could have the effect of decreasing the trading price of our ordinary shares, restricting dividends on our ordinary shares, diluting the voting power of our ordinary shares, impairing the liquidation rights of our ordinary shares, or delaying or preventing a change in control of the Company.

Register of Members

Subject to the Singapore Companies Act and our constitution, only persons who are registered in our register of members are recognized under Singapore law as our shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Our ordinary shares are listed and traded on Nasdaq under the symbol “GDTC” and are held through the DTC. Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members.

A holder of our ordinary shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such shares for certificated ordinary shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated ordinary shares are determined by DTC (including the broker, bank, nominee or other institution that holds the shares within DTC) and VStock, which is our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated ordinary shares.

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Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Take-over Code

The Singapore Take-over Code, regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies and contains certain provisions that may delay, deter or prevent a take-over or change in control of such a public company. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to SIC to waive the application of the Singapore Take-over Code. As of the date of this Prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit such application and when the result of such application is known.

Any person acquiring an interest, whether in a single transaction of by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, in 30% or more of the voting rights in the Company or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must immediately, except with the consent of SIC, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless such presumption is rebutted) to be acting in concert with each other. They are as follows:

●	a company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

●	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

●	a company with any of its pension funds and employee share schemes;

●	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

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●	a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

●	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

●	partners; and

●	an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, such person’s related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement. Where any such shares have been acquired for a consideration other than cash, the SIC should be consulted as to the offer to be made for any class of share capital in respect of which no acquisitions have taken place within the preceding 6 months or when there is more than one class of equity share capital involved.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Election and Re-election of Directors

We may, by ordinary resolution, remove any Director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such Director. Where any Director so removed was appointed to represent the interests of any particular class of shareholders the resolution to remove him shall not take effect until his successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing. Special notice shall be required of any notice to remove any director or to appoint another person in place of a director so removed at the meeting at which he is removed. Upon receipt of notice of an intended resolution to remove a Director, we shall immediately send a copy thereof to the Director concerned, and the Director, whether or not he is a member of our company, shall be entitled to be heard on the resolution at the meeting.

Our constitution provides that our Board shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional Director, provided the total number of Directors must not at any time exceed the number fixed in accordance with our constitution. Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

Our constitution provides that at every annual general meeting (subsequent to our first annual general meeting), one-third of our Directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest to one-third, must retire from office. We may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of our Directors, and may also determine in what rotation the increased or reduced number is to go out of office.

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General Meetings of Shareholders

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within four (4) months after the end of each financial year as a public company that is listed or within six (6) months from the end of our financial year as any other type of company. Our Directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of two (2) of more shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares).

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of not less than three-fourths of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our constitution, a change of our corporate name and a reduction in the share capital.

We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Shareholder Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

●	the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

●	a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

●	direct or prohibit any act or cancel or vary any transaction or resolution;

●	regulate the conduct of the affairs of the company in the future;

●	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

●	provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

●	provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration in the name of and on behalf of the company or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

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Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

As permitted by the Singapore Companies Act, our constitution provides that every officer of the Company shall be entitled to be indemnified out of our assets against any liability (other than any liability referred to in Section 172B(1)(a) or (b) of the Singapore Companies Act) incurred by the officer to a person other than us attaching to the officer in connection with any negligence, default, breach of duty or breach of trust.

We entered into deed of indemnification with each of our Directors and officers. We will be obliged under these deeds to indemnify these individuals to the fullest extent permitted under Singapore law and our constitution against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified (on terms that the full amount of such advances is to be repaid if the individual is convicted in the relevant proceeding (with such conviction being final), final judgment is given against the individual in the relevant proceeding or, as the case may be, the court refuses to grant the individual relief on the application (with such refusal of relief being final)), save that the Company shall not provide any indemnity (to any extent) to a director or an officer against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company save for the circumstances as permitted pursuant to Section 172A and Section 172B of the Singapore Companies Act. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “GDTC”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Ordinary Shares, the number of Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of CytoMed. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

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●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

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Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

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●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of CytoMed, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization CytoMed; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

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Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

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●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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TAXATION

The following are material Malaysian, Singaporean and U.S. federal income tax considerations relevant to an investment in our ordinary shares. This discussion does not address all tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Malaysian, Singaporean, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

Malaysia Tax Considerations

Unless otherwise noted in the following discussion, this section is the opinion of Zi Li & Partners, our Malaysian counsel, insofar as it relates to legal conclusions with respect to matters of Malaysia taxation below.

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2024
Resident company:
● with paid-up capital of 2.5 million Malaysian ringgit (MYR) or less, and gross income from business of not more than MYR50 million	On the first MYR150,000	15%
● that does not control, directly or indirectly, another company that has paid-up capital of more than MYR2.5 million	MYR150,001 to MYR600,000	17%
● is not controlled, directly or indirectly, by another company that has paid-up capital of more than MYR2.5 million, and	MYR600,001 and Subsequent Balance	24%
● with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen
Company other than the above category		24%

The Budget Speech 2024 highlighted the Malaysian government’s commitment in encouraging Micro, Small and Medium Enterprises (“MSMEs”) to digitalize their operations and adopt automation, with the ultimate goal of becoming a sustainable business. For taxpayers with an annual income or sales exceeding MYR100 million, e-invoicing implementation is mandated from August 1, 2024. Taxpayers in other income categories are required to implement e-invoicing from July 1, 2025. Further, there is a proposed tax deduction of up to MYR50,000 for each YA, effective from YA 2024 to YA 2027. This deduction is applicable for Environmental, Social and Governance (“ESG”) related expenditures by MSMEs such as: (i) enhance sustainability reporting framework; (ii) climate risk management and scenario analysis; (iii) tax corporate governance framework of IRB; (iv) transfer pricing documentation; (v) e-invoicing implementation; and (vi) any reporting requirement related to ESG.

Pursuant to the ITA, a non-resident company — namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA — is subject to the following tax rates:

Types of Income	Rate (%)
Business income.	24
Royalties derived from Malaysia.	10
Rental of moveable properties.	10
Advice, assistance, or services rendered in Malaysia.	10
Interest.	15	*
Dividends.	Exempt
Other income.	10

Note:	Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

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Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted. To legislate the above, the following Orders were gazetted on 19 July 2022 and are effective from January 1, 2022 to December 31, 2026.

Pursuant to the Budget 2025 speech, Prime Minister and Finance Minister Datuk Seri Anwar Ibrahim announced that the exemption for FSI received by individual resident has been extended for ten (10) years until December 31, 2036. This extension was enacted through the Income Tax (Exemption) (No. 5) Order 2022 (Amendment) Order 2024 and will come into force on January 1, 2027.

The Guidelines on the Tax Treatment in relation to Income Received from Abroad (Amendment) were published by the IRB on June 20, 2024, to provide equitable tax treatment on the FSI accrued in or derived from Malaysia in line with Malaysia’s commitment towards compliance with international tax best practice.

Profit Distribution and Withholding Tax

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

For more information, please refer to “Item 10. Additional Information - E. Taxation” of our 2024 Annual Report which is herein incorporated by reference.

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EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$7,655
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares and certain other matters of Singapore law will be passed upon for us by Opal Lawyers LLC. Certain matters of Malaysian law will be passed upon for us by Zi Li & Partners. Ortoli Rosenstadt LLP may rely upon Opal Lawyers LLC with respect to matters governed by Singapore law, and by Zi Li & Partners with respect to matters governed by Malaysian law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024, and 2023, incorporated by reference in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

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INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of Singapore, and substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is uncertainty as to whether judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our ordinary shares will be required to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our Directors or our executive officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our ordinary shares may become our registered shareholder by exchanging its interest in our ordinary shares for certificated ordinary shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

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Opal Lawyers LLC, our counsel as to the laws of Singapore, has advised us that there is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. The enforcement of any foreign judgment obtained in the United States is done by way of a common law action commenced in the Singapore Courts.

In making a determination as to enforceability of a foreign judgment by way of a common law action, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed or ascertainable sum of money. In general, a foreign judgment would be enforceable in Singapore unless, amongst other things, procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore that is binding on the same parties, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision. However, if the Singapore courts consider such a judgment to amount to a direct or indirect enforcement of foreign penal, revenue or other public laws, it is likely that such a judgment cannot be enforced in Singapore.

Zi Li & Partners, our counsel as to the laws of Malaysia, has advised us that whilst judgments obtained in the U.S. may not be enforced in Malaysia under the streamlined process provided under the legislation for recognizing reciprocal judgments, such judgments may still be enforced in the Malaysian courts under common law principles.

The Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India (excluding State of Jammu and Kashmir, State of Manipur, Tribal areas of State of Assam, Scheduled areas of the States of Madras and Andhra) and Brunei Darussalam, and are referred to as “reciprocating countries”. A judgment from a court of a reciprocating country will be recognized and enforced by the courts of Malaysia without re-examination or re-litigation of the issues upon registration of the judgment with the Malaysian courts under section 4(1) of REJA within six (6) years after the date of the judgment, or, where there have been proceedings by way of appeal against the judgment, after the date of the last judgment given in those proceedings so long as certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court) are met. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in a court of countries not listed in the First Schedule to REJA, after due service of process, may, at the discretion of the Malaysian courts be actionable in the Malaysian courts by way of a suit on a debt if such judgement is final and conclusive. However, such action may be met with defenses. Although the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, fresh proceedings must be instituted by the judgement creditor and upon re-litigation and re-examination of the issues. There are specific conditions that must be met for these foreign judgments to be enforceable, including but not limited to the following:

(a) The judgment is for a definite sum, and which is final and conclusive;

(b) The original court granting the judgment had jurisdiction in the action;

(c) The judgment was not obtained by fraud;

(d) The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) The enforcement of the judgment would not be contrary to public policy in Malaysia.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on April 28, 2025 and May 16, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on March 30, 2023, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CytoMed Therapeutics Limited
1 Commonwealth Lane, #08-22
Singapore 149544
+65 6250 7738

enquiry@cytomed.sg

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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Up to U.S.$4,304,945

Ordinary shares

CytoMed Therapeutics Limited

PROSPECTUS SUPPLEMENT

R.F. Lafferty & Co., Inc.

August 18, 2025